Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
AMENDED AND RESTATED COMMON SHORT CODE LICENSE AGREEMENT
BETWEEN
CTIA — The Wireless Association® AND
NEUSTAR, INC.
Effective June 2, 2008
     This AMENDED AND RESTATED COMMON SHORT CODE LICENSE AGREEMENT (“Agreement”) is made and entered into on June 2, 2008 (“Effective Date”) by and between CTIA — The Wireless Association® (formerly known as the Cellular Telecommunications & Internet Association) (“CTIA” or “Licensor”), a District of Columbia non-profit corporation, located at 1400 16th Street NW, Suite 600, Washington, D.C. 20036, and NeuStar, Inc., a Delaware Corporation, having offices at 46000 Center Oak Plaza, Sterling, Va. 20166 (“Registry” or “Licensee”).
WHEREAS, CTIA is a non-profit trade association providing an array of professional services, information and programs for its member companies related to wireless telecommunications services and technology;
WHEREAS, as part of the process of harmonizing technical requirements and functionalities of Common Short Code services in the United States, representatives of those CTIA member companies, acting through CTIA in the form of a Common Short Code Working Group, developed technical requirements and functionality of the CSC Administration platform to ensure that the platform meets carrier requirements for providing CSC services in the United States;
WHEREAS, the CTIA Common Short Code Working Group has also recognized that it is in the best interests of the industry for a single party to administer a catalog of certain Common Short Codes, subject to the Industry Reserved Rights (as defined below), the right to assign the Common Short Codes contained in that catalog to various parties wishing to use such Codes, other CSC Data (as defined below), CSC Enhancements (as defined below),

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
and such other rights with respect to Common Short Codes as are necessary to permit Common Short Code services to be uniformly provided industry-wide and to be uniformly available nationwide (collectively, the “CSC Registry Rights”);
WHEREAS, the CTIA Board of Directors, acting on behalf of all participating members of the industry, has appointed CTIA to serve as the Common Short Code Administrator;
WHEREAS, Registry is a leading provider of neutral, third party clearinghouse services to the telecommunications industry, and provides an array of services, including numbering and registry services, that enable communications networks to interoperate;
WHEREAS, CTIA and Registry entered into the Common Short Code License Agreement, dated October 17, 2003 (“Original Agreement”), pursuant to which Registry developed and maintains a database of common short codes, processes common short code applications, assigns common short codes to applicants according to the rules set forth in the Assignment Guidelines, engages in other Registry Services on behalf of members of the wireless industry and other persons using Common Short Codes, and provides other services in connection with the administration and implementation of the wireless industry’s CSC Program;
WHEREAS, CTIA and Registry subsequently entered into the First, Second, Third, Fourth, Fifth and Sixth Amendments to the Agreement, and the March 20, 2007 Letter Agreement;
WHEREAS, CTIA and Registry wish to continue their relationship and to (1) restate the Original Agreement to incorporate the terms of the amendments and the letter agreement; (2) clarify each party’s rights and obligations; and (3) incorporate revisions to the Original Agreement;
NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants contained herein, it is hereby agreed as follows:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     1. DEFINITIONS. For purposes of this Agreement, unless otherwise defined in this Agreement, the following definitions shall apply:
     1.1. The term “Agreement” means all the terms and conditions contained herein, including any Exhibit, appendix, attachment or documents referenced herein or incorporated herein by reference, including any and all amendments to this Agreement and each of the foregoing instruments. In the event of a conflict between or among the terms and conditions contained herein, in any Exhibit, appendix or attachment, the following shall control in descending order of precedence (a) the terms and conditions contained herein, (b) the remaining Exhibits, and any documents attached to such Exhibits; and (c) the Assignment Guidelines.
     1.2. The term “Applicant” or “Applicants” mean, individually or collectively, any and all entities which access and/or use the Registry Services, for purposes of ultimately registering a CSC through Registry.
     1.3. “Application Providers” are entities responsible for providing the application for a CSC service. For some applications, the Application Provider and the Connection Aggregator may be the same entity.
     1.4. “Assignment Guidelines” means the guidelines, then currently in effect, that set forth the requirements for the administration and implementation of CSCs.The updated Assignment Guidelines, entitled “Common Short Code Guidelines v. 2.0” are attached hereto as Exhibit D.
     1.5. The term “Billing Cycle” means any calendar month, or portion thereof, during which Registry Services are rendered hereunder.
     1.6. The term “Branding and Website Guidelines” is defined in Section 6.6.7. The Branding and Website Guidelines are attached hereto as Exhibit J.
     1.7. The term “Business Day” means Monday through Friday of each week, excluding New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, and December 24th and the 25th.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     1.8. The “Carrier” is any entity that offers Commercial Mobile Radio Service (“CMRS”) as such term is defined by the Federal Communications Commission.
     1.9. “Common Short Code” or “CSC” shall mean the certain pool of numeric digits that are utilized through the CTIA and harmonized across all Carriers participating in the distribution of CSCs, allowing communication to and from a particular application. For the purposes of this Agreement, the term “CSC” specifically excludes any strings of digits that include the star symbol (*) and/or the pound symbol (#). CTIA does not license to Registry the right to assign numeric strings that contain the star symbol (*) and/or the pound symbol (#). Registry shall have no obligation under this Agreement to add functionality to the Registry Services that would provide for numeric strings that contain the star symbol (*) and/or the pound symbol (#).
     1.10. “Common Short Code Administrator” or “CSCA” refers to the Cellular Telecommunications & Internet Association, a party to this Agreement, or any assignee of it under Section 15.
     1.11. The term “Confidential Information” shall have the meaning set forth in Section 11.
     1.12. A “Content Provider” shall be an entity that owns or has the right to content, and licenses such content to the Application Provider for delivery to the End User. For some applications, the Application Provider and the Content Provider may be the same entity.
     1.13. A “Connection Aggregator” shall be an entity that provides connectivity to Carrier networks for Application Providers. For some applications, the Connection Aggregator and Application Provider may be the same entity.
     1.14. “CSC Data” means all data that is: (a) used to provide Registry Services, (b) submitted by Applicants, Registrants and/or Visitors, or (c) data derived by or generated through the performance of Registry Services. For the purposes of this Agreement, the definition of CSC Data shall include the actual CSC Data along with the format of such CSC Data as well as the associated CSC Data dictionary.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     1.15. “CSC Directory” means the official directory of Registrants published on the CSCA Website.
     1.16. “CSC Service Users” means any entity that accesses and/or uses the Registry Services, including, but not limited to Carriers, Applicants, Registrants, Application Providers, Connection Aggregators and Content Providers.
     1.17. “CSC Enhancement” means any Enhancement made by Registry, in accordance with procedures set forth in Article 9, at the request of CTIA pursuant to Section 9.1, in its capacity as CSCA, in order to adapt the CSC Service to specific requirements of Carriers or other participating members of the wireless telecommunications industry communicated to CTIA.
     1.18. “CSC Registry Rights” means the following, individually or in any combination: the Industry Reserved Rights, the right to assign the Common Short Codes contained in that catalog to various parties wishing to use such Codes, other CSC Data, CSC Enhancements, and such other rights with respect to Common Short Codes as are necessary to permit Common Short Code services to be uniformly provided industry-wide and to be uniformly available nationwide.
     1.19. “CSCA Royalties” shall be the compensation to CTIA, in its capacity as CSCA, for Registry’s use of the CSC Registry Rights, other confidential information, and other intellectual property rights in the CSC program as provided in Article 4 below.
     1.20. The term “Documentation” means technical or user manuals and other similar written reference or instructional materials that relate to information about the Registry Services.
     1.21. “End Users” are the persons or entities that will utilize CSCs for communication with applications.
     1.22. The term “Enhancements” means changes or additions, other than Maintenance Modifications, to the Registry Services and related Documentation, including all new functionality that improve existing functions, add new functions, or significantly improve performance of the Registry Services.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     1.23. “Industry-Reserved Rights” means those rights as to the CSC Registry Rights retained by the participating members of the wireless telecommunications industry and exercisable on their behalf by the CTIA Board of Directors, or its Executive Committee, as described in Article 5.
     1.24. The term “Intellectual Property” means rights afforded under patent, copyright, trade secret and trademark law, and any other statutory provision or common law doctrine, relating to rights in and to Software, designs, formulas, procedures, methods, ideas, inventions and improvements, works of authorship and other material, recordings, graphs, drawings, graphics, logos, reports, analyses, other writings, any information in any form and other property of any type not specifically listed herein, whether or not the foregoing are protected or protectable under Intellectual Property rights now or in the future.
     1.25. The term “Maintenance Modifications” means any modifications or revisions, other than Enhancements, to the Registry Software or Documentation that correct Defects or support new releases of the operating systems with which the Registry Software is designed to operate.
     1.26. The term “Normal Business Hours” means 9:00 a.m. to 8:00 p.m. Eastern Time during Business Days.
     1.27. The terms “Party” or “Parties” means CTIA and/or Registry.
     1.28. The term “Registrant” means an entity which has (a) been approved by Registry to sublease a CSC through the process set forth in Section 6.4 and the Assignment Guidelines and (b) entered into a Registrant Sublicense Agreement(s) with Registry in the form of Exhibit B hereto, to access CSCs.
     1.29. “Registrant Sublicense Agreement” means an agreement between Registry and a Registrant in accordance with this Agreement, and as initially set forth in Exhibit B.
     1.30. “Registry Database” means the infrastructure used to store the CSC Data. For the purposes of this Agreement, infrastructure includes, but is not limited to, engine, server, operating systems, applications, APIs that are not otherwise CSC Enhancements used in the Registry Services, tools and associated source codes used to store the CSC Data.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     1.31. “Registry Fees” shall be those fees collected by Registry from Registrants for the performance of Registry Services pursuant to the license of the CSC Registry Rights granted by this Agreement.
     1.32. “Registry Services” means the total service solution provided by Registry as described in this Agreement and in the Assignment Guidelines, for providing, maintaining, administering, and operating an administration center and service management system for CSCs, including, but not limited to, the data processing system used to provide Registry Services, Registry Software (including any Enhancements or Maintenance Modifications), additional services permitted to be performed by Registry pursuant to an amendment to this Agreement through the process set forth in Article 9, provision and maintenance of the CSCA Website, Registry utilities, hardware, Third Party software, peripherals, communications equipment and services, and other facilities used by Registry to provide Registry Services under this Agreement.
     1.33. “Registry Software” means all computer programming code created, written and developed for or in anticipation of the Registry Services in any form. If not otherwise specified, the Registry Software shall include object code and source code. The Registry Software shall include any Maintenance Modifications created by Registry from time to time, and shall include Enhancements thereto when added to the Registry Software.
     1.34. “Related Service” means a service independently provided by Licensee, not including the Registry Services, for which a material purpose is to encourage or promote the use of CSCs by Content Providers, Application Providers, Aggregators, and/or Carriers.
     1.35. “Routing Services” means the association of CSC address information with Registrant information.
     1.36. The term “Service Levels” means the service levels for Registry Service specified in Exhibit F.
     1.37. The term “Software” means computer programs and related Documentation and includes application programs, operating system programs, utilities, templates, parameter tables and settings, interfaces to external programs, tools, program related data, and local area network management software.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     1.38. “Term” shall mean the Initial Term, the Automatic Renewal Terms, and any Additional Terms, as set forth in Article 3.
     1.39. The term “Third Party” means any individual, corporation, partnership, association or other entity, other than the Parties hereto.
     1.40. The term “Unauthorized Access” includes (i) a breach of security on a systems with Registry’s ownership or control, including local area network or telecommunications network, which contain, process or transmit CSC Service User or Visitor data, personal information collected during the performance of the Registry Services, or Confidential Information, or (ii) unauthorized or illegal activities by Registry, its employees, subcontractors or agents to obtain money or information from or through CTIA or any CSC Service User or Visitor, or in any way to damage CTIA or any CSC Service User.
     1.41 The term “Visitors” means visitors to the CSCA Website who are not or have not become CSC Service Users.
2. LICENSE.
     2.1. During the term of this Agreement, Registry shall have the exclusive right to use, in accordance with the Assignment Guidelines and only for the pool of CSCs utilized through the CTIA, (the “License”) (i) the CSC Registry Rights, and (ii) a logo specified by CTIA to designate that Registry has been exclusively licensed by CTIA to serve as the registry for CSCs, together with (iii) the non-exclusive right to link to pages and documents within the CSCA Website and otherwise use the CSCA Website (collectively, the “Licensed Materials”), solely in connection with the provision of Registry Services in the United States and other services directly related to the provision of Registry Services, provided that the use of the Licensed Materials is consistent with the licenses granted under this Agreement. The Parties acknowledge that, through the exercise of the rights granted to it by the License, Registry shall be the exclusive registry of the pool of CSCs in the United States utilized through the CTIA during the Term of this Agreement and shall have the right to state that it has been so designated by CTIA, and the Parties further agree that during the Term of this Agreement, Licensee shall serve as the registry for the pool of CSCs in the United States utilized through the CTIA exclusively through the Registry Services that are the subject of this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     2.2. Nothing in this Agreement shall be construed as granting to Registry a license to use any of CTIA’s logos, trademarks, service marks, copyrighted materials or patents (collectively, CTIA’s Intellectual Property), except as expressly set forth herein. Registry shall not modify or alter any of CTIA’s Intellectual Property without the express written permission of CTIA. Any uses, modifications or alteration of CTIA’s Intellectual Property shall be the sole property of CTIA and shall accrue to the benefit of CTIA exclusively.
     2.3. Pursuant to the License, Registry shall have a nontransferable, nonexclusive, right to copy, distribute, publish and modify all of the CSC Data, and CSC Enhancements for the sole purpose of providing the Registry Services, and for the provision of other services directly related to the provision of Registry Services, provided that such use is consistent with the rights granted by the License and this Agreement.
3. TERM.
     3.1. Initial Term. The initial term of this Agreement will commence on the Effective Date and shall continue until December 31, 2011, unless otherwise terminated earlier in accordance with Article 16 of this Agreement (“Initial Term”).
     3.2. Automatic Renewal Terms. At the end of the Initial Term, this Agreement shall automatically renew for two (2) successive two-year periods (“Automatic Renewal Terms”), on substantially the same terms and conditions as contained herein, unless (a) Registry is in material breach of this Agreement, and such breach has remained uncured for a period of fifteen (15) Business days; (b) Registry chronically fails to provide the Registry Services, as defined in Section 16.2 of this Agreement; (c) Registry is merged with or acquired by an entity which is unable to comply with the Code of Conduct; or (d) Registry otherwise ceases to be able to comply with the Code of Conduct, and such cessation continues for a period of thirty (30) days following the date that Registry first becomes aware of the event causing the cessation of neutrality.
     3.3. Additional Terms At the end of the second Automatic Renewal Term (i.e., December 31, 2015), this Agreement will renew automatically for successive one-year periods (each an “Additional Term”) unless it is terminated by either party by giving written notice to the other party at least ninety (90) days prior to

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
the end of the second Automatic Renewal Term or then-current Additional Term, in which case this Agreement will terminate automatically upon the expiration of the then-current Automatic Renewal Term or Additional Term.
4. CSCA ROYALTIES.
     4.1. Amount. In consideration of Licensor’s entering into this Agreement and Registry’s License to use the Licensed Materials, Registry shall pay to Licensor the CSCA Royalties in an amount equal to the CSCA Royalty Percentage specified in Exhibit C-2 to this Agreement.
     4.2. Payment Schedule. For all Registry Fees received by Registry between the 1st and the final day of each calendar month, Registry shall pay the applicable CSCA Royalties to Licensor by no later than the 15th day of the following month. All payments to Licensor shall be in U.S. Dollars. The obligation to pay CSCA Royalties due hereunder shall survive the expiration or termination of this Agreement.
     4.3. Accounting. Registry shall provide CTIA with a complete accounting of all Registry Fees within fifteen (15) days from the last day of each calendar month. The accounting shall include detailed information, including a list of CSCs paid for by Registrants, the subscription periods, the amount of Registry Fees collected, the accounts payable voucher and the wire request form.
     4.4. Audit Rights.
     4.4.1. Audit for 2008. For Registry’s 2008 fiscal year, CTIA will conduct, at its expense, an audit of the CSC service that is similar in scope to the audit of the CSC service conducted in 2007. A description of the 2007 audit is attached hereto as Exhibit H. CTIA will prepare a written plan for the 2008 audit based on the 2007 audit description that details any requested changes to Exhibit H (“2008 Audit Plan”). The parties will coordinate the scheduling of the 2008 audit and CTIA shall provide the 2008 Audit Plan to Registry thirty (30) days in advance of the audit being conducted, and not later than November 15, 2008. CTIA may incorporate into the 2008 Audit Plan, revisions to Exhibit H requested by the CTIA Audit Committee that specifically relate to the billing records, financial records, and the internal controls associated with the CSC service; provided, however, that in the event that such additions and/or revisions result in an amount of time spent

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
by Registry’s internal professionals (such as finance, accounting, systems, customer support, developers or other professionals necessary to address the additions and/or revisions (collectively referred to as “Professionals”)) for preparation, support, or implementation in excess of forty (40) additional hours above and beyond time spent by Registry’s Professionals for preparation, support, and implementation of the audit described in Exhibit H, such additional hours shall be billed to CTIA at Registry’s then current rate set forth in Exhibit A. If Registry requests such fees, it must provide a detailed and accurate report of the time spent by its Professionals for (a) the additions and/or revisions described above, and (b) the audit described in Exhibit H. Such report will contain the name of the Professional(s), the nature of the work, and the amount of time spent on each task.
     4.4.2. Audits for 2009 and Beyond.
     4.4.2.1. Beginning with Registry’s 2009 fiscal year, and in every year of the Term thereafter, Registry will engage, at its own expense, an independent auditor to issue a SAS-70 Type II report, which will include an opinion on the Registry’s controls surrounding the CSC service. Registry will provide this report to CTIA annually, within fifteen (15) days of receipt of the report from the independent auditor, and in no event later than one hundred twenty (120) days after the end of Registry’s fiscal year. In the issued report, the auditor will express an opinion on (1) whether the Registry’s description of controls surrounding CSCs present fairly, in all material respects, the relevant aspects of the Registry’s controls, (2) whether the controls were suitably designed to achieve specified control objectives, and (3) whether the controls that were tested were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives were achieved during the period specified. The control descriptions and control objectives contained in the SAS-70 Type II report must be mutually agreed to and reasonable given the audit requirements and the types of services being performed.
     4.4.2.2. In addition, Registry shall conduct Agreed Upon Procedures (“AUP”) with respect to whether the CSC Fees and Royalties reported by Registry to CTIA during the year were properly stated. As part of the AUP, Registry’s auditor will recalculate the CSC fees and Royalties to determine whether they conform to the actual CSC Fees received by Registry and the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Royalties paid out to CTIA and that the procedures performed by Registry to calculate the Royalties were in accordance with the Agreement. The agreed upon procedures contained in the AUP report must be mutually agreed to and reasonable.
     4.4.2.3. The parties will agree on controls and processes for the SAS-70 Type II Report as well as the agreed upon procedures contained in the AUP report according to the following procedures:
     4.4.2.3.1. A high-level description of the processes that will be covered in the SAS 70 Type II and AUP reports, which has been agreed to by the parties, is attached hereto as Exhibit I.
     4.4.2.3.2. Registry will prepare detailed control objectives and descriptions for each process, and will present them to CTIA by July 15, 2008. CTIA, Registry, and each party’s internal auditors will meet to discuss the objectives and descriptions, with the first meeting occurring no later than August 15, 2008. The parties will work in good faith to complete the control descriptions and objectives by September 30, 2008.
     4.4.2.4. SAS-70 Type II Review.
     4.4.2.4.1 If the Registry’s independent auditor issues a qualified report in any annual audit, CTIA will have the right, at its sole expense, to have its own auditor review and test the controls applicable to those exceptions giving rise to the Qualified Report (“Qualified Exceptions”). Registry will, within a commercially reasonable period, remedy the control environment that gave rise to the Qualified Exception and, if warranted by the Qualified Exception, revise the control descriptions and objectives agreed upon under section 4.4.2.1. CTIA or its auditors will have the right to review the actions take by Registry to remedy any Qualified Exception. Although an act or omission giving rise to a Qualified Exception may constitute a breach of this Agreement for which the remedies contained in the Agreement may be available, the mere existence of a Qualified Report or the inclusion of a Qualified Exception in the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Qualified Report will not by itself constitute a breach of this Agreement.
     4.4.2.4.2. If the Registry’s independent auditor determines that there are exceptions, weaknesses and/or deficiencies that do not merit the issuance of a Qualified Report (collectively the “Non-material Exceptions”), Registry shall provide to CTIA a copy of its management response to such Non-material Exceptions and shall, upon written request by CTIA, meet with CTIA and CTIA’s external auditors, to discuss its response and any actions Registry may take, if necessary, to mitigate the Non-material Exceptions. In addition, Registry will request that its independent auditor be available to CTIA and its external auditors to discuss such Non-Material Exceptions. CTIA will have the right to have its own auditor review and test the control(s) applicable to such Non-material Exceptions; provided, however, that in the event that such review and/or testing results in an amount of time spent by Registry’s Professionals for preparation, support, or implementation in excess of sixteen (16) hours, such hours in excess of sixteen (16) hours shall be billed to CTIA at Registry’s then current rate set forth in Exhibit A. If Registry requests such fees, it must provide a detailed and accurate report of the time spent by its internal Professionals for the review and/or testing described above. Such report will contain the name of the Professional(s), the nature of the work, and the amount of time spent on each task. Although an act or omission giving rise to a Non-material Exception may constitute a breach of this Agreement for which the remedies contained in the Agreement may be available, the mere existence of a Non-material Exception will not by itself constitute a breach of this Agreement.
     4.4.2.5 AUP Report Review. If the Registry’s independent auditor determines that there are exceptions in the AUP report: (a) Registry shall provide to CTIA a copy of its management response (if applicable) to such AUP exceptions, meet with CTIA and CTIA’s external auditors, to discuss its response and any actions Registry may take, if necessary, to mitigate the exceptions, and (b) CTIA will have the right to have its own auditor re-perform the AUP at CTIA’s expense.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     4.4.2.6. During the Term the parties will make mutually agreeable changes to the control descriptions and objectives for the SAS 70 Type II Report and AUP as warranted by changes to the CSC program or applicable auditing standards.
     4.4.3. CTIA’s Independent Right to Review.
     4.4.3.1. CTIA shall have the right, upon thirty (30) days’ prior written notice to Registry, to cause an independent certified public accountant to inspect and review written records reasonably related to the application, registration, approval, billing, and financial records associated with the collection of Registry Fees and payment of CSCA Royalties to CTIA (“Records”). CTIA’s right to conduct such reviews is independent of sections 4.4.1 and 4.4.2 above. Such reviews may occur no more than two (2) times per calendar year, unless the Parties mutually agree to additional reviews. The costs of such reviews shall be paid by CTIA; provided, however, that if inspection reveals an underreporting of five percent (5%) or more of any fee category or CSCA Royalties due, Registry shall pay the reasonable third-party costs for the review and any underpayment plus interest. Interest shall be calculated at the rate of three quarters percent (.75%) per month, or at the highest rate allowed by law, whichever is lower, from the date payment was due Licensor to the date the underpayment is discovered. If Registry disagrees with the results of the review, Registry and Licensor shall resolve the dispute in accordance with the provisions of Article 19 below. Registry shall make such payments to CTIA by no later than that (i) fifteen (15) days following the discovery of the underpayment or (ii) fifteen (15) days following the resolution of any dispute confirming the underpayment, whichever later. CTIA’s right to a review of records related to CSC service by an independent auditor shall continue for two (2) years after the expiration or termination of this Agreement.
     4.4.3.2. During any review conducted under this section 4.4., CTIA’s independent auditor shall have the right to make copies or receive extracts of Records. The independent auditor shall treat all information provided under this section as Confidential Information and shall use such information solely for the purposes of determining whether the Registry Fees and Royalties were properly stated and paid to CTIA.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     4.5. Records Disputes. During any review conducted under Section 4.4., CTIA’s independent auditor may request to review any Records. If the Registry is unwilling to provide any of those items, then, at Licensor’s request, Registry will meet to discuss the auditing procedures under the internal dispute resolution terms of section 19.1; provided, however, that in no event shall Registry be required to make available any internal or external audit work papers.
     4.6 Record Retention. Registry shall maintain complete, clear, and accurate Records.
     4.7. Additional Hours. For any additional Registry professional fees to be charged to CTIA under this Article 4, Registry must provide to CTIA an estimate of the number of professional hours required. If CTIA believes that the estimate is unreasonable, or if the number of hours billed materially exceeds the estimate, then CTIA may invoke the internal dispute resolution terms of section 19.1.
5. INDUSTRY-RESERVED RIGHTS.
     5.1. Approval of Licensee. The Common Short Code Working Group, acting on behalf of the participating members of the wireless telecommunications industry, has consented to CTIA’s licensing of NeuStar, Inc. to act as the Registry of CSCs pursuant to this Agreement. CTIA’s Board of Directors retains the right, exercisable as the full Board or through its Executive Committee, to approve any assignment by Registry of its rights and obligations under this Agreement pursuant to Article 15 below, and any grant of a license to use the CSC Registry Rights to a successor provider of Registry Services in connection with the termination of this Agreement pursuant to Article 16 below.
     5.2. Regulatory and Legislative Considerations. As described in Article 18 below, the CSC Service Users are or may be subject to certain federal and state laws and regulations promulgated thereunder, as well as rules, regulations, orders, opinions, decisions and possible approval of the FCC and other regulatory bodies having jurisdiction or delegated authority over CSC Service Users and the CSC Service. CTIA’s Board of Directors or its Executive Committee, acting on behalf of the participating members of the wireless telecommunications industry, has retained the right to direct CTIA, acting as the Common Short Code Administrator, to seek changes and modifications to this Agreement or to the Registrant

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Sublicense Agreement to reflect such regulatory and legislative considerations in accordance with Articles 9 and 18.
     5.3. Technology Changes. The CTIA’s Board of Directors or its Executive Committee, acting on behalf of the participating members of the wireless telecommunications industry, has retained the right to direct CTIA, acting as the Common Short Code Administrator, to seek changes and modifications to this Agreement or to the Registrant Sublicense Agreement to reflect the experience of members of the industry in the provision of Registry Services or to reflect subsequent improvements in available technology that, in either case, indicate that changes should be made to the then-existing functionality of Registry Services. Any such changes or modifications shall be in accordance with Article 9 of this Agreement.
6. REGISTRY SERVICES.
     6.1. In General. In accordance with the license granted by this Agreement, Registry represents that it shall provide the Registry Services in the manner described in this Article 6 and will use the Licensed Materials only to provide Registry Services in the manner so described. In addition, Registry represents that it shall provide the Registry Services and other services directly related to the provision of Registry Services, to CSC Service Users and Visitors, according to the applicable terms and conditions of this Agreement and, where applicable, in accordance with the Assignment Guidelines set forth in Exhibit D. CTIA may make changes to the Assignment Guidelines by sending notice of such changes to Registry. Registry shall comply with such changed Assignment Guidelines, provided that, if the changes affect Registry or constitute Additional Services under section 9.1, then such changes are subject to mutual agreement under the procedures in section 9.1. Registry may use the Licensed Materials for the provision of Routing Services, provided that such use is consistent with the licensed granted under this Agreement. Furthermore, Registry will not utilize the Licensed Materials for any other purpose (other than as set forth in this Agreement) except to provide additional services authorized from time to time by the execution of an amendment to this Agreement permitting the use of the Licensed Materials in connection with such additional services, as contemplated by Article 9. Registry also represents that it shall maintain the Registry Database, collect and process CSC applications and registrations, and provide access by the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Carriers to the Registry Database in accordance with the Assignment Guidelines. CTIA in no way represents itself as guarantor of the quality of the Registry Services to be provided by Registry.
     6.2. Leases of CSCs. Individual CSCs will be leased by Registry at a rate per calendar month, for a minimum of three (3) months, to qualified CSC participants. CSCs shall be offered in three (3), six (6) and twelve (12) month terms.
     6.3. Types of CSCs.
     6.3.1. In General. The specific CSCs available for the catalog shall be as set forth in the Assignment Guidelines, and shall be assigned by Registry on a first-come, first-served basis from the list of available CSCs. The Parties may mutually agree to modify the form, type and range of such CSCs pursuant to an amendment to this Agreement in accordance with Article 9 of this Agreement.
     6.3.2. RESERVED.
     6.3.3. Random CSCs. Unless an Applicant selects one of the CSCs listed in Section 6.3.4, all CSCs shall be assigned on a random basis.
     6.3.4. Selected CSCs. Selected CSCs shall be those CSCs that are specifically requested by an Applicant and Registered by a Registrant. Assignment of these CSCs shall be on a first-come, first-served basis, provided that those CSCs are available.
     6.3.5. Carrier Reserved CSCs. Carriers may request CSCs that are otherwise available to be excluded or removed from the general pool of registration. Carriers may return Carrier Reserved CSCs to the available pool of CSCs at any time. Nothing in this Agreement is intended to limit a Carrier’s use of Carrier Reserved CSCs within the pool of CSCs utilized through CTIA for the purpose of conducting their own promotions and campaigns and may offer access to other carriers of such codes to further such promotions and campaigns; provided however, that nothing under this subsection is intended to allow carriers to reserve CSCs for Third Party sponsored campaigns or promotions.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Registry shall have no obligation to verify whether a Carrier has reserved CSCs for Third Party sponsored campaigns or promotions, but will have an obligation to ensure that Carrier-Reserved CSCs are removed from the general pool of registration.
     6.4. Process for Obtaining a CSC. The process for applying for and registering a CSC shall be as set forth in the Assignment Guidelines. The Parties may mutually agree to change, modify or alter such process at any time.
     6.4.1. Registrant Sublicense Agreement
     6.4.1.1. Registry shall enter into a registrant sublicense agreement with each Registrant (“Registrant Sublicense Agreement”) (a) granting the Registrant the right to access individual CSCs for the specified term, and (b) entitling the Registrant to the applicable Registry Services. The Registrant Sublicense Agreement shall initially be in the form attached to this Agreement as Exhibit B and may only be modified by Registry with the consent of CTIA, which consent shall not be unreasonably withheld. Registry shall have the exclusive authority to enforce the terms and conditions of such Registrant Sublicense Agreement.
     6.4.1.2. Registry shall be entitled to charge and collect the Registry Fees set forth in Exhibit C-1 and shall timely invoice and collect the Registry Fees from the Registrants. Registry reserves the right to amend the Registry Fees throughout the term of this agreement, provided that CTIA consents to such modifications, which consent shall not be unreasonably withheld. In addition, the prices may be increased through an amendment to this Agreement as approved by the Parties, with such approval not to be unreasonably withheld, to reflect demonstrated increases in the net costs of providing Registry Services arising from (a) new or revised specifications or policies adopted after the Effective Date, or (b) legislation or regulations specifically applicable to the provision of Registry Services adopted and in force after the Effective Date, to ensure that Registry recovers such costs and a reasonable profit thereon.
     6.5. RESERVED.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     6.6. CSCA Website.
     6.6.1. During the Term of this Agreement, and any Subsequent Term, Registry shall maintain and host the www.usshortcodes.com website, on which Registry Services are provided to CSC Service Users (“CSCA Website”). The Parties shall mutually agree on the format, design and look and feel of the CSCA Website. In addition to links to the CTIA Site, the CSCA Website shall contain links to Registry’s website, located at www.neustar.biz along with references to “NeuStar, Inc.” serving as the Registry for CSCs.
     6.6.2. Registry agrees that it shall maintain the CSCA Website in accordance with the Service Levels, use commercially reasonable efforts to keep the CSCA Website free from defects in materials and workmanship, and remedy any failure of the CSCA Website, any other malfunction, defect or non-conformity in the product specifications and functions that impairs use of the CSCA Website in accordance with the Service Level Agreement, set forth in Exhibit F. Except as set forth in Section 16.2, the remedies set forth in the Service Level Agreement shall be the sole and exclusive remedies for violations of the Service Levels.
     6.6.3. CTIA shall provide to Registry a reasonable privacy policy for use in connection with the CSCA Website. Such privacy policy will be posted conspicuously at the CSCA Website. Registry shall collect, use, store, access and share personal information collected through the CSCA Website or otherwise in the performance of the Registry Services in accordance with privacy policy and in compliance with applicable law. Registry shall be responsible for any Unauthorized Access or any other unauthorized use or sharing of such personal information. Registry shall use at least industry standard administrative, technical, and physical safeguards intended to prevent Unauthorized Access.
     6.6.4. As between CTIA and Registry, CTIA, on behalf of all participating Carriers, owns all right, title, and interest in the www.usshortcodes.com domain name, including any trademarks, copyright or other intellectual property rights associated with the www.usshortcodes.com domain name. Registry neither has, nor shall acquire, any rights to the www.usshortcodes.com domain name except the right to use it in order to meet its obligations under this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     6.6.5 The www.usshortcodes.com domain name shall reside in a domain name registration account maintained by CTIA. CTIA will be listed as the domain name registrant and the technical, administrative, and billing contact in such account, and Registry will be listed as the “Account Exec” in the current GoDaddy domain account, or an equivalent position if the domain name is moved to any other domain registrar.
     6.6.6. CTIA will notify Registry of any changes or modifications in the registration information for the usshortcodes.com URL that CTIA institutes during the term of this Agreement, including any changes to the name servers and/or associated IP addresses (such information, the “URL Information”); provided that CTIA shall provide advance notice of any changes or modifications to the name servers and/or associated IP addresses. Registry shall not be liable for any demands or claims brought by a Third Party against CTIA or Registry if the CSCA Website becomes unavailable as the result of CTIA’s failure to notify Registry of CTIA’s changes or if CTIA modifies the URL Information. In addition, CTIA acknowledges that its failure to notify Registry of CTIA’s changes, or if CTIA modifies the URL Information, such actions may materially affect the provision of Registry Services. In addition, the Parties shall cooperate to keep all URL Information accurate and up-to-date, and shall comply with any obligations set forth in the registration agreement with the selected domain name registrar. Therefore, Registry shall not be liable to the CTIA for any breach of this Agreement as the result of CTIA’s failure to notify Registry of CTIA’s changes, CTIA’s modifications to the URL Information, and for CTIA’s non-compliance with its registration agreement.
     6.6.7. Branding and Website Guidelines. CTIA and Registry have agreed on Branding and Website Guidelines, which are basic guidelines regarding use of colors, logo(s), types of images, and branding on the CSCA website as well as in HTML service e-mails from the CSCA to CSC Users. The initial such guidelines are attached hereto as Exhibit J. Registry will ensure that the CSCA Website, service e-mails, and any other materials created or published in connection with the CSC Services are consistent with the Branding and Website Guidelines.
     6.6.8. Changes to the Registry Services and CSCA Website. Registry will not make any changes to the CSCA Website, registry operation, or the navigation of a customer’s experience throughout the lease of a CSC, except as follows:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     6.6.8.1. Category 1 Changes.
     6.6.8.1.1. Subject to the requirements of section 6.6.8.1.2 below, Registry may make the following changes without advance consent by CTIA, so long as it provides notice to CTIA of such change:
     6.6.8.1.1.1. Existing Copy on Website — Registry may make copy changes and editing to the content of the CSCA Website if such changes are intended to improve the language or grammar, or to update the content that relates to description of the existing CSC programs, provided that such changes are consistent with the requirements of Exhibit J;
     6.6.8.1.1.2. CSC Directory — Registry may continue to optimize the CSC Directory’s technical capability to increase ease of use;
     6.6.8.1.1.3. Resource Center — Registry may continue to grow and add to the resource center, including adding articles, whitepapers, and other resources related to Common Short Codes, except that any such resources that mention or relate to the Related Services or other services offered by Registry must be approved under the Category 2 process specified below. CTIA has the right to direct Registry to add similar content to the resource center, which Registry agrees to add as soon as reasonably practical, but in no event later than five (5) Business Days after such request.
     6.6.8.1.1.4. General Notices — Registry can post notices relevant to planned service outages and other general operational information related to the operation of the CSC Registry or the CSCA Website, including Applicants’ and/or Registrants’ accounts.
     6.6.8.1.2. For the Category 1 changes listed above, Registry must provide reasonable written notice of the proposed change (including the specifics of such proposed change). Registry shall be allowed to make such change at its discretion. If CTIA objects to a Category 1 change, CTIA will provide a detailed explanation and may offer a proposed rewrite of such changes to make the proposed changes acceptable to the CTIA.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Registry must promptly reverse the change until the parties resolve the dispute. The Parties shall then arrange for a conference call, no later than two (2) Business Days after Registry’s receipt of such objection, to resolve the dispute.
     6.6.8.2. Category 2 Changes.
     6.6.8.2.1. Subject to the requirements of section 6.6.8.2.2. below, Registry may make the following changes after providing ten (10) Business Days’ prior notice to CTIA.
     6.6.8.2.1.1. Website tuning — Registry may make CSCA Website navigation cleaner and more relevant to the visitor. This includes adjustments to the navigation buttons, pull down items, hotlinks, graphics, mapping, etc.;
     6.6.8.2.1.2. Search — Registry can continue to improve the search capability;
     6.6.8.2.1.3. Registry may make substantive changes to the content of the CSCA website related to the policies and procedures of obtaining a CSC;
     6.6.8.2.1.4. Registry may make changes to the Aggregator Tier 1, Tier 2 and Tier 3 listings;
     6.6.8.2.1.5. Registry may make substantive changes to the content under the “Obtain a Code” tab on the CSCA Website;
     6.6.8.2.1.6. Registry may include Registry press releases that are related to the provisioning of CSCs pursuant to this Agreement.
     6.6.8.2.2. For the Category 2 changes listed above, CTIA shall have no more than ten (10) Business Days to substantively respond to written notice by stating either its acceptance of the proposed changes, or if there is an objection, a detailed explanation for the rejection. If, by ten (10) Business Days after CTIA’s receipt of Registry’s written notice of an intended Category 2 change, CTIA has not responded to Registry’s proposed Content Change, Registry may implement the Category 2 change.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
However, if at a later date CTIA objects to a Category 2 change, Registry must remove that Category 2 change as soon as reasonably practicable, but in no event later than five (5) Business Days after receipt of CTIA’s objection. If CTIA rejects a proposed Category 2 change, at Registry’s written request, CTIA will provide, within ten (10) Business Days of such written request, a detailed explanation and may offer a proposed rewrite of such changes to make the proposed changes acceptable to the CTIA. The Parties shall then arrange for a conference call within two (2) Business Days to resolve the dispute.
6.6.8.3. Category 3 Changes. Registry may not make any other changes without CTIA’s prior written approval, including without limitation:
     6.6.8.3.1. Changes to the policies and procedures for obtaining a CSC or making payments to obtain a CSC;
     6.6.8.3.2. Any new product or product enhancement to the CSC Registry functionality that requires a change to the Registrant Sublicense Agreement;
     6.6.8.3.3. Any change to the Registrant Sublicense Agreement;
     6.6.8.3.4. Substantive material changes to the Assignment Guidelines;
     6.6.8.3.5. Any changes to the Exhibits;
     6.6.8.3.6. Any changes to a CSC product offering that requires a change to the privacy policy, including any changes to the privacy policy;
     6.6.8.3.7. The addition of articles, whitepapers and other resources to the Resource Center if those resources mention or relate to any services offered by Registry, including Related Services; and
     6.6.8.3.8. Any changes or additions to the fields of data provided by CSC Service Users or Visitors.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     6.7. Reserved Rights by the Registry. In addition to the reservation of right for the Registry in the Registrant Sublicense Agreement, the Parties acknowledge that Registry shall have the right to suspend access to the Registry Services by any CSC Service User, including but not limited to, a Carrier, that either (i) acts in a manner that is inconsistent with the Assignment Guidelines, or (ii) acts in a manner which prevents the Registry from performing its obligations under this Agreement and the Assignment Guidelines. In the event of such a suspension of a Carrier, Registry shall (a) consult with the CTIA regarding such action; and (b) offer such Carrier a reasonable period to cure such actions; provided that such actions by the Carrier do not threaten the stability or integrity of the Registry Services, as determined by Registry, in its sole discretion. In addition, Registry shall consent to an expedited dispute resolution process similar to the process set forth in Section 19.2 with any Carrier that disputes a suspension as set forth in this Section 6.7.
     6.8. Code of Conduct. Registry shall comply with its Code of Conduct attached as Exhibit E. Any changes to that Code of Conduct will require CTIA’s approval.
     6.9. Provision of Registry Services; Service Level Adjustments. Registry shall use commercially reasonable efforts, which shall be no less than the prevailing industry standard for the performance of comparable Registry Services, to ensure that it provides the Registry Services in accordance with the Services Levels, attached hereto and incorporated herein. In the event that Registry is unable to meet the Service Levels, Registry shall pay the associated Service Level penalty(ies) set forth in Exhibit F. Registry shall use commercially reasonable efforts to remedy any Service Level violation(s) expeditiously. Except in the case of Chronic Failure, as set forth in Section 16.2, the monetary penalty(ies) set forth in Exhibit F shall be the sole and exclusive remedy for failure to meet any of the Service Levels.
     6.10. Data Escrow. All CSC Data will be backed up on a nightly basis either by full or incremental backups. Nightly backups will be contained in the automatic tape library providing a 24-hour worst case risk exposure. In addition, Registry shall combine each daily backup per month onto a monthly backup tape and will retain such tapes at a backup facility, at Registry’s sole discretion, for a period of no less than two (2) years from expiration or termination of this

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Agreement. Furthermore, Registry shall provide to CTIA a copy of such CSC Data once per month, or more often as the Parties mutually agree, in human (comma delimited ASCII) readable form.
     6.11. Security/Unauthorized Access. Registry agrees to take reasonable steps to develop and maintain the security of the servers that hosts the CSCA Website, which measures shall not be less than the measures taken by Registry to protect the security and integrity of Registry’s website. In addition, Registry shall maintain and enforce safety and physical security procedures at a level consistent with the level of security provided with respect to any other comparable service provided to Registry’s customers. In the event Registry becomes aware of an Unauthorized Access to CSC Data or the Registry Services, Registry shall immediately (i) notify CTIA in writing; (ii) investigate the Unauthorized Access; and (iii) subject to reasonable access, security, and confidentiality requirements, provide CTIA and its respective designees with reasonable access to all resources and information in Registry’s possession as may be necessary to investigate the Unauthorized Access, including the results of such investigation.
     6.12. Data Rights; New Services.
     6.12.1 Related Services using Basic Account, CSCA Website, and CSC Directory Information.
     6.12.1.1. Subject to the other provisions in the Agreement, and the confidentiality and privacy policy obligations in the Registrant Sublicense Agreement and the Common Short Code Administrator Privacy Agreement, Registry shall have the non-exclusive, royalty-free, limited right to use, solely for the purposes of providing Related Services: (i) [* * *], (ii) [* * *], and (iii) [* * *] (such data from subsections (i), (ii), and (iii), collectively the “Licensed User Data”). If Registrants have opted-in through the mechanisms specifically set forth in this Agreement and Exhibit K to allow Registry to retrieve the Licensed User Data from the [* * *], Registry may access the [* * *] to retrieve such information and may use the Licensed User Data as set forth in this Agreement. If Registrants have not opted in to allow Registry to access such Licensed User Data, Registry shall not access or use (a) the CSC Data to collect or use such information, or (b) any meta-data associated with CSC Data.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     6.12.2. Promotion of Related Services.
     6.12.2.1. Promotion through the CSCA Website. Registry may promote or offer the Related Services through the use of hyperlinks and/or graphics containing hyperlinks in accordance with Exhibit K. Except for the above listed hyperlink placements, the Related Services may not be promoted or offered by Registry through any other means on the CSCA Website unless otherwise approved in writing by CTIA. Registry may not promote Related Services during the application process to lease a CSC, [* * *]. Subject to the restrictions in this Agreement, the content of such links shall be considered Category 1 changes as defined below, provided that the links conform to the requirements of Exhibit K. Registry’s right to place links is nonexclusive and, consistent with the requirements in Exhibit K, CTIA may grant Third Parties rights of placement on the CSCA Website, and may require that links to CTIA websites be placed on the CSCA Website.
     6.12.2.2. Promotion of Related Service through means outside of the CSCA Website. [* * *] To that end, opt-in language shall be included on pages within the CSCA website, as provided in Exhibit K. Any such marketing or promotion of the Related Services shall meet the following requirements:
     6.12.2.2.1. Registry will not send any marketing material to a CSC Service User unless that CSC Service User has opted-in to receive marketing material from Registry;
     6.12.2.2.2. Marketing material sent by Registry must not contain any CSCA branding or logos, or any colors, images, text, or other content that might cause the recipient to believe that the CSCA is responsible for, or endorses, the Related Service or the marketing material;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     6.12.2.2.3. All marketing material must clearly state (a) that it is marketing a Related Service, (b) the nature of the Related Service, and (c) that Registry is the party offering the Related Service; and
     6.12.2.2.4. All marketing materials must comply with any applicable laws.
     6.12.3. Effective Date of Data Rights and New Services. The rights granted to Registry under this section 6.12. will not take effect until January 1, 2009.
     6.12.4. Limitations.
     6.12.4.1. Registry shall not use the Licensed User Data for any purpose other than providing the Related Services, and only as set forth in this Agreement.
     6.12.4.2. Registry may not use any CSC Data or Licensed User Data to offer, market, or provide any system of common or carrier-specific short codes, other than the Registry Services provided under this Agreement. Nothing in this Section 6.12.4.2. shall be interpreted to mean that Registry may not offer, market or provide any service that competes with the services provided hereunder, provided that: (1) the offering of such services do not utilize Licensed User Data or CSC Data, (2) such services are not promoted by the Registry on the CSCA Website; and (3) through the processes set forth in Article 9, the Registry shall allow CTIA to expand the CSC Data collected by the Registry to include the types of CSC Data collected by Registry for its own CSC monitoring services or other CSC services; provided, however, that nothing herein shall (a) require Registry to turn over any data it has collected from its own monitoring or other services or (b) restricts Registry from continuing to collect and use such data through sources outside of the performance of Registry Services.
     6.12.4.3. No Licensed User Data shall be provided to Registry from the CSCA website or database unless Registry obtains a specific opt-in from an Applicant or Registrant, which may be obtained through the process set forth in section 6.12.2 above.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     6.12.5. Registry shall indemnify CTIA, under the procedures set forth in section 12.2 of this Agreement, for all claims arising from the Related Services, including the content of the links to Related Services or any articles, whitepapers or other content about the Related Services (even if such content is reviewed and/or approved by CTIA).
     6.12.6. Reports on the use of the Licensed User Data. Within fifteen (15) days of the end of every calendar month in which Registry offers Related Services, Registry will provide to CTIA a report that contains a general description of each Related Service offered by Registry and the categories of Licensed User Data used in each such Related Service.
     6.12.7. Equal Access to Advertising and Opt-Ins. If CTIA grants to any Third Party a right to advertising or opt-in placement in the places on the CSCA Website in which Registry may place advertising and/or opt-ins (as listed in Exhibit K), then CTIA shall either (a) require that such Third Party adhere to the restrictions on advertising and opt-ins stated in this Agreement and in Exhibit K, or (b) offer Registry the same level of advertising and opt-in restrictions offered to such Third Party for the duration of the Third Party’s advertising or opt-placement. If CTIA grants to any Third Party a right to advertising or opt-in placement in confirmation emails or in places on the CSCA Website in which Registry may not place advertising and/or opt-ins under this Agreement, then CTIA shall offer to Registry the right to such placement under the same terms, conditions, and restrictions (e.g., frequency, size, price, and advertisement or opt-in type) granted to such Third Party.
     6.13 Carrier Working Group. CTIA will host Carrier working group meetings. The participants in such meetings will be Registry, CTIA, and those Carriers who participate in the CSC program and elect to participate in the working group meetings. To the extent possible, two (2) in-person meetings per year shall be held during (or immediately prior to or after) CTIA’s existing industry events. CTIA will host at least two additional meetings per calendar year by phone or in person.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Registry’s attendance and participation in the meetings will be at its own expense.
     6.14 Marketing Fund. CTIA and Registry shall discuss the establishment of a marketing fund to be used for direct, out-of-pocket expenses related to education, promotion, and generation of awareness of CSCs.
          6.14.1. Neither party will be obligated to contribute to the marketing fund if the parties cannot agree on a marketing plan.
          6.14.2. If a marketing plan is approved, the parties will meet at least once per quarter, by phone or in person, to discuss the success of the marketing plan.
7.     OWNERSHIP AND LICENSE OF INTELLECTUAL PROPERTY.
     7.1.   Ownership of CSC Registry Rights. As between CTIA and Registry, CTIA shall, on behalf of all Participating Carriers, own all right, title and interest in the CSC Registry Rights, including the CSC Data, the Assignment Guidelines and CSC Enhancements and the Intellectual Property and Documentation associated with them, but excluding Registry IP set forth in Section 7.3. Registry shall acquire no rights, including Intellectual Property rights, title or ownership in the CSC Registry Rights, including the CSC Data and the CSC Enhancements, by virtue of the License granted by this Agreement or by virtue of its use of the CSC Registry Rights, except the right to use the CSC Registry Rights in accordance with this Agreement. Except as may be provided otherwise by this Agreement, all uses of the CSC Registry Rights by Registry shall inure to the benefit of CTIA on behalf of the Participating Carriers.
     7.2.  Enforcement of Ownership of CSC Registry Rights. Registry acknowledges that irreparable damage would result from unauthorized use of the CSC Registry Rights and that CTIA would have no adequate remedy at law to redress such a breach. Therefore, Registry agrees that, in the event of such a breach, specific performance and/or injunctive relief, may be awarded by a Court of competent jurisdiction. Such relief may be obtained without the necessity of a bond.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     7.3.   Ownership of Other Intellectual Property. Registry shall own Intellectual Property created by or for Registry in the performance of the Registry Services pursuant to the License, including the Registry Software, Registry Database, Maintenance Modifications, and Enhancements and Documentation related thereto, but excluding CSC Enhancements, CSC Data, the Assignment Guidelines and the CSCA Website and related Documentation (“Registry IP”). CTIA shall acquire no rights, including Intellectual Property rights, title or ownership in the Registry IP by virtue of its use of such service, except the right to use the Registry IP in accordance with this Agreement. Except as may be provided otherwise by this Agreement, all uses of the Registry IP by CTIA shall inure to the benefit of Registry.
     7.4.   Enforcement of Ownership of Registry IP. CTIA acknowledges that irreparable damage would result from unauthorized use of the Registry IP and that Registry would have no adequate remedy at law to redress such a breach. Therefore, CTIA agrees that, in the event of such a breach, specific performance and/or injunctive relief, without the necessity of a bond, may be awarded by a Court of competent jurisdiction.
     7.5.   Ownership of CSCA Website. CTIA shall own all right, title and interest in the content, branding and “look and feel” of the CSCA Website, including the html code underlying such elements, and in all Intellectual Property and Documentation associated with those elements, but excluding Registry IP.
     7.6.  Use of Registry’s Logo by CTIA. Registry hereby grants to CTIA a non-exclusive, worldwide, royalty-free license during the term of this Agreement: a) to state that Registry has been designated as the CSC Registry for the provision of CSCs, (b) to use a logo specified by Registry to signify that it is designated as such, and (c) to link to pages and documents within the Registry web site. Nothing in this Agreement shall be construed as granting to CTIA a license to use any of Registry’s logos, trademarks, service marks, copyrighted materials or patents (collectively, Registry’s Intellectual Property), except as expressly set forth herein. CTIA shall not modify or alter any of Registry’s Intellectual Property without the express written permission of Registry. Any uses, modifications or alteration of Registry’s Intellectual Property shall be the sole property of Registry and shall accrue to the benefit of Registry exclusively.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     7.7.   Press Releases. The Parties shall mutually agree upon joint press releases, provided, however, that Registry press releases that merely mention NeuStar, Inc.’s role as the CSC Registry do not require notice or consent of CTIA. Press releases related to CSCs, Registry Services, and related matters must mention CTIA first and Registry second. The initial reference to CTIA will use CTIA’s full name, CTIA – The Wireless Association®.
8.     CSC SERVICE USERS PROBLEM RESOLUTION.
     Registry shall provide a “Help Desk” to CSC Service Users to (i) help CSC Service Users in answering routine questions and resolving problems with respect to use of the Registry Services and (ii) enable CSC Service Users to report any failure of the Registry Services. In addition to telephone access, the “Help Desk” shall also include access by means of electronic mail service. The Help Desk shall be made available seven (7) days a week, twenty-four (24) hours a day. Registry shall provide personnel to answer the Help Desk during Normal Business Hours and will have personnel on call for calls to the Help Desk during all other hours. All common carrier charges incurred by CSC Service Users and all costs of telephone and terminal equipment incurred by CSC Service Users shall be the responsibility of the CSC Service Users using the Help Desk. Registry shall make a diligent effort to promptly acknowledge and respond to CSC Service Users’ contacts to the Help Desk.
9.     ADDITIONAL SERVICES.
     9.1.   Requested by CTIA. During the term of this Agreement, CTIA may request that Registry provide new or additional services to CSC Service Users or make certain changes in the Registry Services to CSC Service Users, including, without limitation, (i) the addition of new or different functionality to the Registry Services, (ii) a modification, reduction or expansion of existing functionality of the Registry Services, (iii) the offering of additional support, training, consulting services or any other addition to or modification or expansion of the Registry Services, (iv) an increase or decrease in any new or additional services or changes previously requested pursuant to this Article 9, or (v) CSC routing services (collectively (including changes, modifications and reductions) “Additional Services”). CTIA will initiate its request for Additional Services by delivering a proposal to Registry detailing the Additional Services being requested and any requirements to be met.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Registry may request further information or clarification, if needed by Registry, to formulate a response. Within three (3) weeks (or such longer or shorter period mutually agreed to by the Parties) after Registry’s receipt of CTIA’s request (or, if later, Registry’s receipt of any information or clarification requested by it), Registry shall respond with a proposed amendment to this Agreement, which shall be prepared and finalized in accordance with the requirements of this Article 9. As part of its response to any request from CTIA for Additional Services that CTIA states are intended to benefit more than one CSC Service User, Registry shall offer: (1) a price if paid by CSC Service Users by a specified date, and (2) a price if paid by CSC Service Users over the remaining term of this Agreement. Registry shall perform changes in Registry Services pursuant to this section 9.1 on a time and materials basis at no more than the blended rate listed on Exhibit A.
     9.2.   Proposed by Registry. During the term of this Agreement, Registry may propose Additional Services to CTIA and/or CSC Service Users, including without limitation Enhancements developed by Registry arising out of its own research and development or in connection with a request for services from a CSC Service User. Registry will initiate this process by delivering a proposal to CTIA detailing the Additional Services being proposed. If CTIA wishes to accept the proposal for Additional Services, it shall notify Registry in writing, and Registry shall respond within three (3) weeks (or such longer or shorter period mutually agreed to by the Parties) with a proposed amendment to this Agreement. The proposed Amendment shall be prepared and finalized in accordance with the requirements of this Article.
     9.3.   Changes Pursuant to Agreed-Upon Changes in Service Levels. During the term of this Agreement, CTIA and Registry may agree upon a change in Service Levels that would necessitate the rendering of Additional Services. In such cases, Registry shall prepare for CTIA a proposed amendment to this Agreement, which shall be prepared and finalized in accordance with the provisions of this Article.
     9.4.   Amendment relating to Additional Services. Each proposed amendment to this Agreement submitted by either Party pursuant to this Article shall be specifically identified as being proposed pursuant to this Article 9, and shall set forth at least the following:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     9.4.1. Description of the work to be performed by Registry, with reference to the requirements for the Additional Services or Enhancements, if any;
     9.4.2. Identification of ownership in the related Documentation or other materials.
     9.4.3. Delivery schedule for performance and completion of the work and initiation of the Additional Services, including milestones and delivery dates, where appropriate;
     9.4.4. Completion and acceptance criteria (including testing procedures and quality standards);
     9.4.5. Designation of the names of the key personnel of Registry;
     9.4.6. Any changes to the fees to be charged to CSC Service Users, and the schedule of effective date(s) for said changes in the fee structure; and
     9.4.7. Identification of any impact on Service Levels, including proposed revisions thereto.
     Upon receipt of Registry’s proposal under this Article 9, CTIA will review the proposed amendment and may request changes and modifications. Registry will then prepare a final amendment containing the provisions agreed upon by both Parties. Upon CTIA’s acceptance of the final amendment submitted by Registry, the amendment shall be executed by both Parties. All terms and conditions of this Agreement shall remain in effect except to the extent specifically changed by such an amendment. Once an amendment to this Agreement prepared pursuant to this Article 9 has been executed by each Party, the terms and conditions of that amendment shall supersede any prior terms and conditions of this Agreement (including the terms and conditions of any prior amendment to this Agreement) that are inconsistent with the terms and conditions of that amendment. If a proposed amendment is never finalized between the Parties, the requested or proposed Additional Services (including, without limitation, any Enhancement) will not become a part of the Registry Services.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
10.   INDEPENDENT CONTRACTOR.
     Each Party acknowledges that the relationship between CTIA and Registry is that of an independent contractor. This Agreement creates no agency, partnership, joint venture or employment relationship between the Parties. Personnel utilized by Registry in the performance of Registry Services (hereinafter “Registry’s Employee(s)”) shall at all times remain under Registry’s exclusive control and direction and shall be employees of Registry and not employees of CTIA or of any partnership or joint venture between CTIA and Registry. Registry further acknowledges that it is not considered an affiliate or subsidiary of CTIA, and is not entitled to any employee rights or benefits of CTIA. CTIA also acknowledges that it is not considered an affiliate or subsidiary of Registry and is not entitled to any employee rights or benefits of Registry. Neither Party shall have any power or authority to act for or on behalf, bind or commit the other. Nothing in this Agreement shall be deemed to render CTIA liable for any of the debts or obligations of Registry that Registry may have to any Third Party nor shall be deemed to render Registry liable for any of the debts or obligations of CTIA that CTIA may have to any Third Party.
11.    INFORMATION.
     11.1 Definition of Confidential Information. In carrying out the intentions and obligations of this Agreement, Registry may come into possession of proprietary and confidential information of CTIA and CTIA may come into possession of proprietary and confidential information of Registry. For purposes of this Agreement, proprietary and confidential information, includes, without limitations, software, proprietary aspects of the functional requirements and the systems interface, pricing and financial information and customer records of either Party or of any CSC Service Users or Visitors, know-how, procedures, membership data, marketing information, methods of operation, business plans and procedures, marketing and advertising plans, and computer programs and source codes, collectively referred to as “Confidential Information.” The Disclosing Party shall have the right to correct any inadvertent failure to designate information as “confidential” and/or “proprietary” by written notification to the Receiving Party. The Receiving Party shall, from that time forward, treat such information as Confidential Information under this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     11.1.1 Exclusions. The Confidential Information does not include any information that: (i) was known to the Receiving Party prior to its disclosure hereunder by the Disclosing Party; (ii) is independently developed by the Receiving Party without use of the Confidential Information of the Disclosing Party; (iii) is or becomes publicly known through no wrongful act of the Receiving Party; (iv) has been rightfully received from a Third Party authorized to make such disclosure without restriction; (v) has been approved for public release by the Disclosing Party’s prior written authorization; or (vi) must be produced or disclosed pursuant to applicable law, regulation or court order, provided that the Receiving Party provides prompt notice thereof to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure.
     11.1.2. Obligations. The Receiving Party agrees not to disclose Confidential Information of the Disclosing Party to any Third Party without the Disclosing Party’s express written permission. The Receiving Party may disclose Confidential Information of the Disclosing Party only to those employees, contractors, representatives and agents who have a need to know such Confidential Information. The Receiving Party shall hold Confidential Information in strict confidence, and use at least the same degree of care as it uses to safeguard its own most confidential and proprietary information so as to insure that no unauthorized person has access to it. The Receiving Party may use Confidential Information of the Disclosing Party only for purposes of fulfilling its obligations under the Agreement or as permitted under the Agreement. All Confidential Information shall remain the sole property of the Disclosing Party. The Receiving Party shall not use or commercially exploit the Disclosing Party’s Confidential Information, or any portions thereof, except for fulfilling the obligations under the Agreement.
     11.2. Return or Destruction of Confidential Information. Upon the request of the Disclosing Party, which may be made at any time, the Receiving Party shall return (with respect to CSC Data, in the form and on the media then in use) to the Disclosing Party, or, at the option of the Disclosing Party, shall destroy or permanently erase, the Confidential Information provided by the Disclosing Party and all copies thereof (in written, electronic or other form), and shall destroy or permanently erase any information and materials developed by it based on the Disclosing Party’s Confidential Information.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Notwithstanding anything to the contrary above, Registry shall not return or destroy CSC Data or Confidential Information that is necessary for it to provide Registry Services during the Term of the License. Upon the request of the Disclosing Party, the Receiving Party shall certify that the destruction or permanent erasure of Confidential Information provided for herein has occurred.
     11.3. Injunctive Relief. Each party acknowledges that the unauthorized disclosure or use of Confidential Information may cause irreparable harm and significant injury, the amount of which may be extremely difficult to estimate. If the Receiving Party fails to abide by its obligations under this Article, the Disclosing Party may be entitled to seek immediate injunctive relief, in addition to any other rights and remedies available to it at law or in equity.
     11.4. Loss of Confidential Information. In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Receiving Party will notify the Disclosing Party immediately.
     11.5. Third Party Access to Confidential Information. CTIA acknowledges that any Third Party having a need to obtain access to Confidential Information of Registry as a result of such Third Party’s actions as a sub-contractor or vendor of CTIA, or otherwise through its relationship with CTIA shall, as a condition to such access, be required to execute a confidentiality agreement, which confidentiality agreement shall include, at a minimum, the substantive restrictions set forth in this Article 11. Registry acknowledges that any Third Party having a need to obtain access to Confidential Information of CTIA as a result of such Third Party’s actions as a sub-contractor or vendor of Registry, or otherwise through its relationship with Registry shall, as a condition to such access, be required to execute a confidentiality agreement, which confidentiality agreement shall include, at a minimum, the substantive restrictions set forth in this Article 11.
12.   MUTUAL INDEMNIFICATION.
     12.1. Each Party shall indemnify, defend, and hold harmless the other Party (“Indemnitee”), including its directors, officers, employees, agents and affiliates from and against any losses, damages, settlement, recovery, judgment, expenses and costs (including reasonable attorneys’ fees), or liabilities as a result of (a) any claims or demands against the Indemnitee by a Third Party for injury to and death of persons, and damage to and loss of property that are caused by, or arise from the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Indemnifying Party’s (“Indemnitor”) performance and obligations under the Agreement; b) any claims or demands against Indemnitee by a Third Party that products or services furnished by Indemnitor within the scope of the Agreement actually or allegedly violates, infringes or misappropriates any patent, copyright, trademark, trade secret or other proprietary rights of the Third Party; provided that Registry shall not indemnify CTIA for any claim based on its provision of Registry Services as set forth in the Assignment Guidelines unless the claim is based on Registry’s negligence or intentional misconduct in its provision of Registry Services; likewise, CTIA shall not indemnify Registry for any claim based on Registry’s provision of Registry Services as set forth in the Assignment Guidelines unless the claim is based on CTIA’s negligence or intentional misconduct in its performance of its obligations under this Agreement; c) any claims or demands against Indemnitee by a Third Party to the extent arising from the negligence or intentional misconduct of Indemnitor acting or failing to act within the scope of this Agreement; or (d) any claims or demands against the Indemnitee by a Third Party arising from an actual breach of any of the Indemnitor’s obligations, representations, or warranties contained herein. In the event that a Third Party brings a claim or demand against Registry and such claim or demand arises from a Carrier’s refusal or intentional failure to abide by the Assignment Guidelines, CTIA shall indemnify Registry for any direct damages as a result of Carrier’s misconduct with respect to the Assignment Guidelines, provided that Carriers indemnify CTIA for such Third Party claims against Registry. CTIA shall use reasonable and good faith efforts in its attempt to reach an agreement with Carriers concerning indemnification of CTIA for Third Party claims against Registry.
     12.2. In claiming any indemnification under this Agreement, the Party claiming indemnification (the “Claimant”) shall provide the other Party with written notice of any claim, which the Claimant believes falls within the scope of this Agreement. The Claimant may, at its own expense, assist in the defense if it so chooses, provided that the other Party shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind the Claimant shall not be final without the Claimant’s written consent.
     12.3. Permission & Releases. Both Parties shall obtain permission and releases necessary for the other Party and CSC Service Users to use any Third Party’s copyrighted material, trademark, patent or other intellectual property right

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
in the performance of the Agreement. In the event that either Party uses such copyrighted material, trademark or patent without the owner’s permission, the other Party shall secure, at its own expense, the right for such Party and CSC Service Users, whichever applicable, to use such copyrighted material, trademark or patent.
     12.4. Intellectual Property, Antitrust or Claims against either Party for Carrier Activity. In the event that there are any claims or demands against either CTIA or Registry by a Third Party that (a) the CSC Registry Rights or the Assignment Guidelines actually or allegedly violate, infringe or misappropriate any patent or other proprietary rights of the Third Party; (b) the CSC Registry Rights, other aspects of the CSC program, or the Assignment Guidelines actually or allegedly violate any antitrust laws or regulations; or (c) one or more Carriers have not performed consistent with the Assignment Guidelines (collectively, “Emergency Claims”), then either Party shall have the right to commence the following escalation process:
     12.4.1. With five (5) Business Days written notice to the other Party, either Party may call a special emergency meeting with the other Party and the Carriers to discuss the Emergency Claims. The Parties shall use commercially reasonable efforts to agree on a mutually beneficial resolution to the Emergency Claims.
     12.4.2. In the event that the Parties with the Carriers are unable to agree to a mutually beneficial resolution to the Emergency Claims, and either Party reasonably believes that one or more of the Emergency Claims could result in substantial cost or damages to that Party, then either Party may call for a temporary suspension of the Registry Services pending either a (i) mutually beneficial resolution to the Emergency Claims; (ii) final resolution of the Emergency Claim(s) by a court or other entity with competent jurisdiction; or (iii) the occurrence of a Regulatory Event as set forth in Article 18. In the event that a Regulatory Event is involved, then the processes and procedures set forth in Article 18 of the Agreement shall control.
     12.4.3. In the event that such temporary suspension lasts for a period of forty-five (45) days or longer, then this Agreement may be terminated by either Party.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
If CTIA terminates such Agreement pursuant to this Section 12.4.3, then Registry shall not be required to provide any of the Transition Services set forth in Article 17 but shall be obligated to take the steps listed in Section 17.1 including returning the CSC Data to CTIA along with the html source code to the CSCA Website. In addition, if CTIA elects to terminate this Agreement under this Section 12.4.3, CTIA shall indemnify, defend and hold harmless, Registry for any and all claims or demands relating to the provision of Registry Services by itself, or any Third Party, after the effective date of termination. If Registry terminates such Agreement pursuant to this Section 12.4.3, the Registry shall provide the Transition Services set forth in Article 17 and is obligated to take the steps listed in Section 17.1, including returning the CSC Data to CTIA along with the html source code to the CSCA Website. In addition, if Registry elects to terminate this Agreement under this Section 12.4.3, CTIA has no obligation to indemnify, defend and hold harmless, Registry for any and all claims or demands relating to the provision of Registry Services by itself, or any Third Party, after the effective date of termination.
     12.5. Registry’s Obligations If Provision of Registry Services Is Threatened for Other Reasons. If provision of Registry Services by Registry shall be prevented or appears likely to be prevented by an injunction or court order, or by settlement resulting from any claim under Section 12.1 (b), that is not governed by the preceding Section 12.4, Registry shall, at its own discretion and expense, either: (a) by license or release from claim of violation, infringement or misappropriation, procure for CTIA and CSC Service Users the right to continue using the Registry Software; or (b) modify the Registry Services so it is functionally equivalent to the original Registry Services, but is no longer subject to a claim of violation, infringement or misappropriation; or (c) remove any infringing materials and replace same with equally suitable materials free from claim of infringement or misappropriation.
13.   LIABILITY; LIMITATION OF LIABILITY.
     13.1. EXCEPT FOR A BREACH BY EITHER PARTY IN CONNECTION WITH ITS INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING WITHOUT

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
LIMITATION, LOSS OF INCOME, LOSS OF PROFITS OR OTHER PECUNIARY LOSS); OR FOR ANY LOSSES OR EXPENSES RESULTING FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THE AGREEMENT OR ANY AMENDMENT THERETO, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND INTENTIONAL MISCONDUCT) OR OTHERWISE. IN NO EVENT SHALL REGISTRY BE LIABLE TO CTIA FOR ANY LOSSES OR EXPENSES RESULTING FROM ANY INACCURACY IN OR OMISSION FROM ANY INFORMATION OR DATA SUPPLIED BY CTIA OR ANY CSC SERVICE USER TO REGISTRY IN CONNECTION WITH THE REGISTRY SERVICES PERFORMED BY REGISTRY. THE LIABILITY OF EITHER PARTY TO THE OTHER SHALL NOT EXCEED THE TOTAL AMOUNT OF THE CSCA ROYALTIES PAID BY REGISTRY FOR THE LICENSE OF THE LICENSED MATERIALS GRANTED BY THIS AGREEMENT.
     13.2. Direct Damages. EACH PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO A BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND AWARDED BY A COURT OR AN ARBITRATOR IN ACCORDANCE WITH THE DISPUTE RESOLUTION PROVISIONS UNDER THIS AGREEMENT.
14.   WARRANTIES.
     14.1. Authority. Each Party represents to the other that it has full authority to enter into and perform all of its obligations under this Agreement, and that the person signing this Agreement on behalf of the Party has been properly authorized to enter into this Agreement. Each Party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by all of its terms, conditions, and provisions.
     14.2. Ownership Interest in the CSC Registry Rights. CTIA represents and warrants that, in its capacity as the Common Short Code Administrator, it has the power and authority to license the use of the CSC Registry Rights to Registry to provide the Registry Services as described in this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     14.3. Experience. Registry represents and warrants to CTIA that: a) it has the experience and ability to perform the Registry Services; and b) it will perform the Registry Services in a professional, competent and timely manner.
     14.4. Open Participation. CTIA represents and warrants to Registry that all telecommunications service providers that are otherwise qualified to provide CSCs, will be eligible to participate in the CSC program.
     14.5. Card Processing. With respect to the processing of Cards (as defined below) under this Agreement:
     a. Registry represents and warrants that it shall comply with all applicable laws of the United States; and
     b. Registry agrees to comply with all applicable Card Association rules, including, without limitation, the Visa Cardholder Information Security Program, the MasterCard Site Data Protection Program, and the Payment Card Industry Data Security Standard.
     For the purposes of this Agreement: (i) “Card Association” shall mean Visa, MasterCard, or any other card associations or the issuer of any other Card of any association or network and (ii) “Card” shall mean any valid credit card or debit card issued by a member of Visa, MasterCard, or any other association or card issuing organization and bearing its respective trade names, trademarks, and/or trade symbols.
     14.5. Disclaimer of Warranties. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES RENDERED BY ITSELF, ITS SERVANTS, OR ITS AGENTS OR THE RESULTS OBTAINED FROM THEIR WORK, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.
15.   ASSIGNMENT.
     This Agreement is personal to the Parties hereto. Their respective rights and interests hereunder are non-assignable and non-transferable without the prior

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Any attempted assignment or transfer of such rights and interests without such consent in violation of the provisions of this Agreement, by operation of law or otherwise, shall be void; provided, however, that either Party may assign and transfer this Agreement without prior consent to a parent, subsidiary, affiliate or successor of interest that acquires substantially all of its assets.
16.   TERMINATION.
     16.1. Either Party may terminate this Agreement, and such termination shall be effective immediately, in the event that the other Party: 1) breaches any material term of this Agreement and the breach is not cured within fifteen (15) Business Days (or within a reasonable period of time as mutually agreed upon by the Parties, such agreement to not be unreasonably withheld) after receipt of written notice from the non-breaching party; 2) makes a general assignment for the benefit of creditors; 3) files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws; 4) if a petition in bankruptcy is filed against either Party or if a receiver or trustee is appointed for all or any part of the property or assets of either Party; 5) under the circumstances related to a regulatory event as set forth in Article 18 of this Agreement; 6) Registry chronically fails to provide the Registry Services, as defined in Section 16.2 of this Agreement 7) Registry is merged with or acquired by an entity which is unable to comply with the Code of Conduct; or 8) Registry otherwise ceases to be able to comply with the Code of Conduct, and such cessation continues for a period of thirty (30) days following the date that Registry first becomes aware of the event causing the cessation of neutrality.
     16.2. Chronic Failure. CTIA may terminate this Agreement if Registry frequently fails to provide the Registry Services at one or more of the Service Levels, and such failure is evidenced by recurring events of the same or similar nature that are indicative of a systemic problem(s), and such problem(s) has been unaffected by Registry’s repeated efforts to cure or is reasonably unlikely to be cured as a result of Registry’s reasonably diligent efforts over a reasonable period, which in any event shall be no less than thirty (30) days.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
17.   TRANSITION AT EXPIRATION OR TERMINATION OF THIS AGREEMENT.
     17.1. Rights and Obligations Upon Termination. Upon final termination of this Agreement (hereafter “Termination Event”) and subject to the following sections of this Article 17 allowing for an orderly transition, (i) all rights of Registry with respect to the Licensed Materials shall cease and revert to CTIA, (ii) Registry shall have no further right to promote or provide the Registry Services, and (iii) Registry shall cease using the CSC Registry Rights and other Licensed Materials. Also subject to the following sections of this Article 17, (a) within seven days of a Termination Event (or the last day of any extension described in Section 17.3 below), Registry shall return to CTIA (without retaining copies) all Documentation relating to the CSC Registry Rights, including all copies, in whatever form, of CSC Data or CSC Enhancements or, at CTIA’s request, destroy all copies of those materials and shall return the html source code to the CSCA Website; (b) within thirty days after a Termination Event (or the last day of any extension described in Section 17.3 below), Registry shall pay to CTIA all undisputed CSC Royalties that have accrued through the effective date of the termination and are actually collected, and (c) immediately after a Termination Event, Registry shall assign its rights and obligations in the Registry Sublicense Agreements then in effect with Registrants to CTIA or its designee. Registry will assist CTIA in the orderly and timely transition of the www.usshortcodes.com domain name to CTIA or its designated agent.
     17.2. Registry’s Obligation to Assist with Transition. Upon a Termination Event and in the event that CTIA informs Registry of its intent to license the CSC Registry Rights to a successor provider of Registry Services (the “Successor Registry”), Registry shall assist CTIA in the orderly and timely transition of the Registry Services specified herein from Registry to the Successor Registry, consistent with the requirements of this Article.
     17.3. Optional Extension upon Termination. Upon the occurrence of a Termination Event, and CTIA’s request, Registry shall agree to extend this Agreement with CTIA for a period which shall not extend beyond the earlier of either (i) the effective date of a license agreement between CTIA and the Successor Registry under which a license to use the CSC Registry Rights to provide Registry Services is granted to the Successor Registry; or (ii) the date that is six (6) months after the Termination Event.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
During any such extension, Registry shall continue to provide Registry Services to CSC Service Users in accordance with the Service Levels and Fee Schedule in effect on the date of notice of termination and shall continue to pay CSC Royalties to CTIA in accordance with the CSC Royalties Schedule in effect on the date of notice of termination, unless the Parties mutually agree, pursuant to good faith negotiations, to the application of a revised Fee Schedule or CSC Royalties Schedule during that time period. Upon any such extension, Registry shall provide any Transition Services (as defined below) requested by CTIA; provided that (i) Registry shall be paid for any additional services at the blended rates listed in Exhibit A, and (ii) Registry shall have no obligation to perform any such Transition Services after the extension period has concluded. Registry’s obligation to perform Services during any extension period is subject to CTIA using diligent efforts to transition to a Successor Registry, which shall commence no later than upon notice of termination of this Agreement.
     17.4. Transition Services. Upon the occurrence of a Termination Event, CTIA may request Registry to perform certain services and assist with the transition to a Successor Registry. Such request for Transition Services shall be submitted to Registry in writing on or immediately prior to the expiration or termination date. CTIA shall pay Registry for the performance of such Transition Services in accordance with Paragraph 17.3 of this Agreement. Registry shall cooperate with CTIA in effecting the orderly and timely transition of the Registry Services to a Successor Registry and agrees to perform the following services (collectively, the “Transition Services”).
     17.4.1. Provide CTIA with a list or summary, as applicable, of all documentation of operational and procedural practices required for the orderly transition to a Successor Registry for the Registry Services;
     17.4.2. Provide CTIA with assistance in transferring the CSCA Website, content on the CSCA Website, and CSC Data, including the underlying html code for the look and feel of the CSCA Website.;
     17.4.3. Provide assistance in transitioning the help desk functions specified in Article 8;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
          17.4.4. Provide joint project planning to ensure an orderly and timely transition of the Registry Services to a Successor Registry;
     17.4.5. Consistent with Registry’s contractual obligations to Third Parties regarding nondisclosure, provide CTIA and/or its designees all CSC information that is reasonably necessary to enable a licensee of CTIA to provide the Registry Services; and
     17.4.6. Take any actions necessary to effectuate the assignment of the Registry Sublicense Agreements.
18.   REGULATORY AND LEGISLATIVE CONSIDERATIONS.
     18.1. Some CSC Users are Communications Common Carriers. The Parties expressly recognize that the CSC Service Users and the Carriers are or may be subject to certain federal and state laws and regulations promulgated thereunder, as well as rules, regulations, orders, opinions, decisions and possible approval of the FCC and other regulatory bodies having jurisdiction or delegated authority over CSC Service Users and the CSC Service. The Parties also recognize that this Agreement is subject to changes and modifications required as a result of any of the foregoing; provided, however, that the Parties hereby agree that this Agreement and the Registrant Sublicense Agreements shall remain in full force and effect in accordance with their respective terms and each of the Parties shall continue to perform all of its respective obligations under this Agreement, and Registry and each of the CSC Service Users shall continue to perform all of their respective obligations under the CSC Registrant Agreements, in accordance with the respective terms thereof until the Parties can agree upon any amendment that may be required to this Agreement as a result of any such regulatory change.
     18.2. Failure to Agree Upon Amendment. If the Parties are unable to agree upon any required amendment, the Parties agree to resolve such dispute pursuant to an “expedited” arbitration proceeding.
     18.3. Termination as Result of Amendment. Notwithstanding anything to the contrary above, either Party may terminate this Agreement if the required

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amendment is technically or economically unfeasible or if the regulatory change requires either Party to terminate this Agreement, except that each Party agrees it will give the other at least thirty (30) days advance written notice of its intent to terminate this Agreement on such basis. If, within ten (10) days of receipt of such notice, the Non-terminating Party delivers its written objection to the Terminating Party disputing the basis upon which Terminating Party is exercising its termination right under this provision, the Parties shall resolve the dispute in an Expedited Arbitration proceeding, with the focus of such proceeding being whether the required amendment is technically or economically unfeasible or whether the regulatory change requires the Terminating Party to terminate this Agreement, as applicable. CTIA shall cooperate fully with Registry to obtain any necessary regulatory approvals of the Registry Services or in other regulatory proceedings regarding the Registry Services.
     18.4. Changes in Law and Regulations. CTIA shall notify Registry of any relevant changes in applicable legislative enactment and regulations of which CTIA becomes aware in the ordinary course of its business. Any necessary modifications to the Registry Services as a result of such changes shall be made in accordance with the provisions of Article 9 [Changes to Services], and subject to the provisions of Section 18.1.
19.   INTERNAL DISPUTE RESOLUTION AND ARBITRATION.
     19.1. Internal Dispute Resolution. Except in circumstances where the time required for application of this dispute resolution procedure would cause irreparable harm, any claim, controversy or dispute arising out of or relating to this Agreement, which cannot otherwise be resolved after good faith negotiations by the Parties, shall be resolved as follows:
     19.1.1. The dispute shall initially be referred jointly to Steve Johnson, Senior Vice President, or his successor and Rob Mesirow, Vice President, Operations or his successor. These Senior Representatives of the Parties shall attempt to resolve the dispute within seven (7) calendar days of either Party submitting the dispute to the Senior Representatives.
     19.1.2. If the Senior Representatives are unable to resolve the dispute within such time period, the dispute shall be submitted in writing to the chief

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executive officer respectively of CTIA and Registry. The chief executive officers shall attempt to resolve the dispute within fourteen (14) calendar days of such submission.
     19.1.3. If the matter has not been resolved under the above procedure within twenty-one (21) calendar days of the commencement of such procedure, any Party wishing to pursue the matter may resort to binding arbitration as provided in the Section 19.2.
     19.1.4. The above calendar day periods may be extended by mutual written agreement of the Parties.
     19.2.   Arbitration. Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in the Commonwealth of Virginia before a single arbitrator. The arbitration shall be conducted pursuant to the American Arbitration Association’s (“AAA”) Commercial Arbitration Rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties shall first attempt to identify a mutually acceptable arbitrator. However, if the parties are unable to identify a mutually acceptable arbitrator within twenty (20) days after service of the demand for arbitration upon all of the Parties to the dispute, then either Party may request that the arbitrator be appointed by the president of the Association of the Bar of the Commonwealth of Virginia. The arbitrator’s fees shall be deposited equally by the parties, but may be awarded by the arbitrator as provided in the Commercial Arbitration rules. However, under no circumstances shall any Party to this agreement be responsible for the payment of any administrative fees to the AAA in connection with this arbitration agreement.
20.   MISCELLANEOUS.
     20.1.  Successors and Assigns. This Agreement and any amendments thereto shall be binding upon the Parties’ respective successors and assigns.
     20.2.  Attorneys’ Fees. The Party substantially prevailing in any legal action between the Parties concerning this Agreement shall receive reimbursement of its reasonable attorneys’ fees and court costs incurred from the other Party.

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     20.3.  Advertising or Publicity. Except as set forth in this Agreement, neither Party shall identify, either expressly or by implication, the other Party or its corporate affiliates or use any of their names, trademarks, trade names, service marks, or other proprietary marks in any advertising, sales presentations, news releases, releases to any professional or trade publication, advertising or other promotional materials without such other Party’s prior written consent, which shall not be unreasonably withheld or delayed.
     20.4.  Non-Waiver. No course of dealing or failure of either Party to enforce strictly any term, right, obligation or provision of this Agreement, including any amendments thereto, or to exercise any option provided hereunder or thereunder shall be construed as a waiver of such provision.
     20.5.  Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing (unless otherwise specifically provided herein) and delivered or addressed as follows:
If to CTIA:
CTIA
1400 16th Street, NW
Suite 600
Washington, DC 20036
Attn: Rob Mesirow
(p) (202) 785-0081
with a copy to:
CTIA
1400 16th Street, NW
Suite 600
Washington, DC 20036
Attn: General Counsel
(p) (202) 785-0081
If to Registry:

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NeuStar, Inc.
46000 Center Oak Plaza
Building Ten
Sterling, VA 20166
Attn: Steve Johnson, Senior Vice President
p: (571) 434-5400
f: (571) 434-5401
with a copy to:
NeuStar, Inc.
46000 Center Oak Plaza
Building Ten
Sterling, Va. 20166
Attn: General Counsel
p: (571) 434-5400
f: (571) 434-5735
All notices or other communications shall be deemed effectively given: (a) when delivered, if personally delivered, including courier, facsimile or overnight delivery service, (except that notices received after 3:00 p.m. local time will be deemed received on the following Business Day); (b) on the date of delivery (or, if refused, the refusal date shown on the return receipt) if mailed certified or registered mail, return receipt requested; or (c) four (4) days after mailing if mailed first class.
     20.6.  Governing Law. The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the Commonwealth of Virginia, excluding its choice of law rules. Registry agrees to submit to the jurisdiction of any court within the Commonwealth of Virginia wherein an action is commenced against CTIA under this Agreement.
     20.7.  Severability. If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from the Agreement and replaced by a valid and enforceable provision which reasonably achieves the Parties’ intent in agreeing to the original provision. The remaining provisions of the Agreement shall continue in full force and effect.

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     20.8.  Remedies. The rights and remedies provided herein shall be cumulative and in addition to any other remedies available at law or in equity.
     20.9.  Survival. Except as otherwise set forth in this Agreement, all obligations that by their nature survive the expiration or termination of this Agreement, including, Sections 4 [CSC Royalties], 6.10 [Data Escrow], 7 [Ownership], 11 [Confidential Information], 12 [Indemnification], 13 [Limitation of Liability], 14 [Warranties], 17 [Transition], 19 [Dispute Resolution], 20.2 [Attorneys’ Fees], 20.4 [Non-Waiver], 20.5 [Notices], 20.6 [Governing Law], 20.7 [Severability], 20.8 [Remedies], 20.12 [No Third-Party Beneficiaries], 20.13 [Interpretation of the Agreement], and 20.16 [Entire Agreement].
     20.10.  Insurance. During the term of the Agreement, both Parties, at their sole cost and expense, shall secure and maintain insurance coverage as is necessary, as a reasonable prudent businessperson, to bear all of their obligations under this Agreement. Such coverage shall include Commercial General Liability Insurance, Errors and Omissions Insurance, and Media Insurance. Maintenance of the foregoing insurance shall in no way be interpreted as relieving either Party of any responsibility or obligation whatsoever and both Parties may acquire, at its own expense, such additional insurance, as such Party deems necessary. Both Parties assume full and complete liability for all injuries to, or death of, any person, or for any damages to property to the extent arising from the negligent or willful acts or omissions of such Party.
     20.11.  Force Majeure. Either Party may suspend (or if such suspension continues for more than 30 days, terminate) its obligations under this Agreement if such obligations are delayed, prevented, or rendered impractical or impossible due to circumstances beyond its reasonable control, including, without limitation, fires, floods, lightning, earthquakes, wars (declared or undeclared), civil disturbances, accidents, terrorist acts (including biochemical attacks), acts of any governmental body, damage to its plants and equipment, network problems caused by any Internet Service Provider or telecommunications company servicing Registry [and/or CTIA], acts of God (collectively referred to herein as “Force Majeure”), Each party shall use its best efforts to minimize the duration and consequences of any failure of or delay in performance resulting from a Force Majeure event. In such event, the affected party shall not be liable to the other for delay or failure to perform its obligations under this Agreement.

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Amended and Restated Common Short Code License Agreement
     20.12.  No Third-Party Beneficiaries. This Agreement shall not be construed to create any obligation by either CTIA or Registry to any non-party to this Agreement, including any CSC Service User.
     20.13.  Interpretation of the Agreement. This Agreement is the joint work product of representatives of Registry and CTIA; accordingly, in the event of ambiguities, no inferences will be drawn against either Party, including the Party that drafted the Agreement in its final form.
     20.14.  Headings. The Article headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.
     20.15.  Counterparts. This Agreement may be executed simultaneously in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one (1) and the same instrument.
     20.16.  Entire Agreement. This Agreement constitutes the entire agreement between Registry and CTIA relating to the subject matter hereof and shall not be modified or rescinded in any manner except by a written amendment executed by both Parties. Other than as expressly provided herein, both Registry and CTIA agree that no prior or contemporaneous oral representations form a part of their Agreement. Estimates and forecasts furnished by CTIA shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement.
        [THIS SPACE IS LEFT INTENTIONALLY BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

CTIA – The Wireless Association®		NEUSTAR, INC.

By:	/s/ Steven M. Largent	By:	/s/ Jeffrey E. Ganek

[Name]	Steven M. Largent	[Name]	Jeffrey E. Ganek
[Title]	President/CEO	[Title]	Chairman and Chief Executive Officer
Date:	6/3/08	Date:	June 2, 2008

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LIST OF EXHIBITS
A.	Change Order Fee Schedule

B.	Registrant Sublicense Agreement

C.	1. CSC Registry Fee Schedule

2. CSCA Royalties Calculation

D.	Assignment Guidelines

E.	Code of Conduct

F.	Service Levels

G.	Reports

H.	Description of 2007 Audit

I.	Description of the Processes for SAS 70 Type II and AUP Reports

J.	Branding and Website Guidelines

K.	Advertising and Marketing Guidelines and Specifications

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EXHIBIT A TO THE COMMON SHORT CODE AGREEMENT
Fee Schedule
     For any of the additional services requested by CTIA for which CTIA will be charged a fee (as provided in the sections of this Agreement that specifically reference this Exhibit A), that fee will be charged on a per hour basis at a blended rate of $[* * *] per hour. This blended rate will increase by three percent (3%) per year, with the first such increase occurring on June 1, 2009, but shall not otherwise change during the Term of this Agreement. Registry shall render invoices to CTIA on a monthly basis. All undisputed payments shall be due and payable no later than thirty (30) days after the receipt of the invoice.

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Amended and Restated Common Short Code License Agreement
EXHIBIT B TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
[NOTE TO NEUSTAR: The Online Registrant Agreement from the 5th
Amendment and the Hard Copy Registrant Agreement from the 4th
Amendment have been inserted below.]
ONLINE REGISTRANT SUBLICENSE AGREEMENT v. 4
THIS IS A LEGALLY BINDING AGREEMENT BETWEEN NEUSTAR, INC., THE COMMON SHORT CODE (“CSC”) REGISTRY OPERATOR (“REGISTRY”), AND “YOU,” THE APPLICANT FOR A LICENSE TO USE CSC(S) IN ACCORDANCE WITH THE TERMS OF THIS SUBLICENSE AGREEMENT (“AGREEMENT”). PLEASE BE ADVISED THAT THE MERE APPLICATION FOR OR REGISTRATION OF A CSC WITH THE REGISTRY DOES NOT GUARANTEE THAT A PARTICIPATING CARRIER WILL ACCEPT OR IMPLEMENT THE CSC OR THAT YOU WILL BE ABLE TO USE THE CSC AT ALL.
BY SELECTING “I AGREE,” BY USING THE SERVICE, OR BY SIGNIFYING YOUR ACCEPTANCE IN ANY OTHER WAY, YOU AGREE TO BE BOUND BY THIS AGREEMENT. IF YOU DO NOT AGREE WITH ALL OF THESE TERMS AND CONDITIONS, YOU ARE NOT AUTHORIZED TO USE THE SERVICE AND YOU MUST DISCONTINUE ANY FURTHER USE.
1. The Service. Registry administers a method for assignment of CSCs. CSCs are a string of numeric characters that are interoperable across communication service providers in the United States that are participating in CSC services (“Participating Carriers”). The Participating Carriers and other participating members of the wireless telecommunications industry have appointed the CTIA — The Wireless Association® (formerly Cellular Telecommunications & Internet Association) (“CTIA”) to serve as their Common Short Code Administrator and CTIA, acting in

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that capacity, has granted Registry a license to assign CSCs in the manner described in this Agreement. Registry makes this Service available to those seeking to sublicense for the term selected, a CSC. CSCs are intended for use only in the United States. You may review frequently asked questions regarding the Service by reviewing the CSC FAQs.
2. Registration, Password and Security. To use the Service and license a CSC, You will be asked to first create an account and obtain a login name. In addition, You will be asked to create a password. If any information You provide is inaccurate, incomplete or not current, Registry may suspend or terminate Your account and access to the Service. You may change such information at any time by logging into Your account. You are solely responsible for maintaining the confidentiality of Your login name and password. You must immediately notify Registry of any unauthorized use of Your login name and You are responsible for any unauthorized activities, charges and/or liabilities made on or through Your login name until Registry receives such notification. You may not transfer or lend login names to any other third party.
3. Privacy. BY AGREEING TO THE TERMS OF THIS AGREEMENT, YOU ACKNOWLEDGE THAT THE PRIVACY STATEMENT OF THE CSCA AND GENERALLY DESCRIBE THE COLLECTION AND USE OF PERSONAL INFORMATION, DO NOT APPLY TO INFORMATION SUBMITTED TO REGISTRY UNDER THIS AGREEMENT. In addition, Registry will not use the data submitted by You in a way incompatible with the purposes of this Agreement. You represent and warrant that You have provided notice to, and obtained consent from, any third party individuals whose data You supply to us as part of the Service with regard to: (i) the purposes for which such third party’s data has been collected, (ii) the intended recipients or categories of recipients of the third party’s data, (iii) which parts of the third party’s data are obligatory and which parts, if any, are voluntary; and (iv) how the third party can access and, if necessary, rectify the data held about them. You further agree to provide such notice and obtain such consent with regard to any third party data You provide in the future. Neither Registry nor CTIA are responsible for any consequences resulting from Your failure to provide notice or receive consent from such individuals nor for Your providing outdated, incomplete or inaccurate information. In addition to the above, in the event that You elect to participate in the optional CSC directory service offered by Registry, You hereby consent to the publication of such information on a directory that may be viewable by members of the general public.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
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4. Disclosure of Certain Information. In order for Registry to comply with the rules and policies for the administration of CSCs (which may be updated from time to time), You consent to the disclosure by Registry to CTIA or to Participating Carriers, or those acting on behalf of CTIA or Participating Carriers, through an interactive accessible registration database or otherwise, the Data. In addition, You acknowledge that the Application identifies those fields and Data that will be publicly disclosed or made available through the Registry’s website or otherwise. You further consent to the disclosure of any Data or other information to any governmental agency upon receipt of lawful process or in compliance with any law, or to protect the rights or property of Registry, CTIA, Participating Carriers, or any of their customers or users. Further, in the event that You agree to participate in the optional CSC directory service, and indicate such acceptance in your CSC application or otherwise, You hereby consent to the publication of such required data in the CSC directory. You acknowledge and agree that such data may be viewable by members of the general public.
5. The Application.
a. CSC. In order to apply for a CSC through the Service, You must complete the Registry’s application form for each CSC that You would like to register and pay the requisite fees set forth in Section 8 below. For each application, the person/entity listed in the “Content Provider details” must be the actual Content Provider (as defined above). Once You have submitted a completed application, Registry will send an email confirming it has received Your application. You must retain the confirmation e-mail for each application You submit. You also may review detailed instructions to complete and submit an application by reviewing Registry’s INSTRUCTIONS. You agree to: (1) provide certain true, current, complete and accurate information during the application process; and (2) maintain and update such information according to Registry’s modification procedures as needed to keep it current, complete and accurate.
b. Types of CSCs. All applications for CSCs are accepted by Registry on a first-come, first-served basis. Unless You specify a specific CSC in Your application, once Your application is deemed to be complete by the Registry, You will be assigned a CSC on a random basis from the pool of available CSCs (a “Random

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CSC”). A “Selected CSC” shall mean any CSC that You specifically request from Registry. Selected CSCs shall also be assigned on a first-come, first-served basis from the pool of available CSCs. Registry makes no representation that any specific CSC will be available upon request. You acknowledge and agree that submission of a CSC application or otherwise meeting the eligibility requirements for registration does not guarantee that Your application will be approved, that You will ultimately be the sublicensee of a particular CSC, or that any Participating Carrier will accept, implement or maintain a sublicensed CSC.
c. Right of Refusal. Registry reserves the right, in its sole discretion, to refuse to register any Random or Selected CSC. YOU AGREE THAT ANY AND ALL REGISTRATION FEES PAID TO REGISTRY SHALL NOT BE REFUNDABLE. You agree that neither Registry nor CTIA shall be liable for any losses or damages that may result from a refusal to register any CSC. You acknowledge and agree that neither Registry nor CTIA shall be liable to You or any other party in connection with claims, damages, losses, expenses or costs incurred or suffered by You as a result of actions taken or not taken by Participating Carriers.
d. Term of CSCs. All CSCs, whether Selected or Random, shall be available for terms of three (3), six (6) and twelve (12) months and may be renewed by You for additional three (3), six (6) and twelve (12) month periods.
e. Activating Your CSC. REGISTERING A CSC IN NO WAY GUARANTEES YOU THE RIGHT TO SEND OR RECEIVE COMMUNICATIONS USING YOUR CSC OR THE RIGHT TO USE THE CSC IN ANY OTHER MANNER. IN ORDER TO ACTIVATE YOUR CSC, YOU MUST OBTAIN APPROVAL FROM EACH INDIVIDUAL PARTICIPATING CARRIER IN WHICH YOU WOULD LIKE TO TRANSMIT CONTENT. THE TERMS AND CONDITIONS OF ALL SUCH ARRANGEMENTS WITH INDIVIDUAL PARTICIPATING CARRIERS ARE AT THE SOLE DISCRETION OF THAT PARTICIPATING CARRIER AND SHALL NOT IN ANY WAY INVOLVE REGISTRY. IN ADDITION, INITIAL APPROVAL OF REGISTRATION OF A CSC IN NO WAY GUARANTEES THAT YOU WILL BE ABLE TO RETAIN SUCH CSC PAST THE CURRENT TERM OF YOUR REGISTRATION.

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f. Expiration Grace Period. In the event that Your CSC expires, and has not been renewed in accordance with this Agreement, You may be given an additional thirty (30) day grace period, at the sole discretion of the Registry, in which to re-register such CSC. In the event you do not re-register such CSC within that period, this Agreement shall be terminated, and the CSC may be made available to the general public after an appropriate aging period.
g. Opt-in/Opt-Out of CSC Programs. In addition to the prohibitions of the transmission of unsolicited messages elsewhere in this Agreement, each individual program or application administered to an end user through a CSC must be offered on an “opt-in basis.” This may be achieved through the submission of an MO message to the program or registering to receive messages through a website operated by the Registrant. In addition, each Registrant must also offer a convenient, easy-to-use and conspicuous method for an end user to opt-out any individual program or application administered through a CSC.
h. No Assignment or Transfer of the CSC. You may not transfer or assign Your sublicense to any CSC or any of Your rights or obligations under this Agreement. Notwithstanding the foregoing, You may assign Your sublicense to a CSC in connection with the sale of all or substantially all of Your assets to a third party successor in interest.
i. Representations. You agree that You may access and use the Service for lawful purposes only and that You are solely responsible for the knowledge and adherence to this Agreement, any and all laws, statutes, rules and regulations pertaining to Your use of the Service and a CSC, including without limitation laws related to intellectual property, defamation, publicity and privacy. You represent that (i) You intend to use and will use each sublicensed CSC for the purpose set forth in Your application and not for the purpose of blocking another party from using a CSC, (ii) neither Your registration nor use of the any sublicensed CSC nor the manner in which You intend to use such CSC will directly or indirectly infringe or violate the legal rights of a third party, and (iii) You have all requisite power and due authority to execute this Agreement and to perform Your obligations hereunder. You agree that You will not (i) use a CSC in violation of this Agreement; (ii) use a CSC to commit a criminal offense or to encourage conduct that would constitute a criminal offense or give rise to a civil liability, or otherwise violate any local, state, Federal or international law or regulation; (iii) use a CSC to upload or otherwise transmit any content that You do not have a right

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to transmit under any law or contractual or fiduciary duty; (iv) interfere or infringe with any trademark or proprietary rights of any other party; (v) interfere with the ability of other users to access or use the Service; (vi) claim a relationship with or to speak for any individual, business, association, institution or other organization for which You are not authorized to claim such a relationship; (vii) interfere with or disrupt the Service or servers or networks connected to the Service, or disobey any requirements, procedures, policies or regulations of networks connected to the Service; or (viii) reproduce, duplicate, copy, use, distribute, sell, resell or otherwise exploit for any commercial purposes any portion of the Service.
j. BY REGISTERING A CSC, YOU HEREBY ACKNOWLEDGE THAT YOUR USE OF SUCH CSC IS AND SHALL REMAIN IN COMPLIANCE WITH THE ABOVE. AS SUCH, YOUR CSC MAY BE SUBJECT TO FUTURE CANCELLATION, DELETION AND/OR REMOVAL IN THE EVENT THAT YOUR USE OF THE CSC IS DETERMINED TO BE IN VIOLATION OF THIS AGREEMENT.
k. CSC Opt-in Directory. Registry may elect to offer a CSC directory that provides members of the general public with certain information about Your CSC and any programs or campaigns offered through the CSC. Participation in the CSC directory service is optional. You shall have the right to edit, modify or delete any of Your content displayed within the CSC Directory upon request to the Registry. You shall also have the right to opt-out or remove any of Your content within the CSC Directory. You understand that You, and not Registry, are entirely responsible for all content contained within the CSC directory. Registry does not control the content posted via the CSC directory and, as such, does not guarantee the accuracy, integrity or quality of such information. Under no circumstances shall Registry be liable in any way for any content, including, but not limited to, any errors or omissions in any content, or any loss or damage or any kind incurred as a result of the use of any content posted in the CSC directory. You acknowledge that Registry may or may not pre-screen content contained within the CSC directory, but that Registry and its designees shall have the right (but not the obligation) in their sole discretion to pre-screen, refuse, edit or move any such content that is available through the CSC directory service. Without limiting the foregoing, Registry shall have the right to remove or edit any content that violates this Agreement. With respect to any content you submit or make available for inclusion in the CSC directory, You provide Registry with a worldwide, royalty-

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free and non-exclusive license to use, distribute, reproduce, modify, adapt and publicly display such content in the CSC directory during the term of Your participating in the CSC directory service.
l. CSC Auto-renew Feature.
      i. When you register a CSC, you shall have the option of electing that the CSC be automatically renewed (“Auto-renew”) upon reaching the expiration date in accordance with the instructions (and subject to Your agreement to the terms and conditions pertaining to that process) on our Web site. The default is that the Auto-renew feature is disabled. In the event You want Your CSC to Auto-renew, You must check the appropriate box in the Auto-renew section of the CSC Application. Once enrolled, upon expiration, Your CSC shall Auto-renew for a period equivalent to the length of the then-expiring registration and Your credit card on file with the Registry shall be debited the then-current rate for the renewing CSC. Thus, if you have chosen to register your CSC for one year, Registry will automatically renew it for one year. If you have chosen to register your CSC for three months, Registry will automatically renew it for three months, and so on. CSC renewals will be non refundable.
      ii. You acknowledge and agree that the renewal price may be higher or lower than the price you paid for the then-current term of the service, and that we are authorized to charge your credit card on file for the renewal of the service(s). In any event, you are solely responsible for the credit card information you provide to the Registry and must promptly inform Registry of any changes thereto (e.g., change of expiration date or account number or Credit Card billing address). Registry shall have no liability to you or any third party in connection with the renewal as described herein, including, but not limited to, any failure or errors in renewing the services. In order to process the Auto-renew service, we may use third-party vendors for the purpose of updating the expiration date and account number of your credit card on file. Such third-party vendors maintain relationships with various credit card issuers and may be able to provide us with the updated expiration date and account number for your credit card by comparing the information we have on file with the information the third-party has on file. By selecting the Auto-renew service, you acknowledge and agree that we may share your credit card information with such a third-party vendor for the purpose of obtaining any update to your credit card expiration date and account number.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
      iii. If for any reason Registry is not able to take the payment from the credit card You have on file, Your CSC will expire. It is Your responsibility to keep Your credit card information current, which includes the expiration date and current credit card billing address. Any renewal of the CSC is subject to the Registry’s then-current terms and conditions. If You do not elect that the CSC be automatically renewed, You have the responsibility of logging into Your account for that CSC and manually implementing the renewal by the expiration date (should You in fact want the CSC to be renewed).
      iv. Once enrolled in the Auto-renew service, You may opt-out of such service at any time prior to seven (7) days before the expiration of the CSC. In such an event, You shall be solely responsible for manually renewing the CSC in the event You wish to keep leasing the CSC. Neither the Registry nor the CTIA shall be responsible for the loss of any CSC caused by Your failure to manually renew a CSC if You have opted-out of the Auto-renew.
6. Registry Reservation. Registry reserves the right, but does not assume the obligation, to strictly enforce this Agreement by, without limitation, issuing warnings, suspending or terminating Service prior to actively investigating violations and prosecuting them in any court or appropriate venue. Registry may access, use and disclose transaction information about Your use of the Service, to the extent permitted by law, in order to comply with the law (e.g., a lawful subpoena); to enforce or apply this Agreement; to initiate, render, bill, and collect for the Services; to protect its rights or property; or to protect users of the Services from fraudulent, abusive, or unlawful use of, the Service. INDIRECT OR ATTEMPTED VIOLATIONS OF THIS POLICY OR ANY RELATED POLICY, GUIDELINE OR AGREEMENT, AND ACTUAL OR ATTEMPTED VIOLATIONS BY A THIRD PARTY ON YOUR BEHALF SHALL BE CONSIDERED VIOLATIONS OF THIS POLICY BY YOU. In addition, Registry reserves the right to deny, cancel, transfer or otherwise make unavailable any CSC that it deems necessary, in its sole discretion, (1) to protect the integrity and stability of the Service; (2) to comply with any applicable laws, government rules, policies or requirements, requests of law enforcement, in compliance with any dispute resolution process; (3) to avoid any liability, civil or criminal, on the part of Registry, as well as its affiliates, subsidiaries, officers, directors, representatives, employees, and stockholders; (4) for violations of any agreement between Registry and any third party related to the Service; (5) to correct mistakes made by Registry, in connection with a CSC registration.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
7. Fees. As consideration for the Service, You agree to pay Registry a non-refundable fee of $1000 per month for each “Selected CSC” and $500 per month for each “Random CSC.” Such fees are subject to change at any time by Registry, in its sole discretion; provided, however, that the fees in effect at the time of submission of Your application for a CSC, or at the time of renewal of Your CSC registration, will remain in effect with respect to such CSC registration for the period of such initial term or renewal term, as applicable. Except as set forth below, all fees for the entirety of the term shall be due and payable before assignment or renewal of the CSC. In the event that you are eligible to participate in a separate monthly billing promotion, the payment of such fees, and only the terms and conditions surrounding the payment of such fees, shall be subject to the terms and conditions as outlined in a separate monthly billing promotion addendum entered into between You and Registry. Participants in the monthly billing promotion remain subject to all other terms and conditions contained in this Agreement. Registry may take all remedies to collect fees owed. In the event that You dispute any fee, or take any action to initiate a credit card chargeback for any of the fees described above, such action may result in Your sublicense of a CSC being suspended until such time as the dispute is resolved, at which time, depending on the outcome of the dispute, the sublicense of the CSC may be reinstated or cancelled, whichever applicable. In addition to the foregoing fees, You are responsible for all taxes associated with such fees.
8. Ownership. You acknowledge that all right, title and interest in and to the database of CSCs, each of the CSCs themselves, the underlying technology used in connection with the Service, the CSC directory, and all software, material, information, communications, text, graphics, links, electronic art, animations, audio, video, photos, and other data (collectively, the “Intellectual Property”) available within the Service are the exclusive property of either the Registry or, in some instances, of licensors and/or third-party providers from whom Registry has obtained a license to use their Intellectual Property. You acknowledge that although you have a sublicense to use CSCs for the duration of the term, you have no proprietary ownership interest in the CSCs. You agree that You will not take any action that would cause You to acquire any trademark, trade name or trade dress rights in the CSC. You acknowledge and agree that the registration of a CSC

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
does not confer immunity from objection to either the registration or use of the CSC by a third party. Neither Registry, nor CTIA, nor any Participating Carrier is responsible in any way for any conflict or dispute with or any actual or threatened claim against You relating to a CSC, including without limitation a claim that any use of a CSC interferes with or infringes a registered or unregistered trademark, trade name, service mark or rights relating to a name or other identifying indicium of a third party or any other intellectual property rights or proprietary rights (including without limitation rights of publicity) of a third party or relating to the defamation or interference with the right of privacy of any third party. Except as expressly authorized by Registry or as may be posted on the Service, You may not copy, reproduce, publish, distribute, modify, create derivative works of, rent, lease, sell, transfer, display, transmit, compile or collect in a database, or in any manner commercially exploit any part of the Intellectual Property or the Service, in whole or in part. You may not store any significant portion of any Intellectual Property or the Service owned by, or licensed to Registry in any form, whether archival files, computer-readable files, or any other medium. You also may not “mirror” any Intellectual Property or the Service on any other server.
9. Links. Some links on Registry’s Web site lead to sites posted by independent site owners. Because Registry does not have control over these sites, it is not responsible for such sites’ accessibility via the Internet. Registry does not endorse products, services, or information provided by such sites. As such, Registry shall not be responsible or liable, directly or indirectly, for any damage or loss caused or alleged to be caused by or in connection with, use or reliance on any content, goods or services available on or through any other site. Further, the inclusion of these links does not imply that the other sites have given permission for inclusion of these links, or that there is any relationship between Registry and the linked sites.
10. Trademark Notice. CTIA®, CTIA logos, NeuStar®, NeuStar logos, their taglines and the look, feel and trade dress of the Service are the exclusive trademarks, service marks, trade dress and logos of CTIA — The Wireless Association® and NeuStar, Inc. respectively. All other trademarks, service marks, trade dress, and logos used on the Service are the trademarks, service marks, trade dress, and logos of their respective owners.
11. Designated Agent. The Digital Millennium Copyright Act, signed into law on

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
October 28, 1998, amended the copyright law to provide limitations for service provider liability relating to material online. In compliance with such Act, Registry has a Designated Agent to receive notice of alleged copyright infringements contained on the Service. All inquiries into alleged copyright infringement on the Service should be sent to Registry, c/o Jeffrey J. Neuman, Senior Director, Law & Advanced Services, 46000 Center Oak Plaza, Building Ten, Sterling, VA 20166.
12. Local Laws; Export Control. Registry controls and operates the Service from its headquarters in the United States and makes no representation that the Service is appropriate or available for use in other locations. If You use the Service from other locations, You are responsible for compliance with applicable local laws, including, but not limited to, export and import regulations of other countries. Unless otherwise explicitly stated, all marketing or promotional materials found on the Service are solely directed to individuals, companies, or other entities located in the United States.
13. Disclaimer of Warranty, Limitation of Liability. YOU AGREE THAT YOUR ACCESS TO AND USE OF THE SERVICE AND A CSC ARE AT YOUR OWN RISK. NEITHER REGISTRY, CTIA, NOR EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS OR AGENTS WARRANT THAT THE SERVICE OR A CSC WILL BE UNINTERRUPTED OR ERROR-FREE; NOR DO THEY MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE OR A CSC OR AS TO THE ACCURACY, RELIABILITY, OR CONTENT WITHIN THE SERVICE. THE SERVICE IS PROVIDED ON AN “AS IS, “AS AVAILABLE” BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. TESTING AND APPROVAL OF A CSC APPLICATION DOES NOT ENSURE THAT IT WILL RUN WITHOUT ERROR OR THAT IT WILL NOT OTHERWISE CAUSE HARM TO YOU, YOUR CUSTOMERS OR END USERS OR PARTICIPATING CARRIERS. IN NO EVENT WILL REGISTRY, CTIA, NOR EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS AND

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
AGENTS BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING OUT YOUR USE OF OR INABILITY TO ACCESS OR USE THE SERVICE OR A CSC, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS, LOSS OF GOODWILL, LOST BUSINESS, LOST DATA, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER DAMAGES OR LOSSES THAT RESULT FROM MISTAKES, INACCURATELY ENTERED DATA, UNAUTHORIZED USE, OMISSIONS, INTERRUPTIONS, ERRORS, DEFECTS, DELAYS IN OPERATION, OR ANY FAILURE OF PERFORMANCE, WHETHER OR NOT LIMITED TO ACTS OF GOD, COMMUNICATIONS FAILURE, THEFT, DESTRUCTION OR UNAUTHORIZED ACCESS TO INSTITUTIONS RECORDS, PROGRAMS OR SERVICES. YOU AGREE THAT THE FOREGOING LIMITATIONS OF LIABILITY REPRESENTS A REASONABLE ALLOCATION OF RISK. IN NO EVENT, SHALL REGISTRY, CTIA, AND EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS AND AGENTS BE LIABLE TO YOU FOR ANY AMOUNT EXCEEDING THE AMOUNT OF FEES PAID BY YOU FOR A CSC REGISTRATION. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.
14. Indemnification. You agree to indemnify, defend and hold harmless Registry, CTIA, and each of their respective parents, subsidiaries, shareholders, members, officers, directors, employees, affiliates and agents (each an “Indemnified Party”) from any claim or demand, including reasonable attorney’s fees, made by any third party due to or arising out of or relating to (a) this Agreement or the breach of Your warranties, representations and obligations under this Agreement, (b) the Service, CSC or Your use or nonuse of such Service or CSC, (c) any intellectual property or other proprietary right (including without limitation right of publicity) or right of privacy of any person or entity, (d) any content transmitted or received through the CSC, (e) a failure or inability of any end user to send or receive communications through Your CSC, (f) a violation of any of our operating rules or policies relating to the service(s) provided, or (g) any information or data You supplied to Registry, including, without limitation, any misrepresentation in Your application or the CSC directory, if applicable.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
When an Indemnified Party is threatened with suit or sued by a third party, the Indemnified Party may seek written assurances from You concerning Your promise to indemnify the Indemnified Party; Your failure to provide those assurances may be considered by the Indemnified Party to be a material breach of this Agreement. The Indemnified Party shall have the right to participate in any defense by You of a third-party claim related to Your use of any CSC or this Service, with counsel of its choice at its own expense. The Indemnified Party shall reasonably cooperate in the defense at Your request and expense. You shall have sole responsibility to defend the Indemnified Party against any claim, but You must receive the Indemnified Party’s prior written consent regarding any related settlement. The terms of this paragraph will survive any termination or cancellation of this Agreement.
15. Modifications to the Service. Registry reserves the right at any time to modify or discontinue, temporarily or permanently, the Service (or any part thereof) with or without notice. You agree that Registry will not be liable to You or to any third party for any modification, suspension, or discontinuation of the Services.
16. Termination.
a. By You. You may discontinue Your participation in and access to the Service upon at least thirty (30) days written notice to Registry for any reason or as otherwise provided in this Agreement. This Agreement will continue to apply to all past use of the Service by You, even if You are no longer using the Service. You acknowledge and agree that Registry may terminate or block Your use of all or part of the Service without prior notice for any reason, including, without limitation, if Registry believes You have engaged in conduct prohibited by this Agreement.
b. By Registry. Registry may terminate this Agreement or any part of the Service or Your CSC at any time (i) in the event you breach any obligation hereunder, (ii) fail to respond within ten (10) calendar days to an inquiry from Registry concerning the accuracy or completeness of the information You submitted in Your CSC application, (iii) if you have violated any other policy of Registry, (iv) pending a dispute regarding Your registered CSC or to resolve a dispute with a third party regarding Your registered CSC, (v) if Registry receives a court order or arbitration award requiring Registry to delete, transfer or modify a CSC; or (vi) if any Participating Carrier terminates Your use of a CSC for any reason. Registry, in its sole discretion, will determine whether or not Your conduct is consistent with this Agreement and any operating rules or policies.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
c. Effect of Termination. Unless otherwise specified in writing by Registry, You will not receive any refund for payments already made by You as of the date of termination. If termination of this Agreement is due to Your default hereunder, You shall bear all costs of such termination, including any reasonable costs Registry incurs in closing Your account. You agree to pay any and all costs incurred by Registry in enforcing Your compliance with this Section. You agree that upon termination or discontinuance for any reason, Registry may delete all information related to You on the Service, if applicable.
17. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, shall be finally settled in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”) then obtaining, by a panel of three arbitrators. Judgment upon the award of the Arbitrators may be entered by any court of competent jurisdiction over the parties on the subject matter of this Agreement. Each party shall have the right to appoint one arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two arbitrators so appointed shall appoint the third. The place of arbitration shall be the County of Loudoun, VA., U.S.A. The language of the arbitration shall be in English. The arbitrators shall determine the matters in dispute in accordance with the internal law of the Commonwealth of Virginia, without reference to the Convention on Contracts for the International Sale of Goods. Except as precluded by the United Nations Convention on the Recognition and Enforcements of Foreign Arbitral Awards, the internal procedural and substantive laws of Virginia and the United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement. The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars, free of any tax, deduction or offset, and that any costs, fees or taxes instant to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. No claim may be submitted by a party to arbitration in accordance with this Section 17 unless notified by the other party within one (1) year of the date on which the submitting party first knew or should have known of the existence of the facts indicating the existence of such dispute.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
18. Force Majeure. Neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, terrorism, armed conflict, labor strike, lockout, or boycott, provided that the party relying upon this section (i) shall have given the other party written notice thereof promptly and, in any event, within five (5) days of discovery thereof and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further, that in the event a force majeure event described in this Section extends for a period in excess of thirty (30) days in the aggregate, Registry may immediately terminate this Agreement.
19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of law. Any such action shall take place in the County of Fairfax in the Commonwealth of Virginia.
20. Changes to this Agreement. Registry reserves the right to modify this Agreement at any time and from time to time. Any such revision or change will be binding and effective upon sending notification to You by e-mail or United States mail. If You do not agree with any revision to the Agreement, You may terminate this Agreement at any time by providing Registry with notice. Your notice of termination will be effective on receipt and processing by Registry. Any fees paid by You if You terminate this Agreement are nonrefundable, but You will not incur any additional fees. By continuing to use the Service after any revision to this Agreement, You agree to abide by and be bound by any such revisions or changes.
21. Assignment of Agreement. Except as otherwise set forth herein, Your rights under this Agreement are not assignable or transferable. Any attempt by Your creditors to obtain an interest in Your rights under this Agreement, whether by attachment, levy, garnishment or otherwise, renders this Agreement voidable at Registry’s option. This Agreement shall inure to the benefit of and be binding upon Registry’s successors and assigns.
22. Severability. In the event that any provision of this Agreement shall be

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decision.
23. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by an authorized representative of Registry. The failure of a party, at any time or from time to time, to require performance of any obligations of the other party hereunder shall not affect its right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any prior or subsequent breach.
24. Entire Agreement. Except as otherwise set forth in this Agreement, this Agreement completely and exclusively states the agreement of the parties regarding the subject matter, and supersedes all prior agreements and understandings, whether written or oral, with respect to the subject matter of this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
HARD COPY REGISTRANT SUBLICENSE AGREEMENT
     This Common Short Code (“CSC”) Registrant Sublicense Agreement (“Agreement”) dated           , 200                     (the “Effective Date”) is entered by and between the applicant listed below on behalf of itself and its affiliates and subsidiaries (collectively, “You”) and NeuStar, Inc., a Delaware corporation, located at 46000 Center Oak Plaza, Sterling, VA 20166 (“Registry”). By signing this Agreement, You agree to be bound by this Agreement. If you do not agree with all of these terms and conditions, You are not authorized to use the service. PLEASE BE ADVISED THAT THE MERE APPLICATION FOR OR REGISTRATION OF A CSC WITH THE REGISTRY DOES NOT GUARANTEE THAT A PARTICIPATING CARRIER WILL ACCEPT OR IMPLEMENT THE CSC OR THAT YOU WILL BE ABLE TO USE THE CSC AT ALL.

NeuStar, Inc.

(Your Name)

Signature:		Signature:

Name:		Name:

Title:		Title:

Date:		Date:

Billing Contact

Billing Address

P.O. /Billing Ref.

# (if applicable)

1. The Service. Registry administers a method for assignment of CSCs. CSCs are a string of numeric characters that are interoperable across communication service providers in the United States that are participating in CSC services (“Participating Carriers”).

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
The Participating Carriers and other participating members of the wireless telecommunications industry have appointed the CTIA — The Wireless Association® (formerly Cellular Telecommunications & Internet Association) (“CTIA”) to serve as their Common Short Code Administrator and CTIA, acting in that capacity, has granted Registry a license to assign CSCs in the manner described in this Agreement. Registry makes this Service available to those seeking to sublicense for the term selected, a CSC. CSCs are intended for use only in the United States. You may review frequently asked questions regarding the Service by reviewing the CSC FAQs.
2. Registration, Password and Security. To use the Service and license a CSC, an account will be created for You and Registry shall submit to you a login name and initial password. You will be able to modify the password at any time. If any information You provide is inaccurate, incomplete or not current, Registry may suspend or terminate Your account and access to the Service. You may change such information at any time by logging into Your account. You are solely responsible for maintaining the confidentiality of Your login name and password. You must immediately notify Registry of any unauthorized use of Your login name and You are responsible for any unauthorized activities, charges and/or liabilities made on or through Your login name until Registry receives such notification. You may not transfer or lend login names to any other third party.
3. Privacy. BY AGREEING TO THE TERMS OF THIS AGREEMENT, YOU ACKNOWLEDGE THAT THE PRIVACY STATEMENT OF THE CSCA AND GENERALLY DESCRIBE THE COLLECTION AND USE OF PERSONAL INFORMATION, DO NOT APPLY TO INFORMATION SUBMITTED TO REGISTRY UNDER THIS AGREEMENT. In addition, Registry will not use the data submitted by You in a way incompatible with the purposes of this Agreement. You represent and warrant that You have provided notice to, and obtained consent from, any third party individuals whose data You supply to us as part of the Service with regard to: (i) the purposes for which such third party’s data has been collected, (ii) the intended recipients or categories of recipients of the third party’s data, (iii) which parts of the third party’s data are obligatory and which parts, if any, are voluntary; and (iv) how the third party can access and, if necessary, rectify the data held about them. You further agree to provide such notice and obtain such consent with regard to any third party data You provide in the future. Neither Registry nor CTIA are responsible for any consequences resulting from Your failure to provide notice or receive consent from such individuals nor for Your providing outdated, incomplete or inaccurate information. In addition to the above, in the event that You elect to participate in the optional CSC directory service offered by Registry, You hereby consent to the publication of such information on a directory that may be viewable by members of the general public.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
4. Disclosure of Certain Information. In order for Registry to comply with the rules and policies for the administration of CSCs (which may be updated from time to time), You consent to the disclosure by Registry to CTIA or to Participating Carriers, or those acting on behalf of CTIA or Participating Carriers, through an interactive accessible registration database or otherwise, the Data. In addition, You acknowledge that the Application identifies those fields and Data that will be publicly disclosed or made available through the Registry’s website or otherwise. You further consent to the disclosure of any Data or other information to any governmental agency upon receipt of lawful process or in compliance with any law, or to protect the rights or property of Registry, CTIA, Participating Carriers, or any of their customers or users. Further, in the event that You agree to participate in the optional CSC directory service, and indicate such acceptance in your CSC application or otherwise, You hereby consent to the publication of such required data in the CSC directory. You acknowledge and agree that such data may be viewable by members of the general public.
5. The Application.
a. CSC. In order to apply for a CSC through the Service, You must complete the Registry’s application form, attached hereto as Exhibit 1, for each CSC that You would like to register and pay the requisite fees set forth in Section 8 below. For each application, the person/entity listed in the “Content Provider details” must be the actual Content Provider (as defined above). Once You have submitted a completed application, Registry will send an email confirming it has received Your application. You must retain the confirmation e-mail for each application You submit. You also may review detailed instructions to complete and submit an application by reviewing Registry’s INSTRUCTIONS. You agree to: (1) provide certain true, current, complete and accurate information during the application process; and (2) maintain and update such information according to Registry’s modification procedures as needed to keep it current, complete and accurate.
b. Types of CSCs. All applications for CSCs are accepted by Registry on a first-come, first-served basis. Unless You specify a specific CSC in Your application, once Your application is deemed to be complete by the Registry, You will be assigned a CSC on a random basis from the pool of available CSCs (a “Random CSC”). A “Selected CSC” shall mean any CSC that You specifically request from Registry. Selected CSCs shall also be assigned on a first-come, first-served basis from the pool of available CSCs.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Registry makes no representation that any specific CSC will be available upon request. You acknowledge and agree that submission of a CSC application or otherwise meeting the eligibility requirements for registration does not guarantee that Your application will be approved, that You will ultimately be the sublicensee of a particular CSC, or that any Participating Carrier will accept, implement or maintain a sublicensed CSC.
c. Right of Refusal. Registry reserves the right, in its sole discretion, to refuse to register any Random or Selected CSC, YOU AGREE THAT ANY AND ALL REGISTRATION FEES PAID TO REGISTRY SHALL NOT BE REFUNDABLE. You agree that neither Registry nor CTIA shall be liable for any losses or damages that may result from a refusal to register any CSC. You acknowledge and agree that neither Registry nor CTIA shall be liable to You or any other party in connection with claims, damages, losses, expenses or costs incurred or suffered by You as a result of actions taken or not taken by Participating Carriers.
d. Term of CSCs. All CSCs, whether Selected or Random, shall be available for terms of three (3), six (6) and twelve (12) months and may be renewed by You for additional three (3), six (6) and twelve (12) month periods.
e. Activating Your CSC. REGISTERING A CSC IN NO WAY GUARANTEES YOU THE RIGHT TO SEND OR RECEIVE COMMUNICATIONS USING YOUR CSC OR THE RIGHT TO USE THE CSC IN ANY OTHER MANNER. IN ORDER TO ACTIVATE YOUR CSC, YOU MUST OBTAIN APPROVAL FROM EACH INDIVIDUAL PARTICIPATING CARRIER IN WHICH YOU WOULD LIKE TO TRANSMIT CONTENT. THE TERMS AND CONDITIONS OF ALL SUCH ARRANGEMENTS WITH INDIVIDUAL PARTICIPATING CARRIERS ARE AT THE SOLE DISCRETION OF THAT PARTICIPATING CARRIER AND SHALL NOT IN ANY WAY INVOLVE REGISTRY. IN ADDITION, INITIAL APPROVAL OF REGISTRATION OF A CSC IN NO WAY GUARANTEES THAT YOU WILL BE ABLE TO RETAIN SUCH CSC PAST THE CURRENT TERM OF YOUR REGISTRATION.
f. Expiration Grace Period. In the event that Your CSC expires, and has not been renewed in accordance with this Agreement, You may be given an additional thirty (30) day grace period, at the sole discretion of the Registry, in which to re-register such CSC. In the event you do not re-register such CSC within that period, this Agreement shall be terminated, and the CSC may be made available to the general public after an appropriate aging period.
g. Opt-in/Opt-Out of CSC Programs.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
In addition to the prohibitions of the transmission of unsolicited messages elsewhere in this Agreement, each individual program or application administered to an end user through a CSC must be offered on an “opt-in basis.” This may be achieved through the submission of an MO message to the program or registering to receive messages through a website operated by the Registrant. In addition, each Registrant must also offer a convenient, easy-to-use and conspicuous method for an end user to opt-out any individual program or application administered through a CSC.
h. No Assignment or Transfer of the CSC. You may not transfer or assign Your sublicense to any CSC or any of Your rights or obligations under this Agreement. Notwithstanding the foregoing, You may assign Your sublicense to a CSC in connection with the sale of all or substantially all of Your assets to a third party successor in interest.
i. Representations. You agree that You may access and use the Service for lawful purposes only and that You are solely responsible for the knowledge and adherence to this Agreement, any and all laws, statutes, rules and regulations pertaining to Your use of the Service and a CSC, including without limitation laws related to intellectual property, defamation, publicity and privacy. You represent that (I) You intend to use and will use each sublicensed CSC for the purpose set forth in Your application and not for the purpose of blocking another party from using a CSC, (ii) neither Your registration nor use of the any sublicensed CSC nor the manner in which You intend to use such CSC will directly or indirectly infringe or violate the legal rights of a third party, and (iii) You have all requisite power and due authority to execute this Agreement and to perform Your obligations hereunder. You agree that You will not (i) use a CSC in violation of this Agreement; (ii) use a CSC to commit a criminal offense or to encourage conduct that would constitute a criminal offense or give rise to a civil liability, or otherwise violate any local, state, Federal or international law or regulation; (iii) use a CSC to upload or otherwise transmit any content that You do not have a right to transmit under any law or contractual or fiduciary duty; (iv) interfere or infringe with any trademark or proprietary rights of any other party; (v) interfere with the ability of other users to access or use the Service; (vi) claim a relationship with or to speak for any individual, business, association, institution or other organization for which You are not authorized to claim such a relationship; (vii) interfere with or disrupt the Service or servers or networks connected to the Service, or disobey any requirements, procedures, policies or regulations of networks connected to the Service; or (viii) reproduce, duplicate, copy, use, distribute, sell, resell or otherwise exploit for any commercial purposes any portion of the Service.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
j. BY REGISTERING A CSC, YOU HEREBY ACKNOWLEDGE THAT YOUR USE OF SUCH CSC IS AND SHALL REMAIN IN COMPLIANCE WITH THE ABOVE, AS SUCH, YOUR CSC MAY BE SUBJECT TO FUTURE CANCELLATION, DELETION AND/OR REMOVAL IN THE EVENT THAT YOUR USE OF THE CSC IS DETERMINED TO BE IN VIOLATION OF THIS AGREEMENT.
k. CSC Opt-in Directory. Registry may elect to offer a CSC directory, that provides members of the general public with certain information about Your CSC and any programs or campaigns offered through the CSC. Participation in the CSC directory service is optional. You shall have the right to edit, modify or delete any of Your content displayed within the CSC Directory upon request to the Registry. You shall also have the right to opt-out or remove any of Your content within the CSC Directory. You understand that You, and not Registry, are entirely responsible for all content contained within the CSC directory. Registry does not control the content posted via the CSC directory and, as such, does not guarantee the accuracy, integrity or quality of such information. Under no circumstances shall Registry be liable in any way for any content, including, but not limited to, any errors or omissions in any content, or any loss or damage or any kind incurred as a result of the use of any content posted in the CSC directory. You acknowledge that Registry may or may not pre-screen content contained within the CSC directory, but that Registry and its designees shall have the right (but not the obligation) in their sole discretion to pre-screen, refuse, edit or move any such content that is available through the CSC directory service. Without limiting the foregoing, Registry shall have the right to remove or edit any content that violates this Agreement. With respect to any content you submit or make available for inclusion in the CSC directory, You provide Registry with a worldwide, royalty-free and non-exclusive license to use, distribute, reproduce, modify, adapt and publicly display such content in the CSC directory during the term of Your participating in the CSC directory service.
6. Registry Reservation. Registry reserves the right, but does not assume the obligation, to strictly enforce this Agreement by, without limitation, issuing warnings, suspending or terminating Service prior to actively investigating violations and prosecuting them in any court or appropriate venue. Registry may access, use and disclose transaction information about Your use of the Service, to the extent permitted by law, in order to comply with the law (e.g., a lawful

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
subpoena); to enforce or apply this Agreement; to initiate, render, bill, and collect for the Services; to protect its rights or property; or to protect users of the Services from fraudulent, abusive, or unlawful use of, the Service. INDIRECT OR ATTEMPTED VIOLATIONS OF THIS POLICY OR ANY RELATED POLICY, GUIDELINE OR AGREEMENT, AND ACTUAL OR ATTEMPTED VIOLATIONS BY A THIRD PARTY ON YOUR BEHALF SHALL BE CONSIDERED VIOLATIONS OF THIS POLICY BY YOU. In addition, Registry reserves the right to deny, cancel, transfer or otherwise make unavailable any CSC that it deems necessary, in its sole discretion, (1) to protect the integrity and stability of the Service; (2) to comply with any applicable laws, government rules, policies or requirements, requests of law enforcement, in compliance with any dispute resolution process; (3) to avoid any liability, civil or criminal, on the part of Registry, as well as its affiliates, subsidiaries, officers, directors, representatives, employees, and stockholders; (4) for violations of any agreement between Registry and any third party related to the Service; (5) to correct mistakes made by Registry, in connection with a CSC registration.
7. Fees. As consideration for the Service, You agree to pay Registry a non-refundable fee of $1000 per month for each “Selected CSC” and $500 per month for each “Random CSC.” Such fees are subject to change at any time by Registry, in its sole discretion; provided, however, that the fees in effect at the time of submission of Your application for a CSC, or at the time of renewal of Your CSC registration, will remain in effect with respect to such CSC registration for the period of such initial term or renewal term, as applicable. All fees for the entirety of the term shall be due and payable before assignment or renewal of the CSC. Registry may take all remedies to collect fees owed. In the event that You dispute any fee, or take any action to initiate a credit card chargeback for any of the fees described above, such action may result in Your sublicense of a CSC being suspended until such time as the dispute is resolved, at which time, depending on the outcome of the dispute, the sublicense of the CSC may be reinstated or cancelled, whichever applicable. In addition to the foregoing fees, You are responsible for all taxes associated with such fees.
8. Ownership. You acknowledge that all right, title and interest in and to the database of CSCs, each of the CSCs themselves, the underlying technology used in connection with the Service, the CSC directory, and all software, material, information, communications, text, graphics, links, electronic art, animations, audio, video, photos, and other data (collectively, the “Intellectual Property”) available within the Service are the exclusive property of either the Registry or, in

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
some instances, of licensors and/or third-party providers from whom Registry has obtained a license to use their Intellectual Property. You acknowledge that although you have a sublicense to use CSCs for the duration of the term, you have no proprietary ownership interest in the CSCs. You agree that You will not take any action that would cause You to acquire any trademark, trade name or trade dress rights in the CSC. You acknowledge and agree that the registration of a CSC does not confer immunity from objection to either the registration or use of the CSC by a third party. Neither Registry, nor CTIA, nor any Participating Carrier is responsible in any way for any conflict or dispute with or any actual or threatened claim against You relating to a CSC, including without limitation a claim that any use of a CSC interferes with or infringes a registered or unregistered trademark, trade name, service mark or rights relating to a name or other identifying indicium of a third party or any other intellectual property rights or proprietary rights (including without limitation rights of publicity) of a third party or relating to the defamation or interference with the right of privacy of any third party. Except as expressly authorized by Registry or as may be posted on the Service, You may not copy, reproduce, publish, distribute, modify, create derivative works of, rent, lease, sell, transfer, display, transmit, compile or collect in a database, or in any manner commercially exploit any part of the Intellectual Property or the Service, in whole or in part. You may not store any significant portion of any Intellectual Property or the Service owned by, or licensed to Registry in any form, whether archival files, computer-readable files, or any other medium. You also may not “mirror” any Intellectual Property or the Service on any other server.
9. Links. Some links on Registry’s Web site lead to sites posted by independent site owners. Because Registry does not have control over these sites, it is not responsible for such sites’ accessibility via the Internet. Registry does not endorse products, services, or information provided by such sites. As such, Registry shall not be responsible or liable, directly or indirectly, for any damage or loss caused or alleged to be caused by or in connection with, use or reliance on any content, goods or services available on or through any other site. Further, the inclusion of these links does not imply that the other sites have given permission for inclusion of these links, or that there is any relationship between Registry and the linked sites.
10. Trademark Notice. CTIA®, CTIA logos, NeuStar®, NeuStar logos, their taglines and the look, feel and trade dress of the Service are the exclusive trademarks, service marks, trade dress and logos of CTIA — The Wireless Association® and NeuStar, Inc. respectively. All other trademarks, service marks, trade dress, and logos used on the Service are the trademarks, service marks, trade dress, and logos of their respective owners.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
11. Designated Agent. The Digital Millennium Copyright Act, signed into law on October 28, 1998, amended the copyright law to provide limitations for service provider liability relating to material online. In compliance with such Act, Registry has a Designated Agent to receive notice of alleged copyright infringements contained on the Service. All inquiries into alleged copyright infringement on the Service should be sent to Registry, c/o Jeffrey J. Neuman, Director of Law and Policy, 46000 Center Oak Plaza, Building Ten, Sterling, VA 20166.
12. Local Laws; Export Control. Registry controls and operates the Service from its headquarters in the United States and makes no representation that the Service is appropriate or available for use in other locations. If You use the Service from other locations, You are responsible for compliance with applicable local laws, including, but not limited to, export and import regulations of other countries. Unless otherwise explicitly stated, all marketing or promotional materials found on the Service are solely directed to individuals, companies, or other entities located in the United States.
13. Disclaimer of Warranty, Limitation of Liability. YOU AGREE THAT YOUR ACCESS TO AND USE OF THE SERVICE AND A CSC ARE AT YOUR OWN RISK. NEITHER REGISTRY, CTIA, NOR EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS OR AGENTS WARRANT THAT THE SERVICE OR A CSC WILL BE UNINTERRUPTED OR ERROR-FREE; NOR DO THEY MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE OR A CSC OR AS TO THE ACCURACY, RELIABILITY, OR CONTENT WITHIN THE SERVICE. THE SERVICE IS PROVIDED ON AN “AS IS, “AS AVAILABLE” BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. TESTING AND APPROVAL OF A CSC APPLICATION DOES NOT ENSURE THAT IT WILL RUN WITHOUT ERROR OR THAT IT WILL NOT OTHERWISE CAUSE HARM TO YOU, YOUR CUSTOMERS OR END USERS OR PARTICIPATING CARRIERS. IN NO EVENT WILL REGISTRY, CTIA, NOR EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS,

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS AND AGENTS BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING OUT YOUR USE OF OR INABILITY TO ACCESS OR USE THE SERVICE OR A CSC, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS, LOSS OF GOODWILL, LOST BUSINESS, LOST DATA, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER DAMAGES OR LOSSES THAT RESULT FROM MISTAKES, INACCURATELY ENTERED DATA, UNAUTHORIZED USE, OMISSIONS, INTERRUPTIONS, ERRORS, DEFECTS, DELAYS IN OPERATION, OR ANY FAILURE OF PERFORMANCE, WHETHER OR NOT LIMITED TO ACTS OF GOD, COMMUNICATIONS FAILURE, THEFT, DESTRUCTION OR UNAUTHORIZED ACCESS TO INSTITUTIONS RECORDS, PROGRAMS OR SERVICES. YOU AGREE THAT THE FOREGOING LIMITATIONS OF LIABILITY REPRESENTS A REASONABLE ALLOCATION OF RISK. IN NO EVENT, SHALL REGISTRY, CTIA, AND EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS AND AGENTS BE LIABLE TO YOU FOR ANY AMOUNT EXCEEDING THE AMOUNT OF FEES PAID BY YOU FOR A CSC REGISTRATION. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.
14. Indemnification. You agree to indemnify, defend and hold harmless Registry, CTIA, and each of their respective parents, subsidiaries, shareholders, members, officers, directors, employees, affiliates and agents (each an “Indemnified Party”) from any claim or demand, including reasonable attorney’s fees, made by any third party due to or arising out of or relating to (a) this Agreement or the breach of Your warranties, representations and obligations under this Agreement, (b) the Service, CSC or Your use or nonuse of such Service or CSC, (c) any intellectual property or other proprietary right (including without limitation right of publicity) or right of privacy of any person or entity, (d) any content transmitted or received through the CSC, (e) a failure or inability of any end user to send or receive communications through Your CSC, (f) a violation of any of our operating rules or policies relating to the service(s) provided, or (g) any information or data You supplied to Registry, including, without limitation, any misrepresentation in Your application or the CSC directory, if applicable.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
When an Indemnified Party is threatened with suit or sued by a third party, the Indemnified Party may seek written assurances from You concerning Your promise to indemnify the Indemnified Party; Your failure to provide those assurances may be considered by the Indemnified Party to be a material breach of this Agreement. The Indemnified Party shall have the right to participate in any defense by You of a third-party claim related to Your use of any CSC or this Service, with counsel of its choice at its own expense. The Indemnified Party shall reasonably cooperate in the defense at Your request and expense. You shall have sole responsibility to defend the Indemnified Party against any claim, but You must receive the Indemnified Party’s prior written consent regarding any related settlement. The terms of this paragraph will survive any termination or cancellation of this Agreement.
15. Modifications to the Service. Registry reserves the right at any time to modify or discontinue, temporarily or permanently, the Service (or any part thereof) with or without notice. You agree that Registry will not be liable to You or to any third party for any modification, suspension, or discontinuation of the Services.
16. Termination.
a. By You. You may discontinue Your participation in and access to the Service upon at least thirty (30) days written notice to Registry for any reason or as otherwise provided in this Agreement. This Agreement will continue to apply to all past use of the Service by You, even if You are no longer using the Service. You acknowledge and agree that Registry may terminate or block Your use of all or part of the Service without prior notice for any reason, including, without limitation, if Registry believes You have engaged in conduct prohibited by this Agreement.
b. By Registry. Registry may terminate this Agreement or any part of the Service or Your CSC at any time (i) in the event you breach any obligation hereunder, (ii) fail to respond within ten (10) calendar days to an inquiry from Registry concerning the accuracy or completeness of the information You submitted in Your CSC application, (iii) if you have violated any other policy of Registry, (iv) pending a dispute regarding Your registered CSC or to resolve a dispute with a third party regarding Your registered CSC, (v) if Registry receives a court order or arbitration award requiring Registry to delete, transfer or modify a CSC; or (vi) if any Participating Carrier terminates Your use of a CSC for any reason. Registry, in its sole discretion, will determine whether or not Your conduct is consistent with this Agreement and any operating rules or policies.
c. Effect of Termination. Unless otherwise specified in writing by Registry, You will not receive any refund for payments already made by You as of the date of termination.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
If termination of this Agreement is due to Your default hereunder, You shall bear all costs of such termination, including any reasonable costs Registry incurs in closing Your account. You agree to pay any and all costs incurred by Registry in enforcing Your compliance with this Section. You agree that upon termination or discontinuance for any reason, Registry may delete all information related to You on the Service, if applicable.
17. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, shall be finally settled in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”) then obtaining, by a panel of three arbitrators. Judgment upon the award of the Arbitrators may be entered by any court of competent jurisdiction over the parties on the subject matter of this Agreement. Each party shall have the right to appoint one arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two arbitrators so appointed shall appoint the third. The place of arbitration shall be the County of Loudoun, VA., U.S.A. The language of the arbitration shall be in English. The arbitrators shall determine the matters in dispute in accordance with the internal law of the Commonwealth of Virginia, without reference to the Convention on Contracts for the International Sale of Goods. Except as precluded by the United Nations Convention on the Recognition and Enforcements of Foreign Arbitral Awards, the internal procedural and substantive laws of Virginia and the United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement. The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars, free of any tax, deduction or offset, and that any costs, fees or taxes instant to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. No claim may be submitted by a party to arbitration in accordance with this Section 17 unless notified by the other party within one (1) year of the date on which the submitting party first knew or should have known of the existence of the facts indicating the existence of such dispute.
18. Force Majeure. Neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, terrorism, armed conflict, labor strike, lockout, or boycott, provided that the party relying upon this section (i) shall have given the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
other party written notice thereof promptly and, in any event, within five (5) days of discovery thereof and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further, that in the event a force majeure event described in this Section extends for a period in excess of thirty (30) days in the aggregate, Registry may immediately terminate this Agreement.
19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of law. Any such action shall take place in the County of Fairfax in the Commonwealth of Virginia.
20. Changes to this Agreement. Registry reserves the right to modify this Agreement at any time and from time to time. Any such revision or change will be binding and effective upon sending notification to You by e-mail or United States mail. If You do not agree with any revision to the Agreement, You may terminate this Agreement at any time by providing Registry with notice. Your notice of termination will be effective on receipt and processing by Registry. Any fees paid by You if You terminate this Agreement are nonrefundable, but You will not incur any additional fees. By continuing to use the Service after any revision to this Agreement, You agree to abide by and be bound by any such revisions or changes.
21. Assignment of Agreement. Except as otherwise set forth herein, Your rights under this Agreement are not assignable or transferable. Any attempt by Your creditors to obtain an interest in Your rights under this Agreement, whether by attachment, levy, garnishment or otherwise, renders this Agreement voidable at Registry’s option. This Agreement shall inure to the benefit of and be binding upon Registry’s successors and assigns.
22. Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decision.
23. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by an authorized representative of Registry. The failure of a party, at any time or from time to time, to require performance of any obligations of the other party hereunder shall not affect its right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any prior or subsequent breach.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
24. Entire Agreement. This Agreement completely and exclusively state the agreement of the parties regarding the subject matter, and supersede all prior agreements and understandings, whether written or oral, with respect to the subject matter of this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT C-1 TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
Common Short Codes Registry Fee Schedule
Registrants of CSCs shall pay the following amounts based on the type of CSC registered:
     (a) Random CSC = $500 per month per CSC
     (b) Selected CSC = $1,000 per month per CSC
     (c) Carrier-Reserved code = $0 per month per code
Length of Registrations:  CSCs shall be available for terms of 3, 6 and 12 months.
Minimum Term:    All CSCs shall be registered for a minimum of three (3) months.
Billing:    Registrants are required to pre-pay Registry for the entire term, upon such CSC being granted by Registry in accordance with the process set forth in Exhibit D, provided that Registrants that elect and are eligible for monthly billing are required to prepay on a monthly basis throughout the term.
Registrants will be permitted to use auto-renew and/or monthly billing in accordance with the terms of the Common Short Code Administration Guidelines in Exhibit D.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT C-2 TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
CSCA Royalties Calculation
For all Registry Fees collected in the 2008 calendar year, CSCA Royalties shall be paid by Registry to CTIA in the manner set forth in Exhibit C-2 of the Original Agreement.
For all Registry Fees collected after December 31, 2008, CSCA Royalties shall be paid by Registry to CTIA in the following manner:
•	The CSCA Royalty Percentage shall be calculated based on aggregate Registry Fees collected by Registry through the end of the calendar year.
•	For each dollar of Registry Fees collected by Registry during the calendar year up to $[* * *], the CSCA Royalty Percentage shall be [* * *] percent ([* * *]%) and CTIA will be paid CSCA Royalties equal to that percentage of the Registry Fees collected by Registry not exceeding $[* * *].

•	For each dollar of Registry Fees collected by Registry during the calendar year in excess of $[* * *], but less than $[* * *], the CSCA Royalty Percentage shall be [* * *] percent ([* * *]%) and CTIA will be paid CSCA Royalties equal to that percentage of the Registry Fees collected by Registry in excess of $[* * *], but not exceeding $[* * *].

•	Thereafter, for each dollar of Registry Fees collected by Registry during the calendar year in excess of $[* * *], the CSCA Royalty Percentage shall be [* * *] percent ([* * *]%) and CTIA will be

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
paid CSCA Royalties equal to that percentage of the Registry Fees collected by Registry in excess of $[* * *].

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT D TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
Assignment Guidelines
Common Short Code
Administration
Guidelines
Version 2.0
June 2, 2008
Table of Contents
1. Common Short Code Service Overview
2. Common Short Code Namespace
3. Common Short Code Users
4. Common Short Code Application Process
5. Registry Database and Public Website Functionality
6. Common Short Code Customer Care
Attachment 1. CSC Functional Roles
Attachment 2. Process Flow for Contributing Reserved Short Code
Attachment 3. CSC Application Form
Attachment 4. CSC Application Process Flow
Attachment 5. Item Lists
1.	Common Short Code Service Overview
Short codes are a string of numeric digits used to address wireless messages. Common Short Codes (CSC) are short codes that are administered by a single CSC Administrator for a group of wireless Carriers.
1.1 Wireless Messaging and Short Codes

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Wireless messaging allows mobile subscribers to send and receive messages with other subscribers or with applications. A telephone number will be used when sending a message to another subscriber. This is commonly referred to as Peer to Peer Messaging. These messages sent to other subscribers and are like email, and include text such as “I’ll be there in 10 minutes”.
Another form of messaging is application to Peer messaging. Some examples of applications used in CSC-based wireless messaging are: TV voting/polling, information requests, direct response marketing promotions, downloading of content, alerts and wireless advertising. Rather than use telephone numbers to address applications, Carriers allow brands and enterprises to make use short codes. For example, if a wireless End User wants to request football scores by using a short code, that End User could create a message with the text “Football scores” and address it to a short code such as 29876. The application Provider would then send football scores to the End Users mobile device. Short codes are only used with application to Peer Messaging; they are not used for Peer to Peer messaging.
1.2 Functional Roles Involved in Short Codes
There are a number of roles involved in enabling and using short code related applications:
     (a) End Users – persons or entities that will utilize short codes for communication with applications,
     (b) Carriers — provide the network infrastructure for delivery of messages between the End User and Connection Aggregators or Application Providers. A Carrier may also act as a Connection Aggregator, Application Provider, or Applicant for CSCs.  In such an event that Carrier will be bound by the same rules and obligations as any other Connection Aggregator, Application Provider or Applicant,
     (c) Connection Aggregator — may provide connectivity between Carrier networks and Application Providers,
     (d) Application Providers — provide the technology platform for a short code service application, and
     (e) Content Provider – the entity that owns or has the right to content and licenses such content to the Application Provider for delivery to the End User.
It’s possible for the Application Provider to also be the Content Provider. For example an Application Provider could provide ring tones as content. It’s also possible for the same company to be both a Connection Aggregator and an Application Provider. Therefore it’s possible for the Connection Aggregator, the Application Provider and the Content Provider to be the same company.
Attachment 1 provides a diagram of the roles involved in short code service delivery.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
1.3 Common Short Codes
Short codes were originally Carrier specific with no coordination of codes for inter-Carrier applications. This limited applications to specific Carriers and required End Users to recognize the specific short codes used by their Carrier. This type of approach fragmented the marketing message and limited Content Provider participation.
CSCs are a specific type of short code that are provisioned across multiple Carriers, thus increasing traffic and reducing user confusion. This provides the Content Provider or Advertisers maximum reach (now at 97% wireless phones which can support text messaging). This document addresses CSCs that will be administered by a single CSC Administrator for a group of participating US wireless Carriers.
The CSC Registry provides and supports the operational functions on behalf of the CSC Administrator. The Registry maintains a single database of available, reserved, and registered CSCs through the CSCA website. Some of the Registry’s responsibilities include: providing day to day support, administering the resource, maintaining the CSC registry platform, developing and implementing guidelines, facilitating the manual and automated implementation of CSCs across multiple Carriers, and addressing issues presented by the administrator, in a timely manner, and in accordance with the Agreement.
In addition to the roles identified in Section 1.2, CSCs require two additional roles:
(a) CSC Administrator – is the entity providing the administration and management of the CSC Program as defined by the participating Wireless Carriers. CTIA is the US Common Short Code Administrator.
(b) CSC Registry – is the entity selected by the CSC Administrator to provide the operational aspects of the Administrator’s functions. NeuStar is the entity selected by the CSC Administrator to serve as the US Common Short Code Registry.
2.	Common Short Codes Namespace
The Registry operates the CSC service, offering CSCs in the format of five (5) and six (6) digits. The digits 0 and 1 are not used as the first digit of a CSC to avoid potential conflicts with existing dialing plans.
The CSCs approved by the Carriers and Administrator for the Registry to operate and manage are within the following ranges below:
Five (5) digit   20000-99999  =  80,000 potential CSCs

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Six (6) digit   200000-999999  =  800,000 potential CSCs
Some codes within the range of potential CSCs are reserved by the Administrator for specific and/or future business purposes. The ranges set aside for future opportunities are:
Six (6) digit 200000-222221
Six (6) digit 900000-999999
Six (6) digit 260000-269999
Six (6) digit 360000-369999
Six (6) digit 800000-800999
Some codes may be reserved by Carriers and therefore will not be available for assignment as a CSC. The remaining codes within the defined ranges are eligible for use as CSCs.
Each Carrier retains the right to support traffic, or not support traffic, for a leased CSC. However a Carrier cannot use a leased CSC for a purpose other than that which it has been leased during its term.
CSCs are only to be used between mobile devices and applications. A CSC Registrant cannot lease, sublicense or otherwise transfer a CSC, or the rights to an application within that CSC, to a third party. Such transfer would violate the Registrant Sublicense Agreement unless such transfer is in connection with the sale of all or substantially all of the Registrant’s assets to a third party successor in interest.
2.1 Reserved Short Codes
Reserved Short Codes are short codes within the range of potential CSCs that are reserved for other purposes and therefore are not available to be used as CSCs. There are no code-specific charges associated with reserved codes. Although historically there were two types of reserved codes (grandfathered codes and Carrier-reserved codes), currently all reserved codes are labeled “Carrier Reserved Codes”. Grandfathered Codes were CSCs that were initially reserved by one or more Carriers at the time the CSC Registry launched in October 2003.
Commencing after the launch of the CSC Registry, individual Carriers were, and are still, able to reserve short codes within the range of CSCs for their own purposes as long as the code is not already registered. If the code is already registered as a CSC, the Carrier’s reservation request will be denied. The lessee has the right to renew that same code when its term is expiring, assuming it has abided by the terms of the Registrant Sub-license Agreement. Once a Carrier reserves a Carrier-specific code it is removed from the pool of available CSCs.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
The Registry will register; 1) the code, 2) the Carrier, and 3) the date it was reserved. The Registry will only disclose that the code is not available for registration as a CSC. It will not disclose the Carrier that registered the code.
If a Carrier decides that it is no longer necessary to reserve the Carrier-specific code, it can call Customer Support to contribute it to the pool of CSCs. This process is depicted in Attachment 2. The Carrier’s primary point of contact with the Registry will send an email to the Registry identifying the code(s) contributed and the date of contribution. The Registry will store a copy of the correspondence in its records.
It is possible that more than one Carrier will have claimed the code as a grandfathered code. If no other Carrier still has the code reserved as a grandfathered code it will be placed in the pool of CSCs and will start a 90-day aging period where it cannot be assigned as a CSC. Carriers will be notified, via email, each time a grandfathered code enters the 90-day aging period. They will not be told which Carrier contributed it. Any Carrier can reserve the code as a Carrier-specific code during the 90-day aging period.
2.2 Common Short Codes
Common Short Codes (CSCs) are those short codes within the defined range available for registration as a CSC. CSCs are subject to registrations fees from the Registry. There are two types of CSCs:
(a) Random CSCs – the Applicant registers a CSC randomly selected by the Registry
(b) Select CSCs – the Applicant selects the CSC that it wants to register
2.2.1 Random CSCs
Applicants can choose to have a CSC randomly assigned to their application by the Registry. In the event that the Applicant chooses a random CSC, the CSC will not be assigned to the application until the Registry approves the application and payment is received. A CSC will be assigned using an algorithm that searches the list of available CSCs.
2.2.2 Select CSCs
Applicants can select a specific CSC for their application. Select CSCs will be assigned on a first-come first-served basis. Prior to submitting the application, the Applicant can perform a CSC search to determine the availability of the desired CSC. If the Applicant requests a CSC that is reserved or already registered the search will indicate that the code is currently not available. The Applicant can request to be notified when that code becomes available. The Applicant will have the opportunity to select a different CSC. If the CSC is available, the Registry will review the application.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Once the Registry receives the application it will be time stamped with the date and time in the event that there is a conflict between two Applicants requesting the same CSC. The requested code will be placed in reserved status until the application is rejected or accepted.
2.2.3 Selection Restrictions on CSCs

Pursuant to the detailed requirements below, Registry, after consulting with CSC Administrator shall implement methods and procedures to reduce the number of CSCs that may be assigned on a random basis, to ensure that CSCs that are suitable for “Select/Premium” purposes are only to be assigned when specifically selected.
“Select/Premium” CSCs are defined as any 5 or 6 digit CSC that the user specifically requests in the form of a numeric, alpha or alphanumeric 5 or 6 digit string. To ensure a maximum pool of easy-to-remember numbers for Select/Premium purposes, the Registry reserved the following combinations for Select/Premium-specific purposes:
(a)	any 5 digit CSC that meets any of the following conditions:
i.	The CSC contains 4 or more sequential numbers anywhere in the string (i.e., 81234).

ii.	The CSC contains 2 repeating pairs anywhere in the string (i.e., 53753).

iii.	The CSC contains 3 or more of the same digit in a row anywhere in the string (i.e. 32000).
(b)	any 6 digit CSC that meets any of the following conditions:
i.	The CSC contains 4 or more sequential numbers anywhere in the string (i.e., 812347).

ii.	The CSC contains 2 or more repeating pairs anywhere in the string (i.e., 537531).

iii.	The CSC contains 2 repeating triples in the string (i.e., 254254).

iv.	The CSC contains 4 or more of the same digit in a row anywhere in the string (i.e. 300006).
For the purposes of the above, when determining sequential numbers, the number 0 shall be considered sequential to 1 not 9. For example, the CSCs 50123 and 501236 will be considered desirable and therefore restricted from random assignment while the codes 57890 and 578906 will not be restricted from random assignment.
Nothing herein shall prevent the renewal of CSCs that are currently being leased as random CSCs; provided however, that in the event the CSC is deleted (and not renewed/restored), the CSC shall be removed from the pool of available random CSCs. In addition, the above rules shall not prevent any of these codes from becoming a Reserved CSC in the event that a Participating Carrier decides to reserve such CSC.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
2.2.4 Search Logic and Advanced Search Logic
(a)	Registry shall enable the public pages of the CSCA Website to perform search functions and advanced search functions for a Select CSC. The website will display the search results based on the following criteria as set forth below. Registry shall implement functionality to allow the End User to search which CSCs are available for registration, including those CSCs that have been restricted from the pool of available Random CSCs as described in Section 2.2.3.

(b)	Registry shall allow the following searches:
i.	Easy to Remember Codes. These are CSCs that contain:
A	For 5 digit CSCs:
1	4 or more sequential numbers anywhere in the string (i.e., 81234)

2	5 reverse sequential numbers anywhere in the string

3	2 repeating consecutive pairs anywhere in the string (i.e., 53537).

4	3 or more of the same digit in a row at the beginning or end of the string (i.e. 77775 or 57777).
B	For 6 digit CSCs:
1	6 sequential numbers.

2	6 reverse sequential numbers.

3	2 or more repeating pairs if the pair appears 3 times (i.e., 535353)

4	2 triples in the string where there are 2 sets of sequential or nonsequtial repeating numbers (i.e., 444666 or 234234)

5	5 or 6 consecutive occurrences of the same number (i.e., 555556 or 555555)
ii.	Advanced Search and Tips where users can conduct more specific or advanced searches where the user can select predefined criteria/patterns including “repeating pairs” and/or enter ranges if searching for a block of numbers.
(c)	All search results shall be displayed similarly to the current search results displayed to an Applicant requesting to purchase a CSC directly from the search results page upon user login.
3.	Common Short Code Users
The CSCA website, operated by the Registry, is available to the public for the purposes of finding general information regarding CSCs. There are three entities that have secure access to the Registry system and are able to view specific information about specific CSCs. Those are:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
(a) Applicants – those that have submitted an application for a CSC, but have not yet had it approved by the Registry,
(b) Registrants – those that have applied for and been assigned a CSC, and
(c) Carriers – telecommunications service providers that are notified of the CSC assignment and may decide to implement the CSC in their network
3.1 Applicant Account Set-up
An entity that decides to submit an application for a CSC is first required to set up an account with the Registry. If the Applicant has already set up an account the Applicant can go directly to the Existing User Login page and login with their user name and password.
If the Applicant does not have an account, it must first set one up by filling out the appropriate information at the Account Set-up page. Once the potential Applicant has an account, the Applicant can then log on to the Registry system and fill out a CSC application (see Attachment 3). The application is sent to the Registry for review. Once the Applicant submits an application, the Applicant can review the status of that application through their secure access to the Registry system.
Applicants have the following permissions:
(a) Modify account information,
(b) Receive alerts related to applications, and
(c) View status with regard to pending applications (e.g., approved or rejected with comments)
3.2 Registrants
Once the Registry approves the application the selected or random CSC is assigned to the application. At this point the application is approved and the code is officially leased for the desired term.
Registrants have the following capabilities:
(a) Modify account information,
(b) Receive alerts related to registered CSCs,
(c) View all of their existing registration records,
(d) View assigned CSC status information such as Carrier expiration date,
(e) View Status of new and renew application,
(f) Submit application renewal request for CSC and view status,
(g) Opt-in or Opt-out any leased CSC for Auto Renew, and
(h) Enter any leased CSC campaigns into the Public Directory

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
3.3 Carriers
The Registry will work directly with representatives from the Carriers to identify a primary point of contact (“POC”). The Registry will set up an account for the POC, with a User Name and Password provided by the POC. The POC can modify the Password once he or she logs-on to the Registry system.
The POC will have the following capabilities:
(i) Modify account information,
(j) Receive all Carrier alerts generated by the Registry,
(k) View applications (excluding payment information such as credit card numbers),
(l) Submit Carrier status information related to specific CSCs (e.g., Opt-In, Opt-Out), and
(m) Add other Carrier contacts for the purposes of receiving alerts, viewing applications, or submitting status information
If there is a need to change the POC, the Registry will work directly with the current POC.
4.	Common Short Code Application Process
Registry users with an active account can submit an application for a CSC. The processes defined in this section are depicted in Attachment 4.
4.1 Application Submission
Applicants can submit an application by logging on to the Registry system using their User Name and Password. If they plan on applying for a Select CSC they should first perform a CSC search to determine if the desired CSC is available for assignment. If the desired CSC is designated as unavailable, the search results will indicate that the code is currently not available. The Applicant can request to be notified when that code becomes available.
To fill out an application, the Applicant would go to the Apply for a New CSC page on the secure website. The Applicant can request up to twenty CSCs on one application form. Since the Applicant has already set up an account with the Registry, the Applicant information portion of the application will already be filled out with the Applicant’s specific information. The Applicant will then fill out the rest of the application. A CSC can be reserved for three, six, and twelve-month terms.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Once the application is complete, the Applicant will hit the Submit button on the application. The Registry will receive an alert (all alerts associated with the Registry are via email) that an application was submitted and the application will be placed in the Registry’s work item list. (A work item list is the first page a user views after the user logs on to the Registry system; see Attachment 5.) If the application is properly submitted, the Applicant will receive an alert from the Registry that the application was received and will be reviewed.
4.2 Registry Review
The Registry will review the application for completeness and for whether information on the application is erroneous on its face. If the application is not complete or found to be in error, it will be rejected with an explanation. The Applicant will receive an alert from the Registry that the application was rejected. The Applicant can then log-on to the Registry system for the next fourteen (14) calendar days to review the Registry’s explanation for why it was rejected, make corrections, and resubmit the application. The rejected application will be on the Applicant’s work item list. If the Applicant had selected a specific CSC, that CSC will remain reserved during the fourteen (14) days period.
Once the Registry approves an application, a CSC will be assigned. If the Applicant requested a random CSC, the Registry system will use a random selection algorithm to assign a CSC to the application once payment is received. If the Applicant chooses a Selected CSC, that CSC will be assigned to the application. Upon approval, the Applicant/Registrant and the Carriers will receive an email alert from the Registry that the application was approved. The Applicant/Registrant can then log-on to the Registry system and view the approved application.
Once the application is approved, the information included in the application will then become part of a CSC registration record. This will serve as the form that will be viewed by the Registrant, Registry, and Carriers on an ongoing basis.
All of the Carriers will receive an email alert that a CSC has been assigned and a registration record is available to be reviewed.
The Carriers can log-on to the Registry system to review the registration records. These registration records will appear in their work item list. If the Carrier has any questions about the registration, it can contact either the Registry or the Registrant by phone or email.
4.3 CSC Addressing File
The CSC addressing file is generated from the registration records in the Registry’s master CSC address database. It is an ASCII text file containing the mapping information for CSCs and their respective Application Providers.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
The Registry updates the file every Friday and makes it available for download from the secure website. Carriers can use the file to create or verify their own CSC addressing tables.
Each line in the CSC addressing file constitutes one CSC-to-Application-Provider mapping record with fields delimited by a comma (“,”). The format of the record is defined as follows:
<CSC>,<Application Provider>,<Expiration Date>,<Program Start Date>, <Program End Date>
where <CSC> is a common short code, <Application Provider> is the identity string of the Application Provider whose application is addressed by the CSC, <Expiration Date> is the expiration date of the CSC, <Program Start Date> is the date when the content program of the CSC starts, and <Program End Date> is the date when the content program of the CSC terminates.
The date format is “MM/DD/YYYY”, where MM is the two digits for a month, DD is the two digits for a date, and “YYYY” is the four digits for the year. They are separated by the forward slash (“/”). This format applies to the three date fields in a record. For single digit month or date, the left digit is default to zero (“0”).
4.4 Carrier Implementation Status
Each participating Carrier will be able to register its status with regard to whether it plans to Opt-In Or Opt-Out of the program associated with the specific CSC. The default condition will be no reply. This status information will not be disclosed, in any way, to other Carriers or Applicants.
4.5 CSC Expiration
Before a CSC’s term expires, the Registrant and the Carriers will receive alerts notifying them of the expiration date. The alerts will be sent 60 days (for a twelve-month CSC), 30 days, 15 days, 5 days, and 1 day prior to the expiration date. When the term expires, the Registrants and Carriers will receive an alert notifying them that the CSC has expired and it is no longer assigned to the Registrant.
Once a CSC expires, it is given a sixty-day aging period where it will not be available for re-assignment, however it will be available for renewal. The aging period also serves as a grace period where the past Registrant can renew the registration. Once the aging period expires, the CSC will be placed in the pool of available CSCs so any Applicant may lease it.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
5.	Registry Database and Public Website Functionality
5.1 Registry Database and Method of Payment Functionality
As part of, and in addition to, the search, selection and registration of Random and Selected 5 and 6-Digit CSCs by members of the public, the Registry will support the following functionality:
(a) Credit Card Payment: Registry shall update the Registry Database to allow CSC Registrants to pay for their CSC leases via Visa, MasterCard and American Express credit cards.
(b) Billing Contacts: Registry shall allow CSC Registrants to add additional billing contacts for each CSC.
(c) Renewal Terms: Registry shall ensure that all renewal terms for CSCs shall correspond to the expiration of the previous term, rather than the date of payment for such renewal.
(d) Reminders: Registry shall provide e-mail reminder notices to Applicants for CSCs that have been registered or renewed, but are unpaid.
(e) Deactivations: Registry shall ensure that Carriers are provided with a weekly deactivation report in the event that CSCs are not renewed and paid within 30 days after expiration of the CSC. The Carriers, in turn, are using these reports to deactivate those CSCs on their network. The designated POC at the Aggregator receives a weekly expiration report showing all expired applications (in Aging), for which that Aggregator is the designated Aggregator.
(f) Carrier Opt In: Carriers shall have the ability to Opt-In or Opt-Out of all types of Registry notices
(g) Content Rating: Registry shall provide CSC Applicants with the ability to add a basic content rating (i.e., Over/Under 18 years of age).
(h) Copy Function: Registrants shall have the ability to copy information about a particular CSC from one application or registration into an application for an additional CSC.
(i) Dropdown Functionality: In the CSC Application, Registrants will have the ability to select a particular Content Aggregator from a drop-down list.
(j) International Characters: Registry shall update the CSC application fields to allow for the use of Internationalized characters.
(k) Monthly Billing: The monthly billing feature shall only be available to Registrants who have leased a new code, or renew a currently registered CSC for a period of twelve (12) months. Each participating Registrant must agree to the following terms and conditions, which shall be attached as an amendment to the “Hard Copy” Registrant Sublicense Agreement:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
i.	Registrant must be the CSC Applicant for a minimum of twenty-five (25) CSCs and must exercise this monthly billing feature for a minimum of five (5) CSCs. Such CSCs can be new CSCs or may be renewal of existing CSCs under this program provided that it maintains a minimum of five (5) active CSCs in this program and a total of twenty-five (25) CSCs. These minimum numbers may be changed by mutual agreement of the CTIA and Registry.

ii.	All monthly billing payments must be paid by credit or debit card – no exceptions.

iii.	All payments are made monthly in advance.

iv.	In the event that there are insufficient funds or the card is refused, the customer will be notified and will have 72 hours to provide a replacement card number; if this occurs more than once, Registry reserves the right to cancel the customer’s eligibility in the program immediately.

v.	If the customer defaults on credit/debit card payments, and payment to Registry is refused by the applicable financial institutions, Registry, on behalf of the CSC Administrator, shall have the right to immediately terminate Registrant from this program. Upon such termination, payments of all amounts owed to Registry shall be accelerated and become immediately due and payable to Registry.
(l) Auto Renew: The Auto-renewal function (“Auto-renew”) will automate the renewal of CSC applications for those Registrants that wish to participate (Opt-In). This high level design document contains the detail set of requirements and system changes based on this.
i. Auto-renew shall be available to all Registrants.
ii. Only Registrants that expressly opt-in through the processes set forth below shall be enrolled in the Auto-renew program.
iii. The CSC website shall contain two “radio buttons” to the CSC Application for the Registrant to either Opt-In to the Auto-renew program and a separate one for existing Auto-renew customers to subsequently Opt-Out.
iv. In the event an Applicant or Registrant decides to Opt-In, the Applicant/Registrant shall be required to confirm their selection (i.e., “double Opt-In”).
v. In order to participate in the Auto-renew program, Registrants must provide the Registry with all relevant credit card information. Such information shall not be stored by NeuStar, but shall be provided to NeuStar’s outsourced credit card provider.
vi. Registrants shall only be allowed to have one credit card on file.
vii. Registrants enrolled in Auto-renew shall not be provided with the standard 30, 15, 5 & 1 day notices of expiration, but will instead be provided with a 14 day notice of auto-renewal.
viii. Each Registration enrolled in the Auto-renew program, upon expiration of the CSC, shall be automatically renewed for a period equal to the then-expiring CSC term. For example, a CSC registered for one year, upon expiration, shall be

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Auto-renewed for a one year period, while a CSC registered for 3 months, upon expiration, shall be Auto-renewed for a 3 month period. However the Registrant shall have the ability to Opt-Out at any time up to the 7 day window prior to code expiration date. In addition, the Registrant shall have the ability to change the CSC term at any time between the 14th and 7th days prior to the code expiration date.
ix. FAQs approved by the CTIA shall be posted on the CSC Website and shall link the FAQ to the Auto-Renew section of the CSC Application.
x. NeuStar shall notify Registrant if their credit card will expire prior to code expiration date.
xi. CSCs enrolled in the CSC Monthly Billing program shall not be eligible for Auto Renewal.
xii. Using predefined system parameters NeuStar shall send Invoices to the Registrant 7 days prior to CSC expiration date.
xiii. In the event a credit card authorization fails or if a credit card profile is not established up to 5 days prior to code term expiration date, the Registry System shall “Dropout” an application from Auto Renewal. Registrant shall then be required to pay directly for renewal of that code.
xiv. If application is “Dropped out” of Auto Renewal, once the Registrant has rectified the reason why it was “Dropped out”, the Registrant shall have the ability to opt back in
xv. If Registrant does not pay after “Dropout”, the application goes through the normal age-off process.
xvi. Registrant shall have the ability to Opt-In for Auto Renewal at any point in the lifecycle of the CSC up to the 14 day window prior to code expiration date.
(m) Optional Public Directory.
i. The CSC Website shall contain a directory of CSCs that shall be viewable by the general public containing information derived from the CSC Application Form (“CSC Directory”). In order to implement the CSC Directory, the CSC Application Form set forth in Attachment 3 contains:
A	a high level description of the Opt-In directory and “value proposition” to the Applicant/Content Provider;

B	a reference via a hotlink the new Registrant Sublicense Agreement containing additional terms and conditions with regards to the CSC Directory Service;

C	an Opt-in check-box for Applicants to Opt-In to this directory. Only Applicants that opt-in shall be eligible to participate in the CSC Directory; and

D	a link to additional information and a longer explanation of the Opt-In directory program

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
ii. By opting into the CSC Directory, an Applicant/Registrant shall consent to the posting of the following elements contained within its Application Form:
A	CSC,

B	Call to Action (e.g., Text GQ to 47624),

C	Aggregator,

D	Application Provider, and

E	Description
iii. The Registrant shall have the right to edit, modify, or delete any of its content displayed within the CSC Directory upon request to the Registry. The Registrant shall also have the right to Opt-Out or remove any of its content within the CSC Directory.
iv. As stated in the Registrant Sublicense Agreement, Registry shall have the right, but not the obligation, to modify, edit or remove any CSC Directory entry. In addition, Registry shall have the right to refuse the display of any campaign which it deems in its sole discretion is (i) inappropriate, (ii) too lengthy, or (iii) would not be in the best interests of the CSC Directory.
5.2 Applicant Abuse
It’s possible that some Applicants and Registrants could attempt to abuse the CSC administrative process. At the direction of the CSC Administrator, it may ultimately be necessary for the Registry to take corrective action. As forms of abuse are identified by the Registry or the CSC Administrator, these guidelines will be amended with additional forms of action required by both the CSC Administrator and the Registry to take appropriate corrective action.
5.3 CSC Public Website Functionality
The CSCA public website is a place where interested parties can go to obtain general information about CSCs. There are FAQs, general descriptions of CSC related applications and services, general descriptions of Registry functions and processes, and other general informational documentation.
In addition to general information, the public will be able to perform a query on a specific CSC to see whether it is available for assignment. The only information provided to the public will be whether the code is available or not available. One can also enter the “private/Applicant log in” portion of the website where Applicants and Registrants can manage their CSC activity. To that end, the Registry supports the following functionality on the public website:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
o	The CSCA Website shall be designed to minimize the number of steps to register a CSC.

o	The inclusion of actual examples of existing CSC programs (i.e., ESPN, ClearChannel, etc.) on the CSCA Website. In addition, the CSCA Website shall contain “case studies” and “model” CSC programs. Such content shall be supplied by CTIA to Registry to include on the Website. CTIA shall procure the intellectual property rights and associated licenses from third parties (if any are required) to display such content on the Website. Content may also be supplied directly by third party Content Providers that license such content directly to the CTIA and Registry to use on the CSCA Website.

o	The revision of the “Step by step process” for leasing CSCs currently located at: http://www.usshortcodes.com/content/csc_obtain.html

o	The replacement of certain graphics on the Website.

o	Adding a section entitled “What’s New” to the Website home page, which will contain dynamic content supplied by CTIA and Registry. Registry’s website support team shall provide the support for updating this section.

o	Adding a section entitled “Calendar/Event” to the home page of the Website a section entitled “Calendar/Events” which shall supply the End User with information related to events, trade shows and conferences that are related to the United States CSC program. Registry’s website support team shall provide the support for updating this section.
6.	Common Short Code Customer Care
6.1 Registry User Customer
Care Customer care will be able to address any issues related to the Registry function such as status of applications, questions about how to fill out an application and issues concerning user profiles. Users can communicate with customer service via phone calls, email or fax. Standard hours of operation are 9AM to 8PM Eastern Time, Monday through Friday, excluding holidays.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
ATTACHMENT 1

CSC Functional Roles

End User
Carrier
Connection Aggregator
Application Provide
Content Provider
carrier chosen
application/content provider chosen
Carrier A SMSC
Carrier B SMSC
Carrier C SMSC
Connection Aggregator
Connection Aggregator
Application Provider
Content Provider
Application Provider and Content Provider can be the same entity
Depending on the abilities of a content provider all three functions can potentially be covered by one entity.
CSC Registry

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
ATTACHMENT 2
Process Flow for Contributing Reserved Short Code
ATTACHMENT 3
1.	Applicant details:

Contact Name:	Phone Number 1:

Company name:	Phone Number 2:

Street Address:	Email Address:

City:	Phone # Ext:

State:	Alt Phone # Ext:

Zip Code:	Country

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
2.	Billing Contact details:

Contact Name:	Phone Number 1:

Company name:	Phone Number 2:

Street Address:	Email Address:

City:	Phone # Ext:

State:	Alt Phone # Ext:

Zip Code:	Country

The Applicant is requesting the CSC(s) on behalf of the following Content Provider:
3.	Content Provider details:

A content provider is the entity that owns or has the right to content and licenses such content to the application provider/connection aggregator for delivery to the end user.

Contact Name:	Company Name:

Email Address:	Phone Number:

Same as Applicant ☐
4.	Application Provider details:

An application provider delivers the technology platform for programs that utilize CSCs

Contact Name:	Company Name:

Email Address:	Phone Number:

Same as Applicant ☐
5.	Connection Aggregator Details:

A connection aggregator may provide connectivity between carrier networks and application providers/content providers

Contact Name:	Company Name:

Email Address:	Phone Number:

Same as Applicant ☐
6.	Accepted Payment Methods:

Credit Card ☐ Check ☐ Electronic Funds Transfer ☐

The CSC Registry will contact the Applicant directly after approving the application to arrange payment. If the Applicant would like to accelerate the payment process they may call the Registry at 1-866-623-2272
7.	Auto-Renew:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
The Auto-Renew program provides you the convenience and flexibility of extending your CSC lease beyond its term expiration date via an automatic credit card payment.
Would you like to participate in Auto-Renew?
☐  Opt-In      ☐  Opt-Out
8. Purchase Order Number:

Purchase Order Number:

9. Term:
     3 months ☐           6 months ☐           12 months ☐
10. Requested CSCs: (please check one)
The Registry must receive payment before a CSC is leased to the Applicant. You are required to indicate if the CSC’s related content is appropriate for audiences under 18 years of age, or for audiences aging 18 and over.
The Registry must receive payment before a Random CSC is identified. Random CSCs are 5-digits only. Select CSCs are 5-digits and/or 6-digits;

o     Random Quantity of CSCs:

Content Rating:
Each Random CSC is leased for $500 per month.
(limit is 20 per application; single content rating applied to all)
Selected: Each Selected CSC is leased for $1000 per month.
Enter your selected 5-digit and/or 6 digit CSC and appropriate content rating.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
11.	What is the application type? (please check all that apply)
iTV ☐ iRadio ☐ In venue ☐ Ring tones/graphics ☐ Contest ☐ Print/Outdoor ☐
Consumer packaging ☐ Movie promo ☐ Info alerts ☐ Coupons/advertising ☐ Chat ☐
mCommerce ☐ Other ☐
12.	Anticipated program duration:

Proposed Start date: Proposed End date: N/A (ongoing):

NOTE: Short code program cannot be initiated before the Proposed Start date stated here.

13.	Time of Day / Day of Week

Will the program be offered during a specific day of week/time of day ? Yes ☐ No ☐

If so describe the day of week/time of day:

14.	Time of Day / Day of Week Restrictions

Does the program have any day of week/time of day restrictions planned? Yes ☐ No ☐

(i.e. run only at specific hours or on specific days)

If so describe the restrictions:

15.	Is this a national campaign? Yes ☐ No ☐

If it is not, please describe the region(s) for the campaign:

16.	How will the application(s) be promoted/marketed (vehicles/frequency/impressions)?

TV:	☐	Air dates and times:	National: ☐	Local: ☐

Radio:	☐	Air dates and times:	National: ☐	Local: ☐

Print:	☐	Date live:	National: ☐	Local: ☐

Newspaper: ☐ Magazine: ☐ Collateral: ☐ Packaging: ☐ Other

Outdoor:	☐	Date live:	National: ☐	Local: ☐

POS:	☐	Date live:	National: ☐	Local: ☐

Web:	☐	Date live:	National: ☐	Local: ☐
17.	Will traffic associated with the program be:

Constant ☐ or, Subject to Spikes ☐

If it will be subject to spikes (i.e., high volumes for a short duration of time) please describe:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

18.	Provide estimated traffic volumes:

What are the specific assumptions associated with the estimated traffic volumes:

19.	Describe the Application associated with the CSC. Please describe the step-by-step interaction with the user. :

20.	Message Rates: (please check all that apply)

Premium ☐ Non-premium ☐ Free ☐

21.	How do consumers get help?

22.	Provide website URL for consumer information: (optional)

23.	Provide toll free customer care number for consumer information: (optional)

24.	Provide short description of the program that wireless carriers can inform their end users: (optional)

25.	CSC Directory:
Get more Exposure! List your Campaign in the New Official CSC Directory.
The CSCA is excited to offer you the opportunity to list your Mobile Campaign in the New Official CSC Directory! This Directory provides you a unique opportunity to promote your CSC application and provides others an easy way to find your mobile campaign. You may provide a brief description, the CSC and call to action example. We are confident this will provide the brand/company supporting the application with additional exposure and value as we continue to drive more and more traffic to the CSCA website through our marketing outreach. Take advantage today. Sign up now to list your mobile application in the CSC Campaign Directory. For questions or more information please contact CSC Support at web@USshortcodes.com.
Would you like to participate in the CSC Directory?
☐ Yes

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
ATTACHMENT 4
CSC Application Process Flow
Registry returns the short code to the pool of available CSCs after the 60-day period

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
ATTACHMENT 5
Applicant / Registrant Work Item List

Application ID	CSC(s)	Application Status	Action	Due Date
ZZZZ	NZZZZ	Rejected for Resubmission	Resubmit	MM/DD/YYYY
ZZZZ	NZZZZ	Rejected	N/A	MM/DD/YYYY
ZZZZ	NZZZZ	Approved	N/A	MM/DD/YYYY
ZZZZ	NZZZZ	Expired	Renew	MM/DD/YYYY
ZZZZ	NZZZZ	Expiring	Renew	MM/DD/YYYY
ZZZZ	NZZZZ	Pending Review	N/A	MM/DD/YYYY
NOTES:
Application ID — A unique identifier for each application. Applications can be searched by either the Application ID number or the CSC number.
Rejected for Resubmission — Registry has rejected the application and provided a description of why it was rejected
Rejected — Registry rejected the application
Approved — Registry has approved the application
Expired — Code has expired and is now in the 60 day aging/grace period. After 60 days it will be returned to the pool of available CSCs if the registration is not renewed.
Expiring — Once the code has 30 days to expiration it will be placed on the Registrant’s work item list to remind them to renew the term.
Pending Review — The Applicant has submitted an application and it is pending review by the registry.
Carrier Work Item List

Application ID	Expiration Date	CSC(s)	CSC Status	Carrier Status	Program Date
ZZZZ	MM/DD/YYYY	NZZZZ	Expired	Opt-in	Start: MM/DD/YYYY
End: MM/DD/YYYY
ZZZZ	MM/DD/YYYY	NZZZZ	Expiring	Opt-out	Start: MM/DD/YYYY
End: MM/DD/YYYY
ZZZZ	MM/DD/YYYY	NZZZZ	Approved	No Reply	Start: MM/DD/YYYY
End: MM/DD/YYYY
NOTES:
Carrier Status — This will display whether the Carrier has registered its status with regard to Opt-in, Opt-out, or No Reply.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Registry Work Item List

				Auto-	Auto-
		Expiration		Renew	Renew	Campaign	Campaign
CSC(s)	Status	Date	Action	Status	Action	Dir Status	Dir Action
NZZZZ	Rejected for Resubmission	N/A	Resubmit	Not Eligible	N/A	N/A	N/A
NZZZZ	Pending	N/A		Not Participating / Participating	Opt-In/ Opt-Out	Saved For Submission	Edit
NZZZZ	Approved	MM/DD/YYYY	Renew	Not Participating / Participating	Opt-In/ Opt-Out	No Listing Found	Get Listed
NZZZZ	Expired	MM/DD/YYYY	Renew	Not Eligible	Opt-In/ Opt-Out	Listed	Edit
NOTES:
Pending Review — Indicates that this is a new application that the Registry must review.
Pending Payment — Indicates that this is an approved application that is awaiting payment from the Applicant.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT E TO THE
COMMON SHORT CODE AGREEMENT
Code of Conduct
Registry will, at all times, operate as a trusted third-party provider of CSC Registry Services. In order to ensure that all carriers, as well as application and content providers, receive equivalent access to Registry Services and to support fair competition, Registry will follow the below Code of Conduct.
1. Registry will not directly or indirectly, show any preference or provide any special consideration to any Carrier, Application Provider or Content Provider in the provision of Registry Services.
2. All Carriers, Application Providers and Content Providers shall have equal access to Registry Services.
3. Registry shall not, in any way attempt, either to warehouse CSCs or attempt to lease CSCs in their own right, except for CSCs designated for operational purposes in compliance with the terms and conditions of this Agreement. Neither Registry, nor its shareholders, subsidiaries, affiliates, or other related entities shall have access to CSC Data or proprietary information of a Carrier, Application Provider or Content Provider, except as necessary for the performance of Registry Services.
4. Registry will ensure that no CSC Data or proprietary information from any Carrier, Application Provider or Content Provider is disclosed to its affiliates, subsidiaries, or other related entities, except as necessary for the performance of Registry Services.
5. Registry will not claim any rights to the CSC Data received in the course of its providing Registry Services.
6. Confidential Information about Registry Services will not be shared with employees of any Carrier, Application Provider or Content Provider unless access to such information is required by this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
7. Registry will conduct internal neutrality reviews on a regular basis. In addition, the Parties may mutually agree on an independent party that CTIA may hire, at CTIA’s expense, to conduct a neutrality review of Registry to ensure that Registry and its owners comply with all the provisions of this Code of Conduct. The neutrality review may be conducted as often as once per year. Registry will provide the auditor with reasonable access to information and records appropriate to complete the review. The results of the review of the auditor will be provided to CTIA and shall be deemed to Confidential Information.
8. Sections 3, 4, 5, and 6 do not apply to Registry’s use of Licensed User Data or the promotion of the Related Services in accordance with the terms of the Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT F
TO THE COMMON SHORT CODE ADMINISTRATION AGREEMENT
Service Level

Service
		SLA Definition and	Commitment	Performance
SLA#	SLA Category	calculation method	Level	Credit
SLA-1	CSC Registry Website Availability	CSC Registry Website Availability is defined as the time, in seconds, that the Website is responding to CSC Service Users, measured on calendar quarters. The Website is unavailable when it is unavailable to all Users, that is, when no User can initiate a session with or receive a response from the Website (“Unavailability”). The “Unavailability” does NOT include the “Planned Maintenance” downtime as defined under SLA-3 and SLA-4.	99.999%	960 to 3600 seconds below the committed level — $1,000 More than 3600 seconds below the committed level — $3,000

Calculation:
The total seconds in the quarter, minus the seconds of Planned Maintenance and Maintenance minutes in excess of Planned Maintenance intervals, represent the potential Website Availability seconds in the quarter. The number of seconds of Website Service Availability divided by the number of seconds of potential Website Availability, the quotient expressed as a percentage, is the percent Website Availability for the quarter. That is, only Planned Maintenance intervals are deducted from the potential Website Availability interval to determine actual Website Availability.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

			Service
		SLA Definition and	Commitment	Performance
SLA#	SLA Category	calculation method	Level	Credit
		Expressed algebraically, where A is total seconds in the quarter, B is Planned Maintenance, and C is unplanned downtime (which includes any planned maintenance seconds in excess of SLA-3 and SLA-4), Website Availability is defined as follows and expressed as a percentage:

		(A - B) - C x 100%
		A - B

SLA-2	CSC Registry Database Availability	CSC Registry Database Availability is defined as the time, in seconds, that the Database is responding to CSC Service Users, measured on calendar quarters. The Database is unavailable when it is unavailable to all Users, that is, when no User can receive a response from the Database (“Unavailability”). The “Unavailability” does NOT include the “Planned Maintenance” downtime as defined under SLA-3 and SLA-4.	99.9%	960 to 3600 seconds below the committed level — $1,000 More than 3600 seconds below the committed level — $3,000

		Calculation:
		The total seconds in the quarter, minus the seconds of Planned Maintenance and Maintenance minutes in excess of Planned Maintenance intervals, represent the potential Database Availability seconds in the quarter. The number of seconds of Database Service Availability divided by the number of seconds of potential Database Availability, the quotient expressed as a percentage, is

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Service
		SLA Definition and	Commitment	Performance
SLA#	SLA Category	calculation method	Level	Credit
the percent Database Availability for the quarter. That is, only Planned Maintenance intervals are deducted from the potential Database Availability interval to determine actual Database Availability.

Expressed algebraically, where A is total seconds in the quarter, B is Planned Maintenance, and C is unplanned downtime (which includes any planned maintenance seconds in excess of SLA-3 and SLA-4), Database Availability is defined as follows and expressed as a percentage:

(A - B) - Cx 100%
A - B

SLA-3	Regular Planned Maintenance	Regular Planned Maintenance is scheduled downtime outside of Business Hours that is required to perform maintenance to ensure a high level of service. The Duration of the Maintenance defines the maximum allowable time, in hours, that is allowed to take the CSC Registry Services out of service for regular maintenance, measured on calendar months. The Maintenance is planned in advance and the CSC Service User Community must be notified ahead of time.	8 hours per calendar month with at least 3 Business Days of advance notice

			Unless Registry receives prior approval from CTIA, it shall not have any Regular Planned Maintenance in any month in which an Extended Planned Maintenance occurs.	Not meeting the committed levels counts as downtime against applicable Availability as defined in SLA-1 and SLA-2

Calculation:
The calculation of Regular Planned Maintenance is dependent on the date, duration, and start and end times for each Regular

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Service
		SLA Definition and	Commitment	Performance
SLA#	SLA Category	calculation method	Level	Credit
Planned Maintenance interval and the number of hours agreed not to exceed 8 hours per calendar month d the time in excess of the amount agreed to for each event. Any time in excess of the Regular Planned Maintenance interval is applied towards SLA 1 or SLA 2 as the case may be.

SSU not to exceed 8 hours per calendar month — Pass or Fail
SSU notice must be sent at least 3 business days in advance of SSU — Pass or Fail

SLA-4	Extended Planned Maintenance	In some cases such as software upgrades and platform replacements an extended maintenance downtime is required outside of Business Hours. Extended Planned Maintenance will be less frequent than regular ones but their duration will be longer. The Duration of the Maintenance defines the maximum allowable time, in hours, that is allowed to take the CSC Registry Services out of service for extended maintenance, measured on calendar quarters. The Maintenance is planned in advance and the CSC Service User Community must be notified ahead of time.	18 hours per calendar quarter with at least 10 Business Days of advance notice	Not meeting the committed levels counts as downtime against applicable Availability as defined in SLA-1 and SLA-2.

Calculation:
The calculation of Extended Planned Maintenance is dependent on the date, duration, and start and end times for each Extended Planned Maintenance interval and the number of hours

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Service
		SLA Definition and	Commitment	Performance
SLA#	SLA Category	calculation method	Level	Credit
agreed to and the time in excess of the amount agreed to for each event. Any time in excess of the Extended Planned Maintenance interval is applied towards SLA 1 or SLA 2 as the case may be.

Every calendar month, report the total time taken for each Extended Planned Maintenance interval and any time in excess of the Extended Planned Maintenance interval (to be applied to SLA 1 or SLA 2 as applicable).

SSU not to exceed 18 hours per calendar quarter — Pass or Fail
SSU notice must be sent at least 10 business days in advance of SSU - Pass or Fail

SLA-5	Application Confirmation	CSC Registry’s responsiveness to CSC Registrants to confirm receipt of their Application, measured on calendar quarters. The response time is defined as the duration between the time the CSC Registry receives an Application submitted by a Registrant to the time the CSC Registry sends out an electronic confirmation to the Registrant for that Application.	99% within 60 minutes	$50 per missed confirmation below the committed level, up to $500

Calculation:
At the end of the quarter, applications received are reviewed and the total confirmations meeting the 60-minute requirement are determined. The quantity of applications meeting the 60-minute confirmation threshold are then divided by the total applications received and the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Service
		SLA Definition and	Commitment	Performance
SLA#	SLA Category	calculation method	Level	Credit
quotient expressed as a percentage.

A = Total Applications received
B = Total Applications confirmations greater than 60 minutes

(A - B) / A * 100% = % Met

SLA-6	Carrier Notification	CSC Registry’s timeliness to process the Applications and notify Carriers, measured on calendar quarters. The response time is defined as the duration between the time the CSC Registry approves the CSC lease (i.e.: approves a completed Application and collects full payment from the Registrant) to the time the CSC Registry sends out electronic notifications to all participating Carriers regarding that Application.	99% within 1 Business Days	$100 per missed notification below the committed level, up to $1,000

Calculation:
At the end of the quarter, the eligible transactions are reviewed and the quantity of those meeting the 1-Business Day turnaround threshold are determined. The quantity of eligible transactions meeting the 1-Business Day turnaround threshold is divided by the total eligible transactions and the quotient expressed as a percentage.

A = Total eligible transactions
B = Total eligible transactions greater than 1-Business Day

(A - B) / A * 100% = % Met

SLA-7	Customer Support Calls during Business Hours	CSC Registry Customer Care Help Desk’s responsiveness to	95% within 2 Business Hours	$50 per missed call below the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Service
		SLA Definition and	Commitment	Performance
SLA#	SLA Category	calculation method	Level	Credit
		calls from CSC Service Users during Business Hours, measured on calendar quarters. The response time is defined as the duration between the time the Help Desk receives a call and the time a customer rep answers the phone or calls the caller back.		committed level, up to $500

Calculation
The daily counts for each Customer Support rep during the business day are added together. The total number of calls answered, within 2 business hours are divided by the total number of calls received and handled by a live customer service rep or a voice mail is left. The quotient is expressed as a percentage.

A = Total calls answered
B = Total calls answered greater than 2 — Business Hours

(A - B) / A * 100% = % Met

SLA-8	Customer Support Calls outside of Business Hours	CSC Registry Customer Care Help Desk’s responsiveness to calls from CSC Service Users outside of Business Hours, measured on calendar quarters. The response time is defined as the duration between the time the Help Desk receives a call and the time a customer rep answers the phone or calls the caller back.	95% within next Business Day	$50 per missed call below the committed level, up to $500

Calculation:
The daily count of voice mails left after business hours are added together. The total number of voice mails returned within 1 business day are divided by the total number

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Service
		SLA Definition and	Commitment	Performance
SLA#	SLA Category	calculation method	Level	Credit
of voice mails received. The quotient is expressed as a percentage.

A = Total voice mails
B = Total voice mails returned greater than 1 — Business Day

(A - B) / A * 100% = % Met

SLA-9	Email Inquiries	CSC Registry Customer Care Help Desk’s responsiveness to email inquiries sent from CSC Service Users during Business Hours, measured on calendar quarters. The response time is defined as the duration between the time the Help Desk receives an email and the time a response email is sent out to the sender.	90% within 2 Business Hours	$50 per missed response below the committed level, up to $500

Calculation:
The daily counts for all inbound e-mail request are added together. The total number of e-mails answered by customer rep within 2 business hours is divided by the total number of e-mails received. The quotient is expressed as a percentage.

A = Total e-mails
B = Total e-mails returned greater than 2 — Business Hours

(A - B) / A * 100% = % Met

Notes:

1)	NeuStar Holidays currently include: New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving (2 days), and

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Christmas (2 days). The exact dates of these Holidays for each Calendar Year during the Term of the Contract will be published on the CSC Registry Website;

2)	Business Days are Monday through Friday except NeuStar Holidays;

3)	Business Hours are 9am to 8pm ET during Business Days except NeuStar Holidays.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT G TO THE COMMON SHORT CODE
ADMINISTRATION AGREEMENT
Reports
The following reports shall be made available to CTIA, and where stated, participating Carriers.
I. Daily Reports: The following reports shall be updated daily:
     A. CSCA Daily Detailed Report
     The CSCA Daily Report is an automated report compiled from data submitted by a Registrant for an application or renewal for a CSC. The data is based on information collected during the CSC application/renewal process by the Registrant. The report is emailed daily to the CTIA.
CSCA Daily Detailed Report Fields

Field Name	Description	Values
CSC	Common Short Code	Number
SELECTED	Is CSC Select or Random	Y/N
AUTORENEW_OPTIN	Is CSC opted-in to Auto Renew	Y/N
TERM	Term of CSC	3/6/12
APPLICATIONTYPE	What type of application	New/Renew
EXPIRATIONDATE	Date CSC expires	Date
DEACTIVATIONDATE	Date CSCA sends carriers deactivation notices	Date
AGEDDATE	Date CSC becomes available to public	Date
FIRST_NAME	First name of Applicant/Registrant	Name
LAST_NAME	Last name of Applicant/Registrant	Name
COMPANY	Company name of Applicant/Registrant	Name
ADDRESS1	Address	Address
ADDRESS2	Address	Address

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field Name	Description	Values
CITY	City	Address
STATE	State	Address
ZIP	ZIP Code	Address
COUNTRY	Country	Address
PHONE	Phone number of the Applicant/Registrant	Number
EMAIL	Email of the Applicant/Registrant	Email
STATUS	Current status of the application	- Approved - Waiting Payment - Pending Review - Rejected for Resubmit
DUEDATE	Application due date	Date
OPTEDIN	Is CSC opted-in to campaign directory	Y/N
APPLICATIONID	Current application ID	Number
APPCREATEDDATE	Current application create date	Date
INVOICEDATE	Date invoice was sent	Date
APPROVEDDATE	Application approved date	Date
PAYMENTINTERVAL	Number of days from application create date to when customer pays for CSCs	Number
PAYMENTMETHOD	Method of payment	- Check - Transfer (wire) - Credit Card - Free Carrier Code - N/A
PENDINGRENEW_APPID	Pending renew application ID	Number
PENDINGRENEW_AUTORENEW_OPTIN	Pending renew application via Auto Renew	Y/N

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field Name	Description	Values
PENDINGRENEW_TERM	CSC Term in the pending renew application	Number
PENDINGRENEW_STATUS	Pending renew application status	- Pending Auto Renewal - Waiting Payment - Pending Review - Rejected for Resubmit
PENDINGRENEW_INVOICEDATE	Date renewal invoice was sent	Date
PENDINGRENEW_AUTORENEW_ISSUE	Issue types with Auto Renew application	- No Aggregator - No CC Profile
PENDINGRENEW_AR_ISSUE_RFLAG	Error code received from payment processing company if credit card charge fails	Free-Form Text
PENDINGRENEW_AR_ISSUE_MESSAGE	Message communicated back to the customer via email notice based on the error code	Free-Form Text
AGGREGATOR	Aggregator’s name	Name
CONTENTPROVIDER	Content Provider’s name	Name
ISNATIONAL	Is campaign national?	Y/N
CAMPAIGNREGION	Campaign Regions	Free-Form Text
TRAFFICVOLUME	Traffic volume	Free-Form Text
TRAFFICVOLUMEASSUMPTION	Traffic volume assumptions	Free-Form Text
PREMIUM	Is campaign premium?	Y/N
NONPREMIUM	Is campaign non-premium?	Y/N
APPDESCRIPTION	Application description	Free-Form Text

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field Name	Description	Values
PROGDESCRIPTION	Campaign description	Free-Form Text
TYPEITV	Is application type iTV?	Y/N
TYPEIRADIO	Is application type iRadio?	Y/N
TYPEINVENUE	Is application type In Venue?	Y/N
TYPERING	Is application type Ringtones/Graphics?	Y/N
TYPECONTEST	Is application type Contest?	Y/N
TYPECONSUMER	Is application type Consumer?	Y/N
TYPEMOVIE	Is application type Movie?	Y/N
TYPEINFO	Is application type Info Alerts?	Y/N
TYPECHAT	Is application type Chat?	Y/N
TYPEPRINT	Is application type Print?	Y/N
TYPEMCOM	Is application type mCommerce?	Y/N
TYPECOUPON	Is application type Coupon?	Y/N
TYPEOTHER	Is application type Other?	Y/N
OPTED CARRIERS — COMPANY	Name of the Carrier that has opted in to the CSC campaign	Name
OPTED CARRIERS — CSC	CSC the carrier has opted-in	Number
CSC ACCOUNT — COMPANY	Account Company Name	Name
CSC ACCOUNT — CREATEDDATE	Account create date	Date
CSC ACCOUNT — USERNAME	Account User ID	Free-Form Text
CSC ACCOUNT — FIRST_NAME	First name of the account holder	Name
CSC ACCOUNT — LAST_NAME	Last name of the account holder	Name
CSC ACCOUNT — PHONE	Account phone number	Number
CSC ACCOUNT — EMAIL	Account Email	Free-From Text
CSC ACCOUNT — SHORTCODE	This field indicates whether the account has any codes leased	Y/N

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     B. CSC Daily Snapshot Report
     The Daily Snapshot Report offers an easy summary view of key metrics for that day. It contains the following fields, and commencing no later than July 1, 2008, will be emailed to the CTIA daily in an HTML format.
     The Parties acknowledge that the data contained in this report is based on the “raw data” in the Registry, and due to timing differences and accounting policies such data may not match the Royalty Payment/Cash Receipts Report CTIA receives by the 15th of each month or the CSCA Daily Detailed Reports. These numbers reflect only active codes that have not reached Expiration date.

Field Name	Description
Date	Date
Free Carrier Codes	New/Renew Free Carrier Codes
Monthly Billing Codes	New/Renew Monthly Billing Codes
New 3/6/12 Month Codes	New codes broken down into specific Term categories. Note: These numbers do not include Free Carrier Codes and Monthly Billing codes
Daily Total New 3/6/12 Month Codes	Total daily New code activity. Note: These numbers do not include Free Carrier Codes and Monthly Billing codes
Renew 3/6/12 Month Codes	Renew codes broken down into specific Term categories. Note: These numbers do not include Free Carrier Codes and Monthly Billing codes
Daily Total Renew 3/6/12 Month Codes	Total daily Renew code activity. Note: These numbers do not include Free Carrier Codes and Monthly Billing codes

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field Name	Description
Appr Total	Total daily new and Renew Approved codes. Note: These numbers do not include Free Carrier Codes but do include Monthly Billing codes
Aged On This Day	Number of codes that “Aged Off” on this day. These are codes that reached 60 days past expiration date and the codes are now available to the public
Total Codes Managed (Daily)	Total number of “Approved” codes in CSCA. These codes that have not reached expiration date.
II. Weekly Reports.
     The “Carrier Weekly Report” as defined below, shall be delivered to each participating Carrier as well as the CTIA on a weekly basis.
     The Carrier Weekly Report is an automated Excel spreadsheet report that is currently generated on every Thursday morning. The purpose of this report is to provide carriers one consolidated report of code activity in CSCA. It contains CSC Deactivation, Re-Activation, Activation and Aggregator Changes. This report is distributed to each participating Carrier in the CSC program.
     The Carrier Weekly Reports Contain the Following Worksheets:
Worksheet Title: Deactivations
Description: This worksheet lists the CSCs that have reached “deactivation” date during this week and since the last report.

Field Name	Description	Value
CSC	Common Short Code	Number
AGGREGATOR	Aggregator Name	Name

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field Name	Description	Value
DEACTIVATION_DT	Date CSC Reached deactivation	Date
EXPIRATION_DT	Date CSC expired	Date
Worksheet Title: Re-Activation
Description: This worksheet lists the CSCs that had reached “deactivation” date and were re-activated in the last week.

Field Name	Description	Value
CSC	Common Short Code	Number
AGGREGATOR	Aggregator Name	Name
DEACTIVATION_DT	Date CSC Reached deactivation	Date
PREV_DEACT_REPORT	Date the previous report was sent	Date
REACTIVATION_DT	Date CSC was re-activated	Date
NEW_EXPIRATION_DT	Date CSC expires	Date
Worksheet Title: Aggregator Change
Description: This worksheet lists the CSCs that in the last week had;
     a) the aggregator changed in the application while code is active
     b) chose an aggregator on their renewal application

Field Name	Description	Value
CSC	Common Short Code	Number
NEW_AGGREGATOR	New Aggregator Name	Name
OLD_AGGREGATOR	Old Aggregator Name	Name
CHANGE_DT	The date the aggregator name changed	Date
EXPIRATION_DT	Date CSC expired	Date

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Worksheet Title: Activations
Description: This worksheet lists the New CSCs that have been approved in CSCA since last report.

Field Name	Description	Value
CSC	Common Short Code	Number
AGGREGATOR	Aggregator Name	Name
EXPIRATION_DT	Date CSC expired	Date
APPROVED_DT	Date CSC got approved	Date
III. Monthly Reports: The following reports shall be delivered to CTIA on a monthly basis:
A. Cash Receipts/ Royalty Payment Monthly Report

This monthly report will be provided to CTIA by the 15th of each month.
This report includes the following worksheets:
•	Wire Transfer Request: Wire transfer request form

•	YTD: Year to date monthly breakdown of the
o	Gross

o	Split

o	Wire Amount

o	Net Amount
•	Details: Lists a detail breakdown of the payments received. A complete breakdown of the worksheet follows.

Field
Name	Description	Value
Item	This column lists the unique ID associated with the payment activity. The following are the different types	• Application ID • AU-XXXX (unique identifier)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field
Name	Description	Value
of entry:
	• Application ID • AU-XXXX (unique identifier) • OA-YYYY (unique identifier) • CSC-000000X(Manual Invoices)	• OA-YYYY (unique identifier) • CSC-000000X(Manual Invoices)

Cust	Customer ID	Number

Name	Company Name	Name

Deposit	Deposit Batch ID	Number

Payment	This column lists the type of payment using a unique ID.	Free-Form Text
• Check Number = Check Number
• Name = The Name of company who sent the wire transfer
• 1 = Credit Card Payment

Amount	Amount collected for CSC. Amount may reflect payment for multiple codes within an application. Applications with multiple codes will have blank cells following. Each blank cell represents additional codes. Please note if the application contains more than one code the actual codes in an application will be listed in the “Code” column.	Number

Date	Payment Receipt date	Date

Type	This column lists the type of payment:	Free-Form Text
• AU = Adjustments
• OA = On Account Credit
• PY = Payment
• CR = Credit

Descr	Code description	Free-Form Text
• Code Term
• Random/Select

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field
Name	Description	Value
• New/Renew

Code	List of CSCs which payment was received for. Please note this column lists all the codes that are in a single application.	Number

Appl ID	Application ID	Number
B. CSC Monthly Snapshot Report
Commencing on or before July 15, 2008, Registry will provide CTIA a Monthly snapshot report containing the fields set forth below. The report will be emailed to CTIA by the 5th day of each month in HTML format.
The Parties acknowledge that the data contained in this report is based on the “raw data” in the Registry, and due to timing differences and accounting policies such data may not match the Royalty Payment/Cash Receipts Report CTIA receives by the 15th of each month or the CSCA Daily Detailed Reports.

Field Name	Description
Month/Year	Date

Cancelled Non Pay	Total Cancelled applications due to non-payment

Cancelled Not Resub	Total Cancelled application due to not resubmitting after the initial application was rejected

Auto Renew Opt In Wait Pay	Number of codes opted in to auto renew with their application in the Waiting Payment status. If there are no issues with the application, CSCA will automatically renew these applications.

Auto Renew Opt In Approved	Number of approved (Paid) auto renew codes.

Free Carrier Codes	New/Renew Free Carrier Codes

Monthly Billing Codes	New/Renew Monthly Billing Codes

New 3/6/12 Month Codes	New codes broken down into specific Term categories. Note: These numbers do not include Free Carrier Codes and Monthly Billing codes

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field Name	Description
Daily Total New 3/6/12 Month Codes	Total daily New code activity. Note: These numbers do not include Free Carrier Codes and Monthly Billing codes

Renew 3/6/12 Month Codes	Renew codes broken down into specific Term categories. Note: These numbers do not include Free Carrier Codes and Monthly Billing codes

Daily Total Renew 3/6/12 Month Codes	Total daily Renew code activity. Note: These numbers do not include Free Carrier Codes and Monthly Billing codes

Approved Total	Total daily new and Renew Approved codes. Note: These numbers do not include Free Carrier Codes but do include Monthly Billing codes

Growth Month Over Month	New and Renewal code’s growth current month compared to last month

Vs. Same Month Last Year	New and Renewal code’s growth current month compared to same month last year

Aged On This Month	Number of codes that “Aged Off” in this Month. These are codes that reached 60 days past expiration date and the codes are now available to the public

Total Codes Managed (Month)	Total number of “Approved” codes in CSCA for the month. These codes that have not reached expiration date.

Total Codes Managed Month Over Month	Total number of “Approved” codes in CSCA current month compared to last month. These codes that have not reached expiration date.

Total Codes Managed vs. Same Month Last Year	Total number of “Approved” codes in CSCA current month compared to same month last year. These codes that have not reached expiration date.
IV. CSCA SLA Quarterly Report
     Commencing in the fourth quarter of 2008 (for the results obtained in the third quarter of 2008), A quarterly report regarding the Service Levels set forth in Exhibit F will be provided to the CTIA by the fifteenth day of the month following the end of the calendar quarter. Licensee will provide both the SLA data and the SLA formula applied to such data. Such report shall also contain information on the start, stop, and interval period for all downtimes for the following SLAs: SLA-1 (CSC Registry Website Availability), SLA-2 (CSC Registry Database

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
Availability), SLA-3 (Regular Planned Maintenance), and SLA-4 (Extended Planned Maintenance).

Field Name	Description	Value
SLA	List the specific CSCA services according to the CSCA SLA as outlined in the master contract.	o SLA — 1 CSCA Registry Website Availability o SLA — 2 CSC Registry Database Availability o SLA — 3 Regular Planned Maintenance
o SLA — 4 Extended Planned Maintenance
o SLA — 5 Application Confirmation
o SLA — 6 Carrier Notification
o SLA — 7 Customer Support Calls during Business Hours
o SLA — 8 Customer Support Calls outside of Business Hours
o SLA — 9 Email Inquiries

Measurement	Lists the SLA measurements according to the CSCA SLA as outlined in the master contract.	o 99.999%
o   99.90%
o   8 hours per calendar month
o   18 hours per calendar quarter
o   99% within 60 minutes
o   99% within 1 business day
o   95% within 2 Business Hours
o   95% within next Business Day
o 90% within 2 Business Hours

Month/Year	List the actual performance measurement by Month/Year for each given SLA item	Free-Form Text

Comment	If a specific SLA was not met or	Free-Form Text

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

Field Name	Description	Value
there was a planned outage, the reason and length or number of misses will be outlined
V. Additional Reports.
     In addition, Registry may make available customized reports to CTIA and participating Carriers as the Parties mutually agree pursuant to Article 9 of the Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT H TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
Description of 2007 Audit
NeuStar, Inc.
Listing of deliverables to Calibre
2007 Agreed Upon Procedures
Below is a list of deliverables provided to Calibre for the agreed upon procedures performed by Calibre for 2007:
•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]

•    [* * *]
Most of above data was provided to Calibre on or about December 19th. On December 19th, NeuStar personnel met with Calibre for an on-site meeting to review and discuss the data provided. This meeting took approximately five hours. Attendees to the meeting were:
•	NeuStar
o	Vice President, Finance – Corporate Controller

o	Senior Director, Billings & Collections

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
o	Manager, Billing & Collections

o	Director, Internal Audit

o	Vice President, Mobile Business Management

o	Senior Marketing Analyst, Mobile Business Management

o	Senior Manager, Software Engineering

o	Vice President, Operations
•	Calibre representatives
As part of the on site meeting, NeuStar allowed a conference call between E&Y and Calibre whereby E&Y confirmed NeuStar’s Internal Audit’s assessment regarding the internal control environment for the CSC process.
While January through November was provided in 2007, CTIA has the right to review records and controls described in this Exhibit H for December 2008, at no additional cost, but in accordance with Section 4.4.1 of the Agreement, at a time to be mutually agreed; provided, however, that such records shall not include Registry internal or external audit work papers.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT I TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
Description of the Processes for SAS 70 Type II and AUP Reports
Common Short Codes Agreed Upon Procedures (AUP)
The CTIA AUP will cover the period from January 1, 2009 through December 31, 2009. The AUP will assist CTIA and NeuStar, the users of the AUP report, in determining that the amounts paid to CTIA from NeuStar were in accordance with Agreement.
Common Short Codes SAS 70 Type II Processes
The CTIA SAS 70 report will cover the period from January 1, 2009 through September 30, 2009.  In addition, NeuStar will provide a negative assurance letter stating whether or not any changes were made to the control environment from October 1, 2009 through December 31, 20091. The SAS 70 report will include “Information Provided by Service Auditor” section which will include specific controls and the nature, timing, extent, and results of the test. The auditor will express an opinion on (1) whether NeuStar’s description of controls surrounding CSCs present fairly, in all material respects, the relevant aspects of NeuStar’s controls that had been placed in operation as of January 1, 2009 to September 30, 2009, (2) whether the controls were suitably designed to achieve specified control objectives, and (3) whether the controls that were tested were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives were achieved during above period. Per our discussion from April 2nd conference call below are preliminary high level processes which will be covered during SAS 70 Type II audit.

[1]	The 2009 report will cover January 1, 2009 through September 30, 2009; a negative assurance letter from NeuStar will be issued for the period October 1, 2009 through December 31, 2009. For each subsequent year, Registry shall ensure that the SAS 70 Type II Report will cover a twelve month period, from October to September. For example the SAS 70 for 2010 will include the period from October 1, 2009 through September 30, 2010.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

1.	[* * *]

2.	[* * *]

3.	[* * *]

4.	[* * *]

5.	[* * *]

6.	[* * *]

7.	[* * *]

8.	[* * *]

9.	[* * *]

10.	[* * *]

11.	[* * *]

12.	[* * *]

13.	[* * *]

14.	[* * *]

15.	[* * *][2]

16.	[* * *]

[2]	[* * *]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT J TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
Branding and Website Guidelines
     These guidelines are intended to provide branding guidance and support for management and development of the CSCA Website.
     The navigation, types of content, branding, and look & feel of the CSCA Website as of May 2008 reflect the preferred standard for the CSCA Website, and any changes that substantially deviate from that standard the must be approved in writing by CTIA. A non-exclusive list of requirements follows below:
Colors:
The overall color scheme of the CSCA Website will be red, black, and grey. The CSCA Website will use the color codes listed below when possible, or when not possible, similar colors that are as close as possible. The objective of color choice will be to maintain a consistent color scheme, while matching the color to image rendition on a typical user’s screen settings. These settings can also vary depending on the shading and depth of images. Additional colors may be used to enhance user experience. However the colors listed below will be used to maintain a consistent overall look and feel, and must be used as a basis in designing additional web pages.
Red:
pantone = 1807C
CMYK = 0 100 96 28
RGB = 181 18 27
Gray (this is the gray that is the background on the website):
CMYK = 70 64 63 61
RGB = 48 48 48
Black:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
CMYK = 0 0 0 100
RGB = 0 0 0
Logos:
The CTIA logo and the NeuStar logo will appear on every page of the site. The size of the CTIA logo will always be at least as large as the closest NeuStar logo. Wherever possible, the CTIA logo will be placed immediately above or to the left of the NeuStar logo.
Branding:
Logos shall not be positioned or used in such a manner as to imply that non-CSCA materials, including, but not limited to, goods, services, websites, or publications, are endorsed or licensed by the CSCA. Logos shall not be used in a manner that would disparage the CSCA or its products or services.
Articles and Resources:
Registry may post on the resource center current content and news from reputable trade magazines, national magazines, analyst publications, reputable bloggers, analysts, and industry thought leaders. Any content not generated or provided by Registry or CTIA will be linked to the original source. These postings will positively promote Common Short Codes.
Emails to CSC Users.
Service emails to registrants and applicants of CSCs, application providers, aggregators, and/or content providers will conform to the color, branding, and image guidelines stated above for the CSCA Website. Except as authorized in Exhibit K, Service emails may not contain any marketing materials unless CTIA gives prior written approval.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
EXHIBIT K TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
Guidelines and Specifications for
Site Advertising and Marketing and Data Usage Consent
1. Advertisement and Opt-In Placement.
     Commencing on January 1, 2009, Licensee may place advertisements that contain links to Related Services provided by Licensee (“Advertisements”) on the pages listed in Table K-1 below, provided that such Advertisements must meet the requirements in Table K-3.
Table K-1: Pages on Which Licensee May Place Advertisements.

Page Title	URL
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
     Commencing on January 1, 2009, Licensee may place opt-in consent mechanisms on the pages listed in Table K-2 below, provided that such opt-ins must meet the requirements in Table K-4.
Table K-2: Pages on Which Licensee May Place Opt-Ins.

Page Name	Description
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]
[* * *]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement
     The pages listed in Tables K-1 and K-2 above are exclusive. Unless Licensee receives prior written approval from CTIA, Licensee shall not place any Advertisements on pages not listed in Table K-1 above and shall not place any opt-ins on pages not listed in Table K-2 above.
2. Advertisement Requirements and Specifications.
     All Advertisements placed on the CSCA Website by Licensee must comply with the requirements in Table K-3 below.
Table K-3: Advertisement Requirements and Specifications

1.	Advertisements must consist solely of text and/or static, non-animated images.

2.	Advertisements shall not exceed 190 pixels in width and 95 pixels in height.

3.	Advertisements shall only appear in the left rail of a page, and the right edge of an Advertisement shall not overlap with the left edge of the content of the page.

4.	On pages with a left side navigation panel, Advertisements will only appear below the navigation panel and will not exceed the width of the navigation panel.

5.	The top edge of an Advertisement shall not be within 400 pixels of the top edge of the page.

6.	All hyperlinked URLs must open in a new browser window.

7.	All Advertisements must clearly identify Licensee as the provider of the Related Service.

8.	Advertisements shall only advertise Related Services for which the customer will have a direct customer relationship with Licensee. Licensee shall not place any Advertisement for any third party or any Licensee service that is not a Related Service

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

without the express written consent of CTIA.

9.	Advertisements shall not contain any misleading elements, including misleading text, content that creates a false impression regarding the party offering the Related Service, content that creates a false impression that the Related Service is endorsed or approved by CTIA or any third party, or any faux functionally.

10.	Hyperlinks in Advertisements must result in a conspicuous notice that clearly indicates that the CSC Service User or Visitor has left the CSCA Website and that Licensee is offering a Related Service. This notice shall take the form of a pop-up button, an intermediate notification page, or conspicuous notice on the landing page.

11.	Advertisements shall not contain any obscene, vulgar, or distasteful text or images.

12.	All Advertisements must be clearly differentiated from the content and functionality of the CSCA Website by appearance, color scheme, and a border that completely surrounds the content of the Advertisement.

13.	Only one Licensee Advertisement shall appear on any page at any one time.

14.	CTIA shall place advertisements for itself or, subject to section 6.12.7 of the Agreement, any third party on the CSCA Website in its sole discretion. The requirements in this Table K-3 will not apply to CTIA advertisements.

15.	Subject to the preceding requirements and section 6.12.7, the specific placement of Licensee Advertisements, and any other advertisements, will be in CTIA’s sole discretion.

16.	Licensee shall not refer to itself as the common short code registry or licensee of the registry in any Advertisement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

17.	Advertisements must not contain any opt-ins, but an Advertisement shall link to a site that contains a request for an opt-in to the use of Licensed User Data.

18.	Licensee shall not place any Advertisements for services that compete with the Registry Services, any services offered by the CSCA pursuant to this Agreement, or any services otherwise offered by CTIA, as disclosed by CTIA to Licensee from time to time. Such CTIA services include: trade shows, the spectrum clearinghouse offered by CTIA, certification programs that CTIA conducts, and wireless industry metrics and data surveys performed by CTIA. Licensee must receive prior approval from CTIA before placing any Advertisements that mention trade shows that compete with trade shows offered by CTIA.
3. Marketing and Data Usage Opt-In Requirements.
     The requirements in Table K-4 below govern the marketing consent required by Section 6.12.2 of the Agreement:
Table K-4: Marketing Opt-In Requirements

1.	Requests to opt-in to receive marketing information may be placed on any page listed in Table K-1 above.

2.	Licensee shall not use any pre-checked opt-in checkboxes to give consent for Marketing.

3.	All opt-ins on the CSCA Website for consent to send marketing materials must contain the following language, or something substantially similar thereto: “Please check here to receive marketing and other information regarding related services from the CSCA, CTIA, and carefully selected business partners, with whom the CSCA may share such information.”

4.	Licensee will create a page in the Account Management section of the CSCA Website that will contain functionality that allows an email

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

recipient to opt-out of receiving CSCA information and/or marketing material for Related Services. Licensee will bear all costs and expenses necessary to add this functionality.

Because the specific design of this page is not available as of the Effective Date, the Parties agree to the following procedures to create the page:

(1) Licensee will design and send to CTIA a mockup page and a detailed description of the page and opt-out system functionality.

(2) CTIA will review the mockup and description and will provide comments and objections, if any, to Licensee within ten (10) Business Days of receipt.

(3) The Parties will cooperate to mutually agree on the final design of the page and description of the opt-out system functionality.

The opt-in placements permitted by this Exhibit K shall not be available until this page is completed, but both Parties will work in good faith to agree on a mutually agreeable design and description.

5.	Every marketing email send by Licensee for Related Services must contain a link to a page on which the recipient may opt out of receiving marketing materials from Licensee.
     The requirements in Table K-5 below govern the data usage consent required by Section 6.12.2 of the Agreement:
Table K-5: Data Opt-In Requirements

1.	All opt-in requests must clearly indicate the nature of the consent being given.

2.	All opt-in requests for the use of Licensed User Data will clearly indicate that consent is being given to NeuStar, Inc., acting in its

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amended and Restated Common Short Code License Agreement

capacity as a provider of Related Services.

3.	Opt-in requests for the use of Licensed User Data shall take the form of a checkbox or equivalent. A link to Licensee’s privacy policy will be placed on any page on which such an opt-in appears.

4.	Licensee shall not use any pre-checked opt-in checkboxes to give consent for use of Licensed Data.